     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               COMMERCE ONE, INC.
             (Exact name of Registrant as specified in its charter)
                           --------------------------

          DELAWARE                         7373                        68-0322810
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
             of                 Classification Code Number)      Identification Number)
      incorporation or
        organization)

                              4440 ROSEWOOD DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 520-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                           --------------------------

                                  MARK HOFFMAN
                               COMMERCE ONE, INC.
                              4440 ROSEWOOD DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (925) 520-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:


   N. ANTHONY JEFFRIES, ESQ.         ROBERT M. TARKOFF, ESQ.       SHERRY L. RHODES, ESQ.     JAMES B. CARLSON, ESQ.
Wilson Sonsini Goodrich & Rosati        Commerce One, Inc.              AppNet, Inc.           Mayer, Brown & Platt
    Professional Corporation           4440 Rosewood Drive          6707 Democracy Blvd.           1675 Broadway
       650 Page Mill Road          Pleasanton, California 94588         Suite 1000           New York, New York 10019
  Palo Alto, California 94304             (925) 520-6000          Bethesda, Maryland 20817        (212) 506-2500
         (650) 493-9300                                                (301) 493-8900

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)         PER SHARE        OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $0.0001 per share...      35,300,000             $45.00           $1,588,500,000         $419,364.00

(1) Based upon the maximum number of shares of common stock, par value $0.0001 per share, of Commerce One, Inc. that may be issued pursuant to the merger.

(2) Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to
    Rules 457(f) and (c) under the Securities Act based on (i) $45.00, the average of the high and low per share prices of common stock, par value $0.0005 per share, of AppNet, Inc. on the Nasdaq Stock Market on July 13, 2000 and (ii) the maximum number of shares of AppNet, Inc. common stock to be acquired by Commerce One pursuant to the merger.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 20, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]

                 A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

                            ------------------------

To the stockholders of AppNet, Inc.:

    AppNet's board of directors unanimously approved a merger agreement between Commerce One, Inc. and AppNet, Inc. Your vote, as a stockholder of AppNet, is now needed to adopt the merger agreement.

    In the merger, each share of your AppNet common stock will be exchanged for
0.8 of a share of Commerce One common stock. Commerce One common stock is listed on the Nasdaq Stock Market under the trading symbol, "CMRC." On July 18, 2000, Commerce One common stock closed at $66.56 per share. The merger cannot be completed unless the holders of the AppNet common stock representing a majority of the votes entitled to be cast adopt the merger agreement. Only stockholders who hold their shares of AppNet common stock at the close of business on
            , 2000 will be entitled to vote at the special meeting. Each holder of a share of AppNet common stock will be entitled to cast one vote.

    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO YOU AND IN YOUR BEST INTERESTS, AND DECLARED THE MERGER ADVISABLE. APPNET'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS ITS ADOPTION BY YOU.

    This proxy statement-prospectus provides you with detailed information concerning Commerce One and the merger. Please give all of the information contained in the proxy statement-prospectus your careful attention. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROXY STATEMENT-PROSPECTUS.

    You can find out how to obtain additional information regarding Commerce One and AppNet in the section entitled "Where You Can Find More Information" on page 82.

    Please use this opportunity to take part in the affairs of AppNet by voting. Whether or not you plan to attend the meeting, please vote as soon as possible to make sure that your shares are represented at the meeting.

                                          KEN BAJAJ
                                          /s/ Ken Bajaj
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement-prospectus is dated             , 2000 and was first mailed
to stockholders on or about             , 2000.

                                     [LOGO]

                                  APPNET, INC.
                            6707 DEMOCRACY BOULEVARD
                                   SUITE 1000
                               BETHESDA, MD 20817

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                           , 2000
                                 AT 10:00 A.M.

                            ------------------------

To the stockholders of AppNet, Inc.:

    Notice is hereby given that a special meeting of stockholders of
AppNet, Inc. will be held on             , 2000 at 10:00 a.m. local time at the
offices of Mayer, Brown & Platt, 1909 K Street, N.W., 12th Floor,
Washington D.C., for the following purposes:

    1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization, as amended (the "Merger Agreement"), dated as of June 20, 2000, among Commerce One, Inc., Constitution Acquisition Corporation, a wholly-owned subsidiary of Commerce One, and AppNet, pursuant to which Constitution will merge with and into AppNet, and AppNet will survive the merger as a wholly-owned subsidiary of Commerce One. Adoption of the Merger Agreement will also constitute approval of the merger and the other transactions contemplated by the Merger Agreement.

    2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

    These items of business are described in the attached proxy statement-prospectus. Only holders of record of AppNet common stock at the close
of business on             , 2000, the record date for the meeting, are entitled
to vote on the matters listed in this Notice of Special Meeting of AppNet Stockholders. You may vote in person at the AppNet special meeting even if you have previously returned a proxy.

                                                      By Order of the Board of Directors

                                                      Sherry L. Rhodes
                                                      SECRETARY

            , 2000

                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
               PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT
                  YOUR SHARES ARE REPRESENTED AT THE MEETING.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE COMMERCE ONE/APPNET
  MERGER....................................................      1
SUMMARY.....................................................      4
  The Companies.............................................      4
  Selected Historical and Unaudited Pro Forma Condensed
    Combined Financial Data.................................      8
  Comparative Historical and Unaudited Pro Forma Per Share
    Data....................................................     12
  Comparative Per Share Market Price Data...................     13
RISK FACTORS................................................     14
Risks Related To The Merger.................................     14
  The Market Prices Of Common Stock For Commerce One And
    AppNet May Fluctuate, But The Exchange Ratio Is Fixed;
    You Will Receive 0.8 Shares Of Commerce One Common Stock
    For Each Share Of AppNet Common Stock Despite Any
    Changes In The Market Value Of Either Common Stock......     14
  Although Commerce One And AppNet Intend That The Merger
    Will Result In Benefits To The Combined Company, Those
    Benefits May Not Be Realized............................     14
  Commerce One May Not Be Able To Effectively AppNet's
    Professional Services Personnel Into Its Business.......     15
  Employee And Customer Uncertainty Related To The Merger
    Could Harm The Combined Company.........................     15
  AppNet Executive Officers And Directors Have Interests
    That May Influence Them To Support And Approve The
    Merger..................................................     15
  Commerce One's Financial Results Will Suffer As A Result
    Of Purchase Accounting Treatment Due To The Impact Of
    Amortization Of Goodwill And Other Intangible Assets
    Relating To Its Proposed Combination With AppNet........     16
  The Price Of Commerce One Common Stock May Be Affected By
    Factors Different From Those Affecting The Price Of
    AppNet Common Stock.....................................     16
  If The Conditions To The Merger Are Not Met, The Merger
    Will Not Occur..........................................     16
  If The Merger Is Not Completed, Commerce One's And
    AppNet's Stock Prices And Future Business And Operations
    Could Be Harmed.........................................     17
  The Merger Will Result In Substantial Costs Whether Or Not
    Completed...............................................     17
Risks Following The Completion Of The Merger................     17
  Commerce One Has A Limited Operating History, A History Of
    Losses And May Never Be Profitable......................     17
  The Quarterly Financial Results Of Companies In Commerce
    One's And AppNet's Industries Are Prone To Significant
    Fluctuations Which May Adversely Affect the Combined
    Company.................................................     18
  Commerce One's Future Success Depends Upon Its Global
    Trading Web Partners Developing And Operating Successful
    MarketSite Marketplaces.................................     18
  If Commerce One's Joint Product Development Relationships
    Are Not Successful, Its Business Could Suffer...........     18
  The Development Of Large, Industry or Geographically
    Specific Marketplaces Or Exchanges Entails Certain Risks
    For Commerce One........................................     19
  Antitrust Scrutiny Of Business-to-Business Electronic
    Commerce Exchanges May Adversely Affect Commerce One's
    Business................................................     19
  Because Commerce One's And AppNet's Industries Are Highly
    Competitive And Have Low Barriers To Entry, Commerce One
    Cannot Assure You That It Will Be Able To Compete
    Effectively.............................................     19

                                                                PAGE
                                                              --------
  Commerce One May Not Be Able To Hire And Retain Sufficient
    Sales, Marketing, Services And Technical Personnel That
    It Needs To Succeed Because These Personnel Are Limited
    In Number And In High Demand............................     20
  Commerce One Has Experienced Significant Growth In Recent
    Periods And Failure To Manage This Growth Could Strain
    Its Management And Other Resources......................     21
  Current And Future Acquisitions May Adversely Affect
    Commerce One's Business.................................     21
  Commerce One's Lengthy Sales Cycle Could Cause Delays In
    Revenue Growth..........................................     21
  Commerce One's Future Revenues Depend Upon Commerce One's
    Ability To Increase Business Service And Transaction Fee
    Revenue From Its MarketSite Marketplaces................     22
  Commerce One's Customer Base Is Concentrated And Its
    Success Depends In Part On Its Ability To Retain
    Existing Customers......................................     22
  If Sufficient Numbers Of Suppliers Do Not Participate In
    The MarketSite Marketplaces, Commerce One's MarketSite
    Marketplace Products Will Not Grow And Commerce One's
    Business May Be Adversely Affected......................     22
  Commerce One Depends Upon Continuing Its Relationships
    With Third-Party Integrators Who Support Its
    Solutions...............................................     22
  Commerce One's Strategy Of Reselling Through Partners May
    Not Be Successful.......................................     23
  Commerce One's Executive Officers And Certain Key
    Personnel Are Critical To Commerce One's Business And
    These Officers And Key Personnel May Not Remain With The
    Company In The Future...................................     23
  Commerce One Intends To Continue To Expand Its
    International Operations And These Efforts May Not Be
    Successful In Generating Additional Revenues............     23
  Commerce One's Market May Undergo Rapid Technological
    Change And This Change May Make Commerce One's Products
    And Services Obsolete Or Cause Commerce One To Incur
    Substantial Costs To Adapt To These Changes.............     24
  Security Risks Of Electronic Commerce May Deter Future Use
    Of Commerce One's Products And Services And AppNet's
    Services................................................     24
  Failure To Expand Internet Infrastructure Could Limit
    Commerce One's Future Growth............................     25
  Continued Adoption Of The Internet As A Method Of
    Conducting Business Is Necessary For Commerce One's
    Future Growth...........................................     25
  If Commerce One Releases Products Containing Defects,
    Commerce One May Need To Halt Further Shipments Until It
    Fixes The Defects, And Its Business And Reputation May
    Be Harmed...............................................     25
  If Commerce One's Potential Customers Are Not Willing To
    Switch To Or Adopt Its Electronic Commerce Solution, Its
    Growth And Revenues Will Be Limited.....................     25
  AppNet's Revenues May Fluctuate Because They Are Primarily
    Generated On A Project-By-Project Basis And Projects Can
    Be Terminated...........................................     26
  AppNet Contracts Contain Pricing Risks....................     26
  If Third Parties Claim That Commerce One Infringes Upon
    Their Intellectual Property, Its Ability To Use Certain
    Technologies And Products Could Be Limited And It May
    Incur Significant Costs To Resolve These Claims.........     26
  Failure To Protect Intellectual Property Rights Or
    Maintain Rights To Use Licensed Intellectual Property
    Could Have Adverse Effects..............................     26
  Because The Protection Of Commerce One's Proprietary
    Technology Is Limited, Commerce One's Proprietary
    Technology Could Be Used By Others......................     27
  Commerce One's MarketSite Marketplaces May Not Function As
    Effectively When Handling High Volumes Of
    Transactions............................................     27
  Commerce One May Not Have Adequate Back-Up Systems, And A
    Disaster Could Damage Commerce One's Operations.........     27
  The Combined Company May Have Potential Liability To
    AppNet Clients Who Are Dissatisfied With Its
    Professional Services...................................     28

                                                                PAGE
                                                              --------
  Additional Government Regulations May Increase Commerce
    One's Costs Of Doing
    Business................................................     28
  Commerce One's Operations May Continue To Produce A
    Negative Cash Flow; Consequently, If It Cannot Raise
    Additional Capital, Commerce One May Not Be Able To Fund
    Its Continued Operations................................     28
  Internet Related Stock Prices Are Especially Volatile And
    This Volatility May Depress Commerce One's Stock
    Price...................................................     28
  Future Sales Of Commerce One Common Stock, Including Those
    Issued In The Merger, May Depress Commerce One's Stock
    Price...................................................     29
THE SPECIAL MEETING OF APPNET STOCKHOLDERS..................     30
  Proxy Statement-Prospectus................................     30
  Date, Time and Place of the Special Meeting...............     30
  Purpose of the Special Meeting............................     30
  Stockholder Record Date for the Special Meeting...........     30
  Majority Vote of AppNet Stockholders Required for Adoption
    of the Merger Agreement.................................     30
  Proxies...................................................     31
  Voting Electronically or by Telephone.....................     31
  Solicitation of Proxies...................................     32
THE MERGER..................................................     33
  Background of the Merger..................................     33
REASONS FOR THE MERGER......................................     36
  Joint Reasons for the Merger..............................     36
  Commerce One's Reasons for the Merger.....................     36
  AppNet's Reasons for the Merger...........................     36
  Recommendation of AppNet's Board of Directors.............     38
  Opinion of AppNet's Financial Advisor.....................     38
  Interests of Certain AppNet Directors and Officers in the
    Merger..................................................     44
  Stock Options and Common Stock Subject to Repurchase......     46
  Operations After the Merger...............................     47
  Structure of the Merger and Conversion of AppNet Common
    Stock...................................................     48
  Exchange of AppNet Stock Certificates for Commerce One
    Stock Certificates......................................     48
  Material U.S. Federal Income Tax Considerations of the
    Merger..................................................     49
  Accounting Treatment of the Merger........................     50
  Regulatory Filings and Approvals Required to Complete the
    Merger..................................................     51
  Restrictions on Sales of Shares by Affiliates of AppNet
    and Commerce One........................................     51
  Listing on the Nasdaq Stock Market of Commerce One Common
    Stock to Be Issued in the Merger........................     51
  Delisting and Deregistration of AppNet Common Stock After
    the Merger..............................................     51
  Dissenters' and Appraisal Rights..........................     52
THE MERGER AGREEMENT........................................     53
  The Merger................................................     53
  Representations and Warranties............................     54
  AppNet's Conduct of Business before Completion of the
    Merger..................................................     55
  Commerce One's Conduct of Business before Completion of
    the Merger..............................................     56
  Regulatory Filings........................................     56
  Special Meeting of AppNet Stockholders....................     57
  Non-Solicitation by AppNet................................     57
  Treatment of AppNet Stock Options and Warrants............     59
  AppNet's Employee Benefit Plans...........................     59
  Indemnification...........................................     59

                                                                PAGE
                                                              --------
  Conditions to Completion of the Merger....................     60
  Termination of the Merger Agreement.......................     61
  Payment of Termination Fee................................     62
  Extension, Waiver and Amendment of the Merger Agreement...     63
THE STOCK OPTION AGREEMENT..................................     64
  Exercise Events...........................................     64
  Termination...............................................     64
  Repurchase at the Option of Commerce One..................     65
  Economic Benefit to Commerce One Is Limited...............     65
  Registration Rights.......................................     65
OTHER AGREEMENTS............................................     66
  Voting Agreements.........................................     66
  Affiliate Agreements......................................     66
  Employment Agreements.....................................     66
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................     69
COMPARISON OF RIGHTS OF HOLDERS OF APPNET COMMON STOCK AND
  COMMERCE ONE COMMON STOCK.................................     75
  Capitalization............................................     75
  Board of Directors........................................     76
  Removal of Directors......................................     76
  Filling Vacancies on the Board of Directors...............     76
  Stockholder Action by Written Consent.....................     77
  Stockholder Ability to Call Special Meetings..............     77
  Advance Notice Provisions for Stockholder Nominations and
    Proposals...............................................     77
  Amendment of Certificate of Incorporation.................     79
  Amendment of Bylaws.......................................     79
  State Anti-Takeover Statutes..............................     79
  Appraisal Rights..........................................     79
  Limitation of Liability of Directors......................     80
  Indemnification of Directors and Officers.................     80
LEGAL MATTERS...............................................     81
EXPERTS.....................................................     81
STOCKHOLDER PROPOSALS.......................................     81
WHERE YOU CAN FIND MORE INFORMATION.........................     82
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION............     84

ANNEXES:

    A--Agreement and Plan of Merger and Reorganization......    A-1

    B--Stock Option Agreement...............................    B-1

    C--Voting Agreement.....................................    C-1

    D--Opinion of Lazard Freres & Co. LLC...................    D-1

    E--Affiliate Agreement..................................    E-1

                            ------------------------

    This proxy statement-prospectus contains trademark and service marks of Commerce One and AppNet and may contain trademarks of others. All trademarks and service marks are the property of their respective holders.

                             QUESTIONS AND ANSWERS
                      ABOUT THE COMMERCE ONE/APPNET MERGER

Q:  WHY ARE COMMERCE ONE AND APPNET PROPOSING TO MERGE?

A. The boards of directors of Commerce One and AppNet have determined that the combined company would have the potential to realize a stronger competitive position and improved long-term operating and financial results. In particular, the merger will allow Commerce One and AppNet the opportunity to:

    - accelerate global implementation and liquidity of marketplace exchanges

    - increase the breadth and depth of e-commerce services provided to global exchanges and portals

    - increase professional services expertise and integration experience to enhance product development

    - benefit from combining established customer relationships and cross-selling into the customer base of each company

Q: WHEN IS THE SPECIAL STOCKHOLDERS' MEETING RELATING TO THE MERGER AND WHAT SPECIFIC PROPOSALS WILL I BE ASKED TO CONSIDER?

A:  The AppNet special stockholders' meeting will take place on             ,
    2000. At the special meeting, AppNet stockholders will be asked to adopt the merger agreement and approve the merger whereby a wholly-owned subsidiary of Commerce One will merge with and into AppNet resulting in AppNet stockholders becoming stockholders of Commerce One.

    THE APPNET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THIS PROPOSAL.

    In addition, AppNet shareholders will be asked to vote on any other matters that properly come before the meeting.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, you will receive 0.8 shares of Commerce One common stock in exchange for each share of AppNet common stock you own at the time of the merger. You will not receive any fractional shares of Commerce One common stock in the merger, but will instead receive cash equal to the market value of the fractional shares.

Q:  WHEN MAY I SELL THE SHARES OF COMMERCE ONE STOCK THAT I RECEIVE IN THE
    MERGER?

A: The shares of Commerce One common stock received by you in the merger will be freely transferable unless you are an "affiliate" of either Commerce One or AppNet. Generally, an "affiliate" is considered to be someone who is an executive officer or director of a company or someone who owns more than 10% of the outstanding stock of a company.

Q: HOW MANY SHARES OF COMMERCE ONE COMMON STOCK WILL APPNET'S SHAREHOLDERS OWN AFTER THE MERGER?

A: Based on the number of outstanding shares of AppNet common stock and shares underlying options and warrants to purchase AppNet common stock as well as contingent rights to receive AppNet common stock outstanding as of June 30, 2000:

    - After the merger, shareholders of AppNet will own approximately
      27.2 million shares of Commerce One common stock. This will constitute about 15% of the outstanding Commerce One common stock after the merger.

    - In addition, AppNet's outstanding options and warrants and contingent rights to receive common stock will be assumed by Commerce One and become options and warrants to purchase and contingent rights to receive approximately 7.6 million shares of Commerce One common stock.

Q: WILL AN APPNET STOCKHOLDER'S RIGHTS AS A COMMERCE ONE STOCKHOLDER BE DIFFERENT THAN AN APPNET STOCKHOLDER'S RIGHTS AS AN APPNET STOCKHOLDER?

A: Yes. At the time of the merger and upon the exchange of AppNet common stock for Commerce One common stock, each AppNet stockholder will become a Commerce One stockholder. There are important differences between the rights of stockholders of AppNet and stockholders of Commerce One. Please carefully review the description of these differences in the section entitled "Comparison of Rights of Holders of AppNet Common Stock and Commerce One Common Stock" on page 75 of this proxy statement-prospectus.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement-prospectus, please respond by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope. Alternatively, you may submit your proxy or voting instructions by telephone or through the Internet. In any case, please submit your voting instructions as soon as possible so that your shares may be represented at the special meeting.

Q:  WHAT HAPPENS IF I DON'T INDICATE HOW TO VOTE MY PROXY OR SIGN INCORRECTLY?

A: If you properly sign your proxy but do not include instructions on how to vote, your shares will be voted FOR approval of adoption of the merger agreement and approval of the merger.

Q:  WHAT HAPPENS IF I DON'T RETURN A PROXY CARD?

A: Not returning your proxy card will have the same effect as voting against the merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

        - you can send a written notice to the Secretary of AppNet stating that you would like to revoke your proxy

        - you can complete and submit a new proxy card

        - you can attend the special meeting and vote in person

    Your attendance at the meeting alone will not revoke your proxy.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. If you do not provide your broker with voting instructions, your shares will be considered present at the special meeting for purposes of determining a quorum but will not be considered to have been voted in favor of the merger. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the completed merger, Commerce One's exchange agent will send you written instructions for exchanging your AppNet stock certificates for Commerce One stock certificates.

Q:  AM I ENTITLED TO DISSENTER'S OR APPRAISAL RIGHTS?

A: No. Under Delaware law, you are not entitled to dissenter's or appraisal rights in the merger.

Q: HOW MANY STOCKHOLDERS ARE NEEDED EITHER IN PERSON OR BY PROXY TO HOLD THE MEETING?

A: A majority of the outstanding shares of AppNet's common stock must be present in person or by proxy to constitute a quorum at the special meeting.

Q:  HOW MANY VOTES ARE NEEDED TO APPROVE THE MERGER?

A: A majority of the outstanding shares of AppNet's common stock must vote in favor of the merger agreement in order for it to be adopted and the merger approved. Accordingly, the failure to vote on this proposal will have the same effect as a vote against the proposal.

    You should be aware that all of AppNet's executive officers, directors and greater than ten percent stockholders have agreed to vote their shares of AppNet common stock in favor of the merger. These stockholders hold approximately 34.3% of AppNet's outstanding common stock as of June 30, 2000.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:  Commerce One and AppNet expect to complete the merger immediately after the
    AppNet special meeting on             , 2000.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: You can call Kevin Taback at AppNet investor relations at (877) 551-2323 with any questions about the merger.

                                    SUMMARY

    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS WE REFER TO FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS, INCLUDING THE MERGER AGREEMENT, THE STOCK OPTION AGREEMENT AND THE VOTING AGREEMENT, WHICH ARE ATTACHED AS ANNEXES A, B AND C, RESPECTIVELY. IN ADDITION, WE INCORPORATE BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT COMMERCE ONE AND APPNET INTO THIS PROXY STATEMENT-PROSPECTUS. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 82 OF THIS PROXY STATEMENT-PROSPECTUS.

THE COMPANIES

COMMERCE ONE, INC.
4440 Rosewood Drive
Pleasanton, CA 94588
(925) 520-6000
http://www.commerceone.com

    Commerce One is a leader in global e-commerce solutions for business. These solutions are designed to create a network of interoperable marketplaces, trading communities and commerce portals called the Global Trading Web. The Commerce One Solution is comprised of the following components: enterprise e-procurement applications consisting of BUYSITE, ENTERPRISE EDITION and BUYSITE PORTAL EDITION and the MARKETSITE PORTAL SOLUTION FOR NET MARKET MAKERS. Within the MARKETSITE PORTAL SOLUTION business services such as marketSite global trading portal, auction services, content services, supplier services, XML and xCBL, and enhanced consulting services are offered.

    Commerce One was incorporated in California in January 1994 and reincorporated in Delaware in June 1999.

APPNET, INC.
6707 Democracy Blvd., Suite 1000
Bethesda, MD 20817
(301) 493-8900
http://www.appnet.com

    AppNet provides end-to-end e-business services and solutions to Global 1000 and dot.com companies. AppNet develops end-to-end e-business solutions that improve communication and commerce between businesses and consumers as well as among businesses and their trading partners. AppNet focuses on maximizing the opportunities presented by e-business to enhance all aspects of its clients' operations, from the front end of their business, creative website design, to the back end, back office integration of existing systems and outsourcing, creating an end-to-end e-business solution.

    AppNet was incorporated in Delaware in November 1997.

STRUCTURE OF THE MERGER

    A subsidiary of Commerce One will merge with and into AppNet and AppNet will become a wholly-owned subsidiary of Commerce One. As a result of the merger, stockholders of AppNet will become stockholders of Commerce One.

STOCKHOLDER APPROVAL

    The holders of a majority of the outstanding shares of AppNet common stock must adopt the merger agreement and approve the merger. Commerce One stockholders are not required to adopt the merger agreement or approve the merger.

    You are entitled to cast one vote for each share of AppNet common stock you
owned as of             , 2000, the record date for the special meeting.

RECOMMENDATION OF APPNET'S BOARD OF DIRECTORS

    After careful consideration, AppNet's board of directors unanimously determined the merger to be fair to you and in your best interests and declared the merger advisable. AppNet's board of directors approved the merger agreement and unanimously recommends that you vote FOR the adoption of the merger agreement and approval of the merger.

OPINION OF APPNET'S FINANCIAL ADVISOR

    On June 19, 2000, Lazard Freres delivered its oral opinion to the board of directors of AppNet that, as of the date of such opinion and subject to certain considerations, the exchange ratio pursuant to a draft of the merger agreement, dated as of June 19, 2000 was fair, from a financial point of view, to the holders of AppNet common stock. Lazard Freres confirmed its oral opinion by delivery of its written opinion dated June 20, 2000. The opinion of Lazard Freres does not constitute a recommendation as to how any AppNet stockholder should vote with respect to the merger.

    THE FULL TEXT OF THE WRITTEN OPINION OF LAZARD FRERES, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED TO THIS PROXY STATEMENT-PROSPECTUS AS ANNEX D. STOCKHOLDERS OF APPNET ARE ENCOURAGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

COMPLETION AND EFFECTIVENESS OF THE MERGER

    Commerce One and AppNet will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective upon the filing of a certificate of merger with the State of Delaware.

    Commerce One and AppNet are working toward completing the merger as quickly as possible and hope to complete the merger in the latter half of the third calendar quarter of 2000.

CONDITIONS TO COMPLETION OF THE MERGER

    Completion of the merger is subject to the satisfaction of a number of conditions, including:

    - AppNet's stockholders must vote a majority of the outstanding shares of AppNet common stock for the adoption of the merger agreement and approval of the merger

    - Commerce One's registration statement, of which this proxy statement-prospectus is a part, must be effective with the Securities and Exchange Commission

    - no law, regulation or order preventing the completion of the merger may be in effect

    - the applicable waiting periods under antitrust laws must expire or be terminated

    - each company must receive an opinion of tax counsel that the merger will qualify as a tax-free reorganization

    - the shares of Commerce One common stock you will receive in the merger must be authorized for listing on the Nasdaq Stock Market

    Certain conditions to the merger may be waived by the company entitled to assert the condition.

TERMINATION OF THE MERGER AGREEMENT

    AppNet and Commerce One may mutually agree to terminate the merger agreement without completing the merger.

    Either AppNet or Commerce One may terminate the merger agreement under any of the following circumstances:

    - if the merger is not completed by January 31, 2001

    - if a final court order prohibiting the merger is issued and is not appealable

    - if the AppNet stockholders do not approve and adopt the merger agreement and approve the merger

    - if the conditions to completion of the merger would not be satisfied because of a material breach of a representation, warranty or agreement in the merger agreement by the other company

    Commerce One may terminate the merger agreement if:

    - AppNet or its representatives breach their agreement not to solicit alternative proposals for a business combination with AppNet

    - AppNet's board of directors withdraws or changes in a manner adverse to

      Commerce One its unanimous recommendation in favor of the merger

    - AppNet's board of directors does not reaffirm its unanimous recommendation in favor of the merger within five business days after Commerce One requests reaffirmation following the announcement of any offer or proposal relating to an acquisition of AppNet

    - AppNet's board of directors approves or recommends any offer or proposal from a party other than Commerce One relating to a business combination with AppNet

    - AppNet enters into any letter of intent or other agreement accepting any offer or proposal from a party other than Commerce One relating to a business combination with AppNet

    - a tender or exchange offer relating to the securities of AppNet is started by a person unaffiliated with Commerce One, and AppNet does not recommend that its stockholders reject such offer within 10 business days after such offer is first started

PAYMENT OF TERMINATION FEE

    If the merger agreement terminates under certain circumstances, AppNet is required to pay Commerce One an aggregate termination fee of $38.5 million plus Commerce One's expenses.

STOCK OPTION AGREEMENT

    As a prerequisite to entering into the merger agreement, AppNet granted Commerce One an option to acquire shares of AppNet common stock equal to 19.9% of the number of shares of AppNet capital stock outstanding as of the first date the option becomes exercisable. The option's exercise price is $41.15 per share of AppNet common stock.

    The option is intended to increase the likelihood that the merger will be completed. It may discourage third parties who are interested in acquiring a significant stake in AppNet.

    The option is not currently exercisable and Commerce One may only exercise the option if the merger agreement is terminated in certain circumstances similar to those in which the termination fee is payable.

APPNET PROHIBITED FROM SOLICITING OTHER OFFERS

    AppNet has agreed, subject to certain limited exceptions, not to initiate or engage in discussions with another party regarding a business combination with such other party while the merger with Commerce One is pending.

INTERESTS OF CERTAIN APPNET DIRECTORS AND OFFICERS IN THE MERGER

    In considering the recommendations of the AppNet board of directors, you should be aware that certain AppNet directors and executive officers have indemnification arrangements, employment agreements and stock option grants that give them interests in the merger that are different from yours.

SHARE OWNERSHIP OF MANAGEMENT AND VOTING
AGREEMENT

    As of June 30, 2000, AppNet directors and executive officers and their affiliates beneficially owned approximately 34.3% of the outstanding shares of AppNet common stock. All of these executive officers, directors and affiliates have entered into voting agreements with Commerce One and have agreed to vote their AppNet shares in favor of the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

    In general, AppNet stockholders will not recognize gain or loss for United States federal income tax purposes in the merger, except for taxes payable because of cash received instead of fractional shares. It is a condition to the merger that Commerce One and AppNet receive legal opinions stating that the merger will be a tax-free reorganization. You should carefully read the discussion under "Material U.S. Federal Income Tax Considerations of the Merger" on page 49 of this proxy statement-prospectus. HOWEVER, YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR BECAUSE TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE

MERGER TO YOU WILL DEPEND UPON YOUR OWN SITUATION.

ACCOUNTING TREATMENT OF THE MERGER

    Commerce One intends to account for the merger as a "purchase" transaction.

ANTITRUST APPROVAL REQUIRED TO COMPLETE THE MERGER

    The merger is subject to antitrust laws. Commerce One and AppNet are required to make filings with the Department of Justice and the Federal Trade Commission. The companies are not permitted to complete the merger until the applicable waiting periods have expired or terminated. The Department of Justice or the Federal Trade Commission, as well as a foreign regulatory agency or government, state or private person, may challenge the merger at any time before its completion.

RESTRICTIONS ON THE ABILITY TO SELL COMMERCE ONE STOCK

    All shares of Commerce One common stock received by you in connection with the merger will be freely transferable unless you are considered an "affiliate" of either Commerce One or AppNet at the time of the merger. Affiliates of Commerce One or AppNet are subject to certain securities laws that restrict their abilities to transfer the shares they receive in the merger.

    Generally, an "affiliate" is considered to be someone who is an executive officer or director of a company or someone who owns more than 10% of the outstanding stock of a company.

LISTING OF COMMERCE ONE COMMON STOCK

    The shares of Commerce One common stock issued in connection with the merger will be listed on the Nasdaq Stock Market.

FORWARD LOOKING STATEMENTS IN THIS PROXY STATEMENT-PROSPECTUS

    This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Commerce One's and AppNet's financial condition, results of operations and business and on the expected impact of the merger on Commerce One's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 14 of this proxy statement-prospectus.

 SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

COMMERCIAL ONE'S FINANCIAL DATA

    - Commerce One's selected historical consolidated balance sheet data as of December 31, 1999 and 1998 and selected historical consolidated statements of operations data for each of the three years in the period ended December 31, 1999 are derived from Commerce One's audited consolidated financial statements incorporated by reference in this proxy statement-prospectus.

    - Commerce One's selected historical consolidated balance sheet data as of December 31, 1997, 1996 and 1995 and selected historical consolidated statements of operations data for each of the two years in the period ended December 31, 1996 are derived from Commerce One's audited consolidated financial statements not included nor incorporated by reference herein.

    - Commerce One's selected historical financial statements data is qualified by and should be read in conjunction with such financial statements and the notes thereto incorporated by reference in this proxy statement-prospectus.

APPNET'S FINANCIAL DATA

    - AppNet's selected historical consolidated balance sheet data as of December 31, 1999 and 1998 and selected historical consolidated statements of operations data for each of the two years in the period ended
      December 31, 1999 are derived from AppNet's audited consolidated financial statements incorporated by reference in this proxy statement-prospectus.

    - The selected historical financial data of Software Services Corporation, AppNet's predecessor, have been derived from audited historical financial statements and notes thereto of Software Services for each of the years in the two-year period ended December 31, 1997 and the unaudited financial statements for the year ended December 31, 1995.

    - AppNet's selected historical financial statements data is qualified by and should be read in conjunction with such financial statements and notes thereto incorporated by reference in this proxy statement-prospectus.

UNAUDITED PRO FORMA FINANCIAL DATA

    - The selected unaudited pro forma condensed combined financial data is qualified in its entirety by reference to, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and notes thereto included elsewhere in this proxy statement-prospectus.

    - The unaudited pro forma condensed combined statements of operations data combines Commerce One's historical consolidated results of operations data for the year ended December 31, 1999 and the three months ended March 31, 2000 with AppNet's historical consolidated results of operations data for the same periods, giving effect to the merger as if it had occurred at the beginning of each period presented.

    - The unaudited pro forma condensed combined balance sheet data combines Commerce One's historical consolidated balance sheet data as of March 31, 2000 with AppNet's historical consolidated balance sheet data as of the same date, giving effect to the merger as if it had occurred as of March 31, 2000.

    - The unaudited pro forma condensed combined financial data set forth below does not purport to represent what the consolidated results of operations or financial position of Commerce One would actually have been if the merger with AppNet and related transactions had in fact occurred on such date or to project the future consolidated results of operations or financial condition of Commerce One. See "Unaudited Pro Forma Condensed Combined Financial Information" on page 69 and "Where You Can Find More Information" on page 82 of this proxy statement-prospectus.

          COMMERCE ONE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              THREE
                                             MONTHS
                                              ENDED                   YEAR ENDED DECEMBER 31,
                                            MARCH 31,   ----------------------------------------------------
                                              2000        1999       1998       1997       1996       1995
                                            ---------   --------   --------   --------   --------   --------
HISTORICAL CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA
  Revenues................................  $ 35,009    $ 33,557   $  2,563   $  1,746   $   812    $   439
  Costs and operating expenses............    80,195      95,993     27,359     12,919     2,592        749
                                            --------    --------   --------   --------   -------    -------
  Loss from operations....................   (45,186)    (62,436)   (24,796)   (11,173)   (1,780)      (310)
  Interest income (expense), net..........     1,541       3,302        156          9       (25)       (31)
  Provision for income taxes..............        --       4,188         --         --        --         --
                                            --------    --------   --------   --------   -------    -------
  Net loss................................  $(43,645)   $(63,322)  $(24,640)  $(11,164)  $(1,805)   $  (341)
                                            ========    ========   ========   ========   =======    =======
  Basic and diluted net loss per share....  $  (0.29)   $  (0.74)  $  (1.35)  $  (0.69)  $ (0.11)   $ (0.02)
                                            ========    ========   ========   ========   =======    =======
  Shares used in calculation of basic and
    diluted net loss per share............   151,420      86,054     18,318     16,074    15,708     15,078
                                            ========    ========   ========   ========   =======    =======

                                                                              DECEMBER 31,
                                              MARCH 31,   ----------------------------------------------------
                                                2000        1999       1998       1997       1996       1995
                                              ---------   --------   --------   --------   --------   --------
HISTORICAL CONSOLIDATED BALANCE SHEETS DATA:
  Cash, cash equivalents and short-term
    investments.............................  $ 97,039    $124,606   $ 15,138   $  9,367   $ 6,111     $ 230
  Working capital (deficiency)..............    48,435      77,480     11,777      7,194     5,209      (246)
  Total assets..............................   501,186     384,610     20,507     11,664     6,745       327
  Long-term liabilities.....................       129         262      1,896      1,096       199        --
  Redeemable convertible preferred stock....        --          --     50,432     20,650     7,258        --
  Total stockholders' equity (deficit)......   418,930     316,721    (37,011)   (13,040)   (1,897)     (157)

             APPNET SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               SOFTWARE SERVICES CORPORATION
                                              THREE                                    (PREDECESSOR)
                                             MONTHS         YEAR ENDED                   YEAR ENDED
                                              ENDED        DECEMBER 31,                 DECEMBER 31,
                                            MARCH 31,   -------------------    ------------------------------
                                              2000        1999       1998        1997       1996       1995
                                            ---------   --------   --------    --------   --------   --------
HISTORICAL CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
  Revenues................................  $ 44,731    $109,707   $ 17,674    $13,298    $11,789    $11,065
  Costs and operating expenses............    64,557     181,994     30,478     12,804     11,677     10,790
                                            --------    --------   --------    -------    -------    -------
  Income (loss) from operations...........   (19,826)    (72,287)   (12,804)       494        112        275
  Interest and other income (expense),
    net...................................       706      (4,287)    (1,775)       314        (52)         4
  Provision (benefit) for income taxes....       270         827       (200)       377        113         98
  Dividends on and accretion of preferred
    stock.................................        --       2,139        873         --         --         --
                                            --------    --------   --------    -------    -------    -------
  Net income (loss) attributable to common
    stockholders..........................  $(19,390)   $(79,540)  $(15,252)   $   431    $   (53)   $   181
                                            ========    ========   ========    =======    =======    =======
  Basic and diluted net income (loss) per
    share attributable to common
    stockholders..........................  $  (0.57)   $  (3.03)  $  (1.41)   $  0.08    $ (0.01)   $  0.03
                                            ========    ========   ========    =======    =======    =======
  Shares used in calculation of basic and
    diluted net income (loss) per share...    33,842      26,234     10,785      5,705      5,727      6,000
                                            ========    ========   ========    =======    =======    =======

                                                                                      SOFTWARE SERVICES
                                                                                         CORPORATION
                                                                                        (PREDECESSOR)
                                                             DECEMBER 31,                DECEMBER 31,
                                              MARCH 31,   -------------------   ------------------------------
                                                2000        1999       1998       1997       1996       1995
                                              ---------   --------   --------   --------   --------   --------
HISTORICAL CONSOLIDATED BALANCE SHEETS DATA:
  Cash and cash equivalents.................  $ 55,105    $ 66,549   $  2,447    $  252     $   70     $  310
  Working capital...........................    58,261      61,306      2,729     1,120        515      1,141
  Total assets..............................   191,108     207,826    118,370     3,667      3,155      3,217
  Long-term liabilities.....................     4,922       4,780     44,764       332        320        385
  Total stockholders' equity................   150,077     164,842     23,608     1,886      1,458      1,811

                            COMMERCE ONE AND APPNET
       UNAUDITED SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL DATA (1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS
                                                                 ENDED        YEAR ENDED
                                                               MARCH 31,     DECEMBER 31,
                                                                  2000           1999
                                                              ------------   ------------
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
  OPERATIONS DATA:
  Revenues..................................................    $  79,740      $ 143,264
  Costs and operating expenses..............................      283,537        821,127
                                                                ---------      ---------
  Loss from operations......................................     (203,797)      (677,863)
  Interest and other income (expense), net..................        2,247           (985)
  Provision for income taxes................................          270          5,015
                                                                ---------      ---------
  Net loss..................................................    $(201,820)     $(683,863)
                                                                =========      =========
  Basic and diluted net loss per share......................    $   (1.13)     $   (6.04)
                                                                =========      =========
  Shares used in calculation of basic and diluted net loss
    per share...............................................      178,618        113,252
                                                                =========      =========

                                                              MARCH 31,
                                                                 2000
                                                              ----------
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
  Cash, cash equivalents and short term investments.........  $  152,144
  Working capital...........................................      91,696
  Total assets..............................................   2,099,789
  Long-term liabilities.....................................       5,051
  Total stockholders' equity................................   1,961,502

------------------------

(1) See "Unaudited Pro Forma Condensed Combined Financial Information" on page 69 of this proxy statement-prospectus.

         COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

    The following table sets forth:

    - historical net loss per share and historical book value per share data of Commerce One

    - historical net income (loss) per share and historical book value per share data of AppNet

    - unaudited pro forma condensed combined net loss per share and unaudited pro forma condensed combined book value per share of Commerce One after giving effect to the merger

    - unaudited equivalent pro forma condensed combined net loss per share and unaudited equivalent pro forma condensed combined book value per share of AppNet based on the exchange ratio of 0.8 of a share of Commerce One common stock for each share of AppNet common stock

    The information in the table should be read in conjunction with:

    - the audited and unaudited consolidated financial statements of Commerce One and AppNet and the notes thereto incorporated by reference in this proxy statement-prospectus

    - the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement-prospectus

    - the unaudited pro forma condensed combined financial data set forth below is not necessarily indicative of the net income (loss) per share or book value per share that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods

                                          HISTORICAL(1)                               APPNET EQUIVALENT
                                     -----------------------   PRO FORMA CONDENSED   PRO FORMA CONDENSED
                                     COMMERCE ONE    APPNET     COMBINED(2)(4)(5)    COMBINED(2)(3)(4)(5)
                                     ------------   --------   -------------------   --------------------
Basic and diluted net income (loss)
  per share:
For the three months ended
  March 31, 2000...................     $(0.29)      $(0.57)         $(1.13)                 $(0.90)
For the year ended December 31:
  1999.............................      (0.74)       (3.03)          (6.04)                  (4.83)
  1998.............................      (1.35)       (1.41)
  1997.............................      (0.69)
Book value per share at March 31,
  2000(4)..........................     $ 2.70       $ 4.42          $10.98                  $ 8.79

------------------------

(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

(2) The pro forma condensed combined book value per share is computed by dividing pro forma stockholders' equity, including the effect of pro forma adjustments, by the pro forma number of shares of Commerce One common stock which would have been outstanding had the merger been consummated as of March 31, 2000.

(3) The AppNet equivalent pro forma condensed combined per share amounts are calculated by multiplying the pro forma condensed combined per share amounts by the exchange ratio of 0.8 of a share of Commerce One common stock for each share of AppNet common stock.

(4) See "Unaudited Pro Forma Condensed Combined Financial Information" on page 69 of this proxy statement-prospectus.

(5) Pro forma basic and diluted net loss per share is computed using the weighted-average number of shares of common stock outstanding, after the issuance of Commerce One common stock to acquire the outstanding shares of AppNet common stock and also gives effect to any dilutive options and warrants. Options and warrants are excluded from the computation as their effect is antidilutive.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

    AppNet common stock is traded on the Nasdaq Stock Market under the symbol "APNT." Commerce One common stock is traded on the Nasdaq Stock Market under the symbol "CMRC." The following table sets forth, for the calendar quarters indicated, the high and low closing prices per share of AppNet common stock as reported on the Nasdaq Stock Market and per share of Commerce One common stock as quoted on the Nasdaq Stock Market. AppNet common stock began trading on the Nasdaq Stock Market on June 18, 1999 and Commerce One common stock began trading on the Nasdaq Stock Market on July 1, 1999.

    The prices in the following tables have been adjusted to reflect any stock split effected by either company.

                                                                                    COMMERCE ONE
                                                       APPNET COMMON STOCK          COMMON STOCK
                                                      ----------------------   ----------------------
                                                      HIGH CLOSE   LOW CLOSE   HIGH CLOSE   LOW CLOSE
                                                      ----------   ---------   ----------   ---------
1999
  Quarter Ended June 30, 1999 (beginning June 18,
    2000 for AppNet)................................    $13.438     $ 8.813           --          --
  Quarter Ended September 30, 1999 (beginning
    July 1, 2000 for Commerce One)..................    $33.000     $11.375     $ 21.167     $ 4.854
  Quarter Ended December 31, 1999...................    $58.000     $26.250     $128.219     $16.073
2000
  Quarter Ended March 31, 2000......................    $70.000     $44.875     $135.625     $74.628
  Quarter Ended June 30, 2000.......................    $42.250     $17.688     $ 70.000     $33.000
  Quarter Ended September 30, 2000 (through
    July 18, 2000)..................................    $54.313     $31.063     $ 69.938     $39.000

    The following table sets forth the closing prices per share of AppNet common stock as reported on the Nasdaq Stock Market and the closing prices per share of Commerce One common stock as reported on the Nasdaq Stock Market on
(a) June 16, 2000, the last full trading day preceding the inadvertent and premature announcement that Commerce One and AppNet had entered into the merger agreement; (b) June 19, 2000, the last full trading day preceding the public announcement that Commerce One and AppNet had actually entered into the merger agreement; and (c) July 18, 2000, the last full trading day for which it was practicable to obtain closing prices at the time of the printing of this proxy statement-prospectus.

                                                                 APPNET      COMMERCE ONE
                                                              COMMON STOCK   COMMON STOCK
                                                              ------------   ------------
June 16, 2000...............................................    $39.063        $50.750
June 19, 2000...............................................    $34.500        $51.438
July 18, 2000...............................................    $51.750        $66.563

BECAUSE THE MARKET PRICE OF COMMERCE ONE COMMON STOCK THAT YOU WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE BEFORE COMPLETION OF THE MERGER, YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR EACH OF COMMERCE ONE'S AND APPNET'S COMMON STOCK PRIOR TO DECIDING HOW TO VOTE ON THE MERGER.

                                  RISK FACTORS

    THIS PROXY STATEMENT-PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO COMMERCE ONE'S AND APPNET'S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS, AND ON THE EXPECTED IMPACT OF THE MERGER ON COMMERCE ONE. WORDS SUCH AS "ANTICIPATES," "EXPECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS. IN EVALUATING THE MERGER, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION OF RISKS AND UNCERTAINTIES BELOW.

    BY VOTING IN FAVOR OF THE MERGER, YOU WILL BE CHOOSING TO INVEST IN COMMERCE ONE COMMON STOCK. AN INVESTMENT IN COMMERCE ONE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DECIDING WHETHER TO VOTE FOR THE MERGER.

RISKS RELATED TO THE MERGER

THE MARKET PRICES OF COMMON STOCK FOR COMMERCE ONE AND APPNET MAY FLUCTUATE, BUT THE EXCHANGE RATIO IS FIXED; YOU WILL RECEIVE 0.8 SHARES OF COMMERCE ONE COMMON STOCK FOR EACH SHARE OF APPNET COMMON STOCK DESPITE ANY CHANGES IN THE MARKET VALUE OF EITHER COMMON STOCK.

    Upon completion of the merger, Commerce One will exchange 0.8 shares of Commerce One common stock for each outstanding share of AppNet common stock. There will be no adjustment for changes in the market price of either Commerce One common stock or AppNet common stock, and AppNet is not permitted to withdraw from the merger or resolicit the vote of its stockholders solely because of subsequent changes in the market price of Commerce One or AppNet common stock. Accordingly, the specific dollar value of Commerce One common stock you will receive upon completion of the merger will depend on the market value of the common stock at the time of completion of the merger. You should note that the companies' stock prices have historically been very volatile and that the value of the Commerce One common stock you will receive in the merger may decline prior to or after the merger.

ALTHOUGH COMMERCE ONE AND APPNET INTEND THAT THE MERGER WILL RESULT IN BENEFITS TO THE COMBINED COMPANY, THOSE BENEFITS MAY NOT BE REALIZED.

    Achieving the benefits of the merger may depend in part upon the integration of Commerce One's and AppNet's personnel, operations and technology. In particular, Commerce One intends to gradually redeploy a significant portion of AppNet and its professional services organization to existing and future Commerce One projects. The integration of Commerce One and AppNet will be a complex, time consuming and expensive process and may disrupt Commerce One's and AppNet's business if not completed in an efficient manner. The challenges involved in this integration include the following:

    - combining AppNet's and Commerce One's professional services organizations

    - combining the companies' service and product offerings effectively and quickly

    - integrating the companies' sales efforts so that it is easy to interact with the combined company

    - integrating the companies' technology, back office, accounting and financial systems

    - bringing together the companies' marketing efforts so that the market receives consistent information about the combined company

    - persuading employees that the two companies' business cultures are compatible

    - retaining employees who may be presented with management and role changes

    Neither Commerce One nor AppNet has experience in integrating operations on the scale presented by the merger. The integration process will be complicated by the need to integrate widely dispersed operations, multiple executive offices and different corporate cultures. The integration may be further complicated by the large number of acquisitions by AppNet and the continuing challenge of integrating some of those businesses. It is not certain that Commerce One and AppNet can be successfully integrated in a timely manner or that any of the anticipated benefits will be realized. Failure to do so could materially harm the business and operating results of the combined company.

COMMERCE ONE MAY NOT BE ABLE TO EFFECTIVELY REDEPLOY APPNET'S PROFESSIONAL SERVICES PERSONNEL INTO ITS BUSINESS.

    Following the merger, Commerce One intends to gradually redeploy certain of AppNet's professional services personnel from AppNet's historical business to Commerce One's business. In order for this redeployment to be successful, Commerce One will need to retain these personnel following the merger, incentivize them to work in Commerce One's business and train many of them to implement Commerce One's MarketSite and BuySite products. Further, as Commerce One shifts personnel from AppNet's historical business to its business, it will realize decreasing revenues from AppNet's historical business. The revenues that Commerce One realizes from redeploying these personnel to its business may be less than the revenues generated from their activities at AppNet. The redeployment of these personnel may also be expensive. Commerce One may not be able to successfully redeploy these personnel and a failed redeployment may have a material adverse effect on Commerce One's business, results of operations or financial condition.

EMPLOYEE AND CUSTOMER UNCERTAINTY RELATED TO THE MERGER COULD HARM THE COMBINED COMPANY.

    Commerce One and AppNet employees may experience uncertainty about their future role with the combined company. These employees may leave Commerce One or AppNet prior to or after the closing of the acquisition. This may adversely affect the combined company's ability to attract and retain key management, sales, marketing, technical, services and administrative personnel.

    Similarly, Commerce One's or AppNet's customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by Commerce One's or AppNet's customers could harm the business of the combined company.

APPNET EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS THAT MAY INFLUENCE THEM TO SUPPORT AND APPROVE THE MERGER.

    Some of the directors and executive officers of AppNet participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interests. In particular, as a result of the completion of the merger, unvested options held by some officers will immediately vest. As a result, these directors and officers may be more likely to vote to approve the merger agreement than if they did not hold these interests. AppNet's Chief Executive Officer and President, Executive Vice President, Senior Vice-President and Chief Financial Officer, and Vice President and General Counsel, AppNet's directors and GTCR VI, L.P. and its affiliates, each of whom are affiliates of AppNet, together beneficially owned as of June 30, 2000 approximately 11.7 million shares of AppNet common stock, which represented 34.3% of all outstanding shares of AppNet common stock entitled to vote at the special meeting of AppNet, and these persons have signed, in their capacity as stockholders, agreements to vote their shares in favor of the merger. Three executive officers of AppNet, Ken Bajaj (who is also a director), Jack Pearlstein and Sherry Rhodes, have been or will be presented with new employment agreements or amendments to existing employment agreements. These agreements or amendments provide for the issuance prior to the merger of options to purchase 25,000 shares of AppNet common stock at the fair market value of such stock on the date of grant. Such options are subject to AppNet's standard four-year vesting schedule and term. AppNet stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

COMMERCE ONE'S FINANCIAL RESULTS WILL SUFFER AS A RESULT OF PURCHASE ACCOUNTING TREATMENT DUE TO THE IMPACT OF AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS RELATING TO ITS PROPOSED COMBINATION WITH APPNET.

    Under U.S. generally accepted accounting principles that apply to Commerce One, Commerce One will account for the merger using the purchase method of accounting. Under purchase accounting, Commerce One will record the market value of its common stock issued in connection with the merger, the fair value of the options to purchase AppNet common stock that are outstanding at the time of the merger, which will become options to purchase its common stock at the time of the merger, and the amount of direct transaction costs as the cost of acquiring the business of AppNet. Commerce One will allocate that cost to the fair value of individual assets acquired and liabilities assumed from AppNet, including various identifiable intangible assets, such as acquired workforce, based on their respective fair values. Intangible assets including goodwill will be principally amortized over a three-year period. As described in the Commerce One Unaudited Pro Forma Condensed Combined Financial Information on page 70 of this proxy statement-prospectus, the amount of purchase cost allocated to goodwill and other intangible assets is estimated to be approximately $1.5 billion. If goodwill and other intangible assets were amortized in equal quarterly amounts over a three-year period following completion of the merger, the charge to operating costs and expenses attributable to these items would be approximately $124.0 million per quarter and $497.0 million per fiscal year. In addition, approximately $90.9 million of deferred compensation will be amortized to operating costs and expenses over the remaining vesting periods of the related unvested options, which range from one to four years. As a result, purchase accounting treatment of the merger will increase the net loss for Commerce One in the foreseeable future which could cause the market value of Commerce One common stock to decline.

THE PRICE OF COMMERCE ONE COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF APPNET COMMON STOCK.

    When the merger is completed, holders of AppNet common stock will become holders of Commerce One common stock. Commerce One's business differs significantly from that of AppNet and Commerce One's results of operations, as well as the price of Commerce One common stock, may be affected by factors different from those affecting AppNet's results of operations and the price of AppNet common stock.

IF THE CONDITIONS TO THE MERGER ARE NOT MET, THE MERGER WILL NOT OCCUR.

    Several conditions must be satisfied or waived to complete the merger. These conditions are described under "The Merger Agreement--Conditions to Completion of the Merger" beginning on page 60 of this proxy statement-prospectus and in detail in the merger agreement. Commerce One and AppNet cannot assure you that each of the conditions will be satisfied. If the conditions are not satisfied or waived, the merger will not occur or will be delayed, and Commerce One and AppNet each may lose some or all of the intended benefits of the merger.

IF THE MERGER IS NOT COMPLETED, COMMERCE ONE'S AND APPNET'S STOCK PRICES AND FUTURE BUSINESS AND OPERATIONS COULD BE HARMED.

    If the merger is not completed, Commerce One and AppNet may be subject to the following material risks, among others:

    - AppNet may be required to pay Commerce One a termination fee of $38.5 million plus Commerce One's expenses

    - the stock option granted to Commerce One by AppNet may become exercisable and if exercised may make another business combination involving AppNet more difficult

    - Commerce One could require AppNet to purchase the option or shares of AppNet common stock it acquired under the option, at a significant additional cost to AppNet

    - the price of Commerce One or AppNet common stock may decline to the extent that the current market price of Commerce One and AppNet common stock reflects a market assumption that the merger will be completed

    - Commerce One and AppNet will incur significant costs related to the merger, such as legal, accounting and some of the fees and expenses of their financial advisors, some of which costs must be paid even if the merger is not completed

    Further, with respect to AppNet, if the merger is terminated and AppNet's board of directors determines to seek another merger or business combination, it is not certain that it will be able to find a partner willing to pay an equivalent or more attractive price than that which would be paid in the merger. In addition, while the merger agreement is in effect and subject to limited exceptions described in this proxy statement-prospectus, AppNet, its officers, board members and advisors are generally prohibited from soliciting, initiating or knowingly encouraging or entering into extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than Commerce One.

THE MERGER WILL RESULT IN SUBSTANTIAL COSTS WHETHER OR NOT COMPLETED.

    The merger will result in significant costs to Commerce One and AppNet. Excluding costs associated with combining the operations of the two companies and severance benefits and costs associated with discontinuing some redundant business activities, which costs are difficult to determine, direct transaction costs are estimated at approximately $15.0 million. These costs are expected to consist primarily of fees for investment bankers, attorneys, accountants, filing fees and financial printing. The aggregate amount of these costs may be greater than currently anticipated. Some of these costs will be incurred whether or not the merger is completed.

RISKS FOLLOWING THE COMPLETION OF THE MERGER

    THE FOLLOWING RISKS APPLY TO COMMERCE ONE, INCLUDING APPNET, FOLLOWING THE COMPLETION OF THE MERGER.

COMMERCE ONE HAS A LIMITED OPERATING HISTORY, A HISTORY OF LOSSES AND MAY NEVER BE PROFITABLE.

    Commerce One incurred net losses of $63.3 million, $24.6 million and $11.2 million for the years ended December 31, 1999, 1998 and 1997, respectively, and $43.6 million for the three months ended March 31, 2000. As of March 31, 2000, Commerce One had an accumulated deficit of $146.2 million.

    In addition, AppNet incurred net losses of $79.5 million and $15.3 million for the years ended December 31, 1999 and 1998, respectively, and $19.4 million for the three months ended March 31, 2000. As of March 31, 2000, AppNet had an accumulated deficit of $111.2 million.

    In addition, Commerce One has a limited operating history that makes it difficult to forecast its future operating results. Commerce One expects in 2000 to (a) substantially increase its sales and marketing, product development and general and administrative expenses and (b) experience increased costs associated with the issuance of equity securities and the amortization of intangible assets as a result of the acquisition of AppNet and other transactions. As a result, Commerce One will need to generate significant additional revenues to achieve and maintain profitability in the future. Although Commerce One's revenues have grown in recent quarters, Commerce One cannot be certain that such growth will continue or that it will achieve sufficient revenues for profitability.

THE QUARTERLY FINANCIAL RESULTS OF COMPANIES IN COMMERCE ONE'S AND APPNET'S INDUSTRIES ARE PRONE TO SIGNIFICANT FLUCTUATIONS WHICH MAY ADVERSELY AFFECT THE COMBINED COMPANY.

    Commerce One believes that quarter-to-quarter comparisons of Commerce One's revenues and operating results are not necessarily meaningful, and that such comparisons may not be accurate indicators of future performance. The operating results of companies in the electronic commerce industry have in the past experienced significant quarter-to-quarter fluctuations. As with other companies in this industry, Commerce One's operating expenses, which include sales and marketing, product development and general and administrative expenses, are based on Commerce One's expectations of future revenues and are relatively fixed in the short term. As a result of Commerce One's acquisition of AppNet, Commerce One's fixed expenses will increase substantially. Further, if AppNet's existing agreements with clients are terminated before it completes engagements, or if it is unable to or otherwise does not enter into new engagements, the combined company's revenues will decline. If Commerce One's revenues for a quarter fall below its expectations and Commerce One is not able to quickly reduce spending in response, its operating results for that quarter would be harmed. It is likely that in some future quarter its operating results may be below the expectations of public market analysts and investors and, as a result, the price of its common stock may fall.

COMMERCE ONE'S FUTURE SUCCESS DEPENDS UPON ITS GLOBAL TRADING WEB PARTNERS DEVELOPING AND OPERATING SUCCESSFUL MARKETSITE MARKETPLACES.

    Commerce One has established strategic relationships with various companies that have licensed Commerce One's BuySite and MarketSite products in order to create MarketSite marketplaces. Commerce One cannot assure you that these companies will be able to implement its products and services effectively, that they will develop and launch MarketSite marketplaces or that buyers and suppliers will participate in their MarketSite marketplaces. These companies may encounter delays in launching their MarketSite marketplaces, in fully deploying these marketplaces and in achieving supplier participation in their marketplaces. Many of the companies that have agreed to launch MarketSites, or have indicated that they will launch MarketSites, have not yet done so. Additionally, although Commerce One's technology architecture is designed to support the development of trading communities that can operate with each other, these marketplaces may not in fact operate with each other. If these or any other MarketSite marketplaces are not successful, Commerce One's business, operating results and financial condition will suffer.

IF COMMERCE ONE'S JOINT PRODUCT DEVELOPMENT RELATIONSHIPS ARE NOT SUCCESSFUL ITS BUSINESS COULD SUFFER.

    Commerce One has entered into relationships with various companies to jointly develop new software products. In particular, Commerce One recently entered into a non-binding memorandum of understanding with SAP AG to jointly develop and market a comprehensive software solution for the business-to-business electronic commerce marketplace. These joint development and marketing relationships can be difficult to implement and may not succeed for various reasons, including:

    - cultural differences between the companies and their respective employees

    - difficulties in coordinating sales and marketing efforts

    - technical obstacles to combining existing software products or developing new compatible products

    - the need to divert significant management attention, technical and sales personnel and capital to these relationships

    Commerce One cannot assure you that these joint development and marketing relationships lead to successful new products, greater market penetration or increased revenues for Commerce One.

THE DEVELOPMENT OF LARGE, INDUSTRY OR GEOGRAPHICALLY SPECIFIC MARKETPLACES OR EXCHANGES ENTAILS CERTAIN RISKS FOR COMMERCE ONE.

    Many of the MarketSite marketplaces are intended to be very large and to include many of the most significant companies in the particular industry or region they address. These marketplaces include the proposed exchange with General Motors and potentially Ford, DaimlerChrysler and other automotive manufacturers. The development of these large trading exchanges will entail significant risks for Commerce One. These risks include the diversion of a significant portion of Commerce One's management, technical and sales personnel to develop the exchange; technical hurdles associated with developing an exchange on this scale and integrating it with companies' existing computer systems and those of other parties; antitrust issues arising from the creation of the exchanges; difficulties reaching agreements with the founders of the exchanges and other parties concerning the establishment and development of the exchanges; and all of the other risks of creating such exchanges described elsewhere in this risk factors section. These exchanges, including the proposed automotive exchange, may not be successfully established or operated. If Commerce One is not able to manage these risks, its business, results of operations and financial condition will suffer.

ANTITRUST SCRUTINY OF BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE EXCHANGES MAY ADVERSELY AFFECT COMMERCE ONE'S BUSINESS.

    The establishment and operation of business-to-business electronic commerce exchanges may raise issues under U.S. and foreign antitrust laws. The Federal Trade Commission and Department of Justice's Antitrust Division have recently informally requested information from certain exchanges about how these exchanges plan to operate. The European Union can also be expected to review major business-to-business exchanges for compliance with European competition law. In addition, the proposed automotive exchange among Commerce One, General Motors, Ford, DaimlerChrysler and certain other companies has filed notification filings with the FTC and DOJ under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the business it proposes to conduct. To the extent that U.S. or foreign antitrust regulators take adverse action with respect to business-to-business electronic commerce exchanges or establish rules or regulations governing these exchanges, or that there is a the perception that regulators may do any of the foregoing, the establishment and growth of the exchanges may be delayed. Commerce One's revenues may suffer as a result.

BECAUSE COMMERCE ONE'S AND APPNET'S INDUSTRIES ARE HIGHLY COMPETITIVE AND HAVE LOW BARRIERS TO ENTRY, COMMERCE ONE CANNOT ASSURE YOU THAT IT WILL BE ABLE TO COMPETE EFFECTIVELY.

    The market for Internet-based, business-to-business electronic commerce solutions is extremely competitive. Commerce One expects competition to intensify as current competitors expand their product offerings and new competitors enter the market. Because there are relatively low barriers to entry in the electronic commerce market, competition from other established and emerging companies may develop in the future. In addition, Commerce One's customers and partners may become competitors in the future. Increased competition is likely to result in price reductions, lower average sales prices, reduced margins, longer sales cycles and a decrease or loss of Commerce One's market share, any of which could harm its business, operating results or financial condition.

    Commerce One's competitors include Ariba, FreeMarkets, i2 Technologies, Oracle, PurchasePro.com, SAP and VerticalNet. Certain of these competitors have announced plans to jointly offer business-to-business electronic commerce solutions to potential customers. These joint efforts could intensify the competitive pressure in Commerce One's market. Many of Commerce One's competitors have, and new potential competitors may have, more experience developing Internet-based software and end-to-end purchasing solutions, larger technical staffs, larger customer bases, more established distribution channels and customer relationships, greater brand recognition and greater financial, marketing and other resources than Commerce One has. In addition, competitors may be able to develop products and services that are superior to its products and services, that achieve greater customer acceptance or that have significantly improved functionality as compared to its existing and future products and services. The business-to-business electronic commerce solutions offered by competitors now or in the future may be perceived by buyers and suppliers as superior to Commerce One's.

    The market for professional services is intensely competitive and is becoming more competitive. AppNet's competitors include e-business professional services providers, large information technology consulting services providers, electronic commerce software and service providers, and Internet access and service providers. Some of AppNet's competitors have longer operating histories and client relationships, greater financial, technical, marketing and public relations resources, larger client bases and greater brand or name recognition than it has. Its competitors may also be able to respond more quickly to technological developments and changes in clients' needs. In addition, there are relatively low barriers to entry into AppNet's business. AppNet does not own any technologies that preclude or inhibit competitors from entering its markets. Its competitors may independently develop and patent or copyright technologies that are superior or substantially similar to its technologies. The costs to develop and provide e-business professional services are low.

COMMERCE ONE MAY NOT BE ABLE TO HIRE AND RETAIN SUFFICIENT SALES, MARKETING, SERVICES AND TECHNICAL PERSONNEL THAT IT NEEDS TO SUCCEED BECAUSE THESE PERSONNEL ARE LIMITED IN NUMBER AND IN HIGH DEMAND.

    If Commerce One fails to hire and retain sufficient numbers of sales, marketing, services and technical personnel, its business, operating results and financial condition would be harmed. Competition for qualified sales, marketing, services and technical personnel is intense as these personnel are in limited supply, and it might not be able to hire and retain sufficient numbers of such personnel to grow its business. Commerce One needs to substantially expand Commerce One's sales operations and marketing efforts, both domestically and internationally, in order to increase market awareness and sales of Commerce One's BuySite and MarketSite products and the related services Commerce One offers. Commerce One will also need to significantly increase its technical and services staff to support the growth of its business and its increasing commitments to other parties. In particular, Commerce One will need to hire a significant number of technical personnel with various skill sets to establish and operate the large industry specific exchanges. Although Commerce One intends to increase the size of its technical and services staff through the acquisition of AppNet, AppNet's personnel may not remain with AppNet prior to, or with the combined company after the closing of the acquisition.

    In addition, the market price of Commerce One's common stock has fluctuated substantially since its initial public offering in July 1999. Consequently, potential employees may perceive Commerce One's equity incentives such as stock options as less attractive and current employees whose options are no longer priced below market value may choose not to remain employed with Commerce One. In that case, Commerce One's ability to attract employees will be adversely affected. Furthermore, a substantial portion of the equity incentives previously granted to AppNet's officers will accelerate and become substantially vested upon the closing of the merger. New options granted to AppNet's officers or other employees at the current market price of Commerce One's common stock may not be sufficient to retain these employees. Finally, should Commerce One's stock price substantially decline, the retention value of stock options granted since Commerce One's initial public offering will decline and Commerce One's employees may choose not to remain with the company.

COMMERCE ONE HAS EXPERIENCED SIGNIFICANT GROWTH IN RECENT PERIODS AND FAILURE TO MANAGE THIS GROWTH COULD STRAIN ITS MANAGEMENT AND OTHER RESOURCES.

    Commerce One's ability to successfully offer products and services and implement its business plan in a rapidly evolving market requires an effective planning and management process. Future expansion efforts could be expensive and put a strain on management and resources. Commerce One has increased, and plans to continue to increase, the scope of Commerce One's operations at a rapid rate. Commerce One's headcount has grown and will continue to grow substantially. At March 31, 2000, Commerce One had a total of 936 employees and at December 31, 1998 had a total of 157 employees. As a result of the proposed merger with AppNet, Commerce One will add over 1,200 employees. Similarly, AppNet has grown rapidly. AppNet's total number of employees has increased from eight as of March 15, 1998 to approximately 1,166 as of March 31, 2000. In addition, Commerce One expects to continue to hire a significant number of new employees in the near future. To manage future growth effectively, Commerce One must maintain and enhance its financial and accounting systems and controls, integrate new personnel and manage expanded operations. Commerce One may not be able to do this effectively.

CURRENT AND FUTURE ACQUISITIONS MAY ADVERSELY AFFECT COMMERCE ONE'S BUSINESS.

    As part of Commerce One's business strategy, it has made and expects to continue to make acquisitions of businesses that offer complementary products, services and technologies. Commerce One's acquisitions are and will be accompanied by the risks commonly encountered in acquisitions of businesses. Such risks include, among other things, the possibility that Commerce One pays more than the acquired business is worth, the difficulty of integrating the operations and personnel of the acquired business into its business, the potential disruption of Commerce One's ongoing business, the distraction of management from Commerce One's business, the inability of management to maximize Commerce One's financial and strategic position, and the impairment of relationships with employees and customers. Commerce One has limited experience acquiring businesses, and may not acquire such businesses on favorable terms or be able to integrate such organizations into its business successfully. Further, the financial consequences of Commerce One's acquisitions and investments may include potentially dilutive issuances of equity securities, one-time write-offs, amortization expenses related to goodwill and other intangible assets and the incurrence of contingent liabilities. These risks could have a material adverse effect on Commerce One's business, financial condition and results of operations.

COMMERCE ONE'S LENGTHY SALES CYCLE COULD CAUSE DELAYS IN REVENUE GROWTH.

    The period between Commerce One's initial contact with a potential customer and the purchase of its products and services is often long and may have delays associated with the lengthy budgeting and approval process of Commerce One's customers. Historically, Commerce One's typical sales cycle has been approximately three to six months. This lengthy cycle could have a negative impact on the timing of Commerce One's revenues, especially its realization of any transaction based revenues.

    Commerce One believes that a customer's decision to purchase its products and services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell its products and services, Commerce One generally must educate potential customers regarding the use and benefit of its products and services, which can require significant time and resources. Many of Commerce One's potential customers are large enterprises that generally take longer to make significant business decisions.

COMMERCE ONE'S FUTURE REVENUES DEPEND UPON COMMERCE ONE'S ABILITY TO INCREASE BUSINESS SERVICE AND TRANSACTION FEE REVENUE FROM ITS MARKETSITE MARKETPLACES.

    To date, Commerce One has derived a substantial portion of its revenues from licensing its MarketSite and BuySite products to customers and providing related implementation, support and maintenance services. A significant portion of these revenues have come from the recognition of one-time license fees by customers. Although Commerce One's revenues from business services has grown recently, Commerce One's transaction-based revenue has been immaterial to date. Commerce One's business model calls for a significant portion of its revenues in the future to be derived from business services and transaction based fees. If such revenues do not materialize, Commerce One's business will suffer.

COMMERCE ONE'S CUSTOMER BASE IS CONCENTRATED AND ITS SUCCESS DEPENDS IN PART ON ITS ABILITY TO RETAIN EXISTING CUSTOMERS.

    In 1999, Toronto Dominion accounted for 21% of Commerce One's total revenues, Singapore Telecommunications accounted for 15%, and British Telecommunications accounted for 11%. In the first quarter of 2000, Endesa Marketplace accounted for 16% of Commerce One's total revenues and Portugal Telecom accounted for 12%. The significant contribution of these customers to Commerce One's revenues in the periods described generally reflects the payment by these customers of large one-time license fees to Commerce One. Commerce One does not have long-term contractual commitments from any of its current customers and its customers may terminate their contracts with Commerce One with little or no advance notice and without significant penalty to them. As a result, Commerce One cannot assure you that any of its current customers will be customers in future periods. A customer termination would not only result in lost revenues, but also the loss of customer references that are necessary for securing future customers.

IF SUFFICIENT NUMBERS OF SUPPLIERS DO NOT PARTICIPATE IN THE MARKETSITE MARKETPLACES, COMMERCE ONE'S BUSINESS MAY BE ADVERSELY AFFECTED.

    MarketSite marketplaces will be attractive to suppliers only if a significant number of buyers are willing to purchase goods and services through the MarketSite marketplaces. Suppliers incur costs making information relating to their goods and services available on these trading communities and thus must realize additional revenues to justify their continued participation in these trading communities. Suppliers may not remain in the MarketSite marketplaces or join these communities in sufficient numbers to make them successful.

COMMERCE ONE DEPENDS UPON CONTINUING ITS RELATIONSHIPS WITH THIRD-PARTY INTEGRATORS WHO SUPPORT ITS SOLUTIONS.

    Commerce One's success depends upon the acceptance and successful integration by customers and their suppliers of its BuySite and MarketSite products. Commerce One's current customers and potential customers and their related suppliers often rely on third-party systems integrators such as Andersen Consulting, PricewaterhouseCoopers and Cambridge Technology Partners and others to develop, deploy and manage their Internet-based, business-to-business electronic commerce platforms and solutions. Commerce One and its customers will need to continue to rely on these systems integrators even as Commerce One increases the size of its professional services organization. If large systems integrators fail to continue to support Commerce One's solution or commit resources to Commerce One, if any of its customers or suppliers are not able to successfully integrate its solution or if Commerce One is unable to adequately train its existing systems integration partners, its business, operating results and financial condition could suffer.

COMMERCE ONE'S STRATEGY OF RESELLING THROUGH PARTNERS MAY NOT BE SUCCESSFUL.

    Commerce One has established strategic relationships with companies that resell Commerce One's existing BuySite and MarketSite applications to its customers. These relationships are new and this strategy is unproven. Commerce One cannot assure you that any of these companies, or those it may appoint in the future, will be able to resell its product solution set to a sufficient number of customers, or that those customers will purchase Commerce One's applications and more importantly, connect into MarketSite marketplaces. Further, Commerce One may encounter disagreements from time to time with companies concerning the terms of their reseller agreements. To date, a few of Commerce One's partners have been unsuccessful in reselling its BuySite products. If Commerce One's current or future strategic partners are not able to successfully resell its BuySite products, its business will suffer.

COMMERCE ONE'S EXECUTIVE OFFICERS AND CERTAIN KEY PERSONNEL ARE CRITICAL TO COMMERCE ONE'S BUSINESS AND THESE OFFICERS AND KEY PERSONNEL MAY NOT REMAIN WITH THE COMPANY IN THE FUTURE.

    Commerce One's future success depends upon the continued service of Commerce One's executive officers and other key personnel, and none of Commerce One's current executive officers other than Jay M. Tenenbaum, its Senior Vice President and Chief Scientist, are bound by an employment agreement for any specific term. In connection with Commerce One's acquisition of AppNet, various AppNet executive officers have entered into, or have indicated that they will enter into, employment agreements with Commerce One. Any of Commerce One's officers may leave the Company in the future. In particular, the services of Mark Hoffman, Commerce One's Chief Executive Officer, Robert Kimmitt, its President, and Chuck Donchess, Executive Vice President and Chief Strategy Officer, would be difficult to replace. If Commerce One loses the services of one or more of its executive officers or key employees, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with Commerce One, its business, operating results and financial condition would be seriously harmed.

COMMERCE ONE INTENDS TO CONTINUE TO EXPAND ITS INTERNATIONAL OPERATIONS AND THESE EFFORTS MAY NOT BE SUCCESSFUL IN GENERATING ADDITIONAL REVENUES.

    Commerce One has generated significant international revenues and is planning to increase its international operations and sales efforts. However, Commerce One may not be able to continue to increase international revenues and the risks of international sales and operations may harm Commerce One.

    International business involves inherent risks, and Commerce One anticipates the risks that may affect us include:

    - unexpected changes in regulatory requirements and tariffs that may be imposed on electronic commerce

    - seasonal reductions in business activity

    - difficulties in staffing and managing foreign offices as a result of, among other things, distance, language and cultural differences

    - longer payment cycles and greater difficulty in accounts receivable collection

    - potentially harmful tax consequences, including withholding tax issues

    - fluctuating exchange rates

    - price controls or other restrictions on foreign currency

    - difficulties in obtaining export and import licenses

    In addition, Commerce One has only limited experience in marketing, selling and supporting its products and services in foreign countries. This may be more difficult or take longer than Commerce One anticipates especially due to international problems, such as language barriers or currency exchange issues, and the fact that the Internet infrastructure in such foreign countries may be less advanced than the Internet infrastructure in the United States.

COMMERCE ONE'S MARKET MAY UNDERGO RAPID TECHNOLOGICAL CHANGE AND THIS CHANGE MAY MAKE COMMERCE ONE'S PRODUCTS AND SERVICES OBSOLETE OR CAUSE COMMERCE ONE TO INCUR SUBSTANTIAL COSTS TO ADAPT TO THESE CHANGES.

    If the market for Commerce One's products and services fails to develop and grow or Commerce One fails to gain acceptance in this market, such failure would harm its business, operating results and financial condition. Commerce One's market is characterized by rapidly changing technology, evolving industry standards and frequent new product announcements. To be successful, Commerce One must adapt to the rapidly changing market by continually improving the performance, features and reliability of its products and services or else its products and services may become obsolete. Commerce One also could incur substantial costs to modify its products, services or infrastructure in order to adapt to these changes. Commerce One's business, operating results and financial condition could be harmed if it incurs significant costs without adequate results, or is unable to adapt rapidly to these changes.

SECURITY RISKS OF ELECTRONIC COMMERCE MAY DETER FUTURE USE OF COMMERCE ONE'S PRODUCTS AND SERVICES AND APPNET'S SERVICES.

    A fundamental requirement to conduct Internet-based, business-to-business electronic commerce is the secure transmission of confidential information over public networks. Failure to prevent security breaches of the MarketSite marketplaces, or well publicized security breaches affecting the Internet in general, could significantly harm Commerce One's business, operating results and financial condition. Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may not be sufficient to prevent a compromise or breach of the algorithms it uses to protect content and transactions on MarketSite marketplaces or proprietary information in its databases. Anyone who is able to circumvent Commerce One's security measures could misappropriate proprietary, confidential customer information or cause interruptions in its operations. Commerce One may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches. Further, a well-publicized compromise of security could deter people from using the Internet to conduct transactions that involve transmitting confidential information.

    AppNet provides e-business services that rely on encryption and authentication technology licenses from third parties to provide the security and authentication needed to safely transmit confidential information. Although it has designed and implemented a variety of network security measures, unauthorized access, computer viruses, accidental or intentional acts and other disruptions may occur. AppNet's e-business outsourcing centers may experience delays or service interruptions as a result of the accidental or intentional acts of Internet users, current and former employees or others. Such acts could potentially jeopardize the security of confidential information, such as credit card and bank account numbers, stored in AppNet's and its clients' computer systems. Such a breach in security could result in liability and in the loss of existing clients or the deterrence of potential clients. Although AppNet plans to continue using industry-standard security measures, such measures have been circumvented in the past, and may be circumvented in the future. The costs required to eliminate computer viruses and alleviate other security problems could be prohibitively expensive, and efforts to address such problems could result in delays or interruption of service to its clients.

FAILURE TO EXPAND INTERNET INFRASTRUCTURE COULD LIMIT COMMERCE ONE'S FUTURE GROWTH.

    The recent growth in Internet traffic has caused frequent periods of decreased performance, and if Internet usage continues to grow rapidly, its infrastructure may not be able to support these demands and its performance and reliability may decline. If outages or delays on the Internet occur frequently or increase in frequency, overall Internet usage, including usage of Commerce One's products and services, could grow more slowly or decline. Commerce One's ability to increase the speed and scope of its services to customers is ultimately limited by and depends upon the speed and reliability of both the Internet and its customers' internal networks. Consequently, the emergence and growth of the market for its services depends upon improvements being made to the entire Internet as well as to its individual customers' networking infrastructures to alleviate overloading and congestion. If these improvements are not made, the ability of Commerce One's customers to utilize its solution will be hindered, and its business, operating results and financial condition may suffer.

CONTINUED ADOPTION OF THE INTERNET AS A METHOD OF CONDUCTING BUSINESS IS NECESSARY FOR COMMERCE ONE'S FUTURE GROWTH.

    The market for Internet-based, business-to-business electronic commerce products is relatively new and is evolving rapidly. Commerce One's future revenues and any future profits depend upon the widespread acceptance and use of the Internet as an effective medium of business-to-business commerce, particularly as a medium to perform procurement and fulfillment functions. The acceptance and use of the Internet for business-to-business commerce could be limited by a number of factors, such as the growth and use of the Internet in general, the relative ease of conducting business on the Internet, the efficiencies and improvements that conducting commerce on the Internet provides, concerns about transaction security and taxation of transactions on the Internet. The failure of the Internet to continue to develop as a commercial or business medium or of significant numbers of buyers and suppliers to conduct business-to-business commerce on the Internet would harm Commerce One's business, operating results and financial condition.

IF COMMERCE ONE RELEASES PRODUCTS CONTAINING DEFECTS, COMMERCE ONE MAY NEED TO HALT FURTHER SHIPMENTS UNTIL IT FIXES THE DEFECTS, AND ITS BUSINESS AND REPUTATION MAY BE HARMED.

    Products as complex as Commerce One's often contain unknown and undetected errors or performance problems. Many defects are frequently found during the period immediately following introduction and initial shipment of new products or enhancements to existing products. Although Commerce One attempts to resolve all errors that Commerce One believes would be considered serious by its customers before shipment to them, its products are not error-free. These errors or performance problems could result in lost revenues or delays in customer acceptance and would be detrimental to Commerce One's business and reputation. In the past, defects in Commerce One's products have delayed their shipments after those products have been commercially introduced. While these delays have not been material to date, undetected errors or performance problems in its existing or future products may be discovered in the future and known errors currently considered minor may in the future be considered serious by its customers.

IF COMMERCE ONE'S POTENTIAL CUSTOMERS ARE NOT WILLING TO SWITCH TO OR ADOPT ITS ELECTRONIC COMMERCE SOLUTION, ITS GROWTH AND REVENUES WILL BE LIMITED.

    The failure to generate a large customer base would harm Commerce One's growth and revenues. This failure could occur for several reasons. Some of Commerce One's business-to-business electronic commerce competitors charge their customers large fees upon the execution of customer agreements. Businesses that have made substantial up-front payments to Commerce One's competitors for electronic commerce solutions may be reluctant to replace their current solution and adopt its solution. As a result, Commerce One's efforts to create a larger customer base may be more difficult than expected even if it is deemed to offer products and services superior to those of its competitors. Further, because the business-to-business electronic commerce market is new and underdeveloped, potential customers in this market may be confused or uncertain about the relative merits of each electronic commerce solution or which electronic commerce solution to adopt, if any. Confusion and uncertainty in the marketplace may inhibit customers from adopting Commerce One's solution, which could harm its business, operating results and financial condition.

APPNET'S REVENUES MAY FLUCTUATE BECAUSE THEY ARE PRIMARILY GENERATED ON A PROJECT-BY-PROJECT BASIS AND PROJECTS CAN BE TERMINATED.

    If AppNet's existing agreements with clients are terminated before the engagements are complete, or if AppNet is unable to enter into new engagements, AppNet's business, financial condition or results or operations could be materially adversely affected. AppNet derives its revenues primarily from fees for services generated on a project-by-project basis. These projects vary in size, scope and duration. A client that accounts for a significant portion of AppNet's revenues in a particular period may not account for a similar portion of Commerce One's revenues in future periods. A client may or may not engage AppNet for further services once a project is completed. As a result, AppNet's revenues are not recurring from period to period, which makes them more difficult to predict.

APPNET CONTRACTS CONTAIN PRICING RISKS.

    Generally, AppNet has charged its clients for the time, materials and expenses incurred during the course of an engagement. However, the combined company intends to increase the percentage of its work that is billed at a fixed rate. Although AppNet has experience pricing and managing fixed-price contracts, if the combined company underestimates the resources and time required to complete projects, it could be subject to cost overruns leading to losses on engagements.

IF THIRD PARTIES CLAIM THAT COMMERCE ONE INFRINGES UPON THEIR INTELLECTUAL PROPERTY, ITS ABILITY TO USE CERTAIN TECHNOLOGIES AND PRODUCTS COULD BE LIMITED AND IT MAY INCUR SIGNIFICANT COSTS TO RESOLVE THESE CLAIMS.

    Litigation regarding intellectual property rights is common in the Internet and software industries. Commerce One expects third-party infringement claims involving Internet technologies and software products and services to increase. If an infringement claim is filed against Commerce One, it may be prevented from using certain technologies and may incur significant costs to resolve the claim.

    Commerce One has in the past received letters suggesting that it is infringing the intellectual rights of others and it may from time to time encounter disputes over rights and obligations concerning intellectual property. Although Commerce One believes that its intellectual property rights are sufficient to allow it to market its existing products without incurring liability to third parties, its products and services may be found to infringe on the intellectual property rights of third parties.

    In addition, Commerce One has agreed, and may agree in the future, to indemnify customers against claims that its products infringe upon the intellectual property rights of others. Commerce One could incur substantial costs in defending itself and its customers against infringement claims. In the event of a claim of infringement, Commerce One and its customers may be required to obtain one or more licenses from third parties. Commerce One or its customers may not be able to obtain necessary licenses from third parties at a reasonable cost or at all.

FAILURE TO PROTECT INTELLECTUAL PROPERTY RIGHTS OR MAINTAIN RIGHTS TO USE LICENSED INTELLECTUAL PROPERTY COULD HAVE ADVERSE EFFECTS.

    In connection with AppNet's e-business professional services, it develops intellectual property for its clients. AppNet frequently assigns ownership of such intellectual property to the client and retains only a license for limited uses. Issues relating to ownership of and rights to use such intellectual property can be complicated. AppNet may become involved in disputes that affect its ability to resell or reuse this intellectual property. In addition, many projects involve the use of material that is confidential or proprietary client information. The successful assertion of one or more large claims against AppNet by its clients or other third parties could have a material adverse effect.

BECAUSE THE PROTECTION OF COMMERCE ONE'S PROPRIETARY TECHNOLOGY IS LIMITED, COMMERCE ONE'S PROPRIETARY TECHNOLOGY COULD BE USED BY OTHERS.

    Commerce One's success depends, in part, upon Commerce One's proprietary technology and other intellectual property rights. To date, Commerce One has relied primarily on a combination of copyright, patent, trade secret, and trademark laws, and nondisclosure and other contractual restrictions on copying and distribution to protect Commerce One's proprietary technology. Commerce One has no issued patents to date. Commerce One may not be able to protect its intellectual property rights adequately in the United States or abroad.

    Furthermore, litigation may be necessary to enforce Commerce One's intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could harm its business, operating results and financial condition.

COMMERCE ONE'S MARKETSITE MARKETPLACES MAY NOT FUNCTION AS EFFECTIVELY WHEN HANDLING HIGH VOLUMES OF TRANSACTIONS.

    As the volume of transactions on Commerce One's MarketSite marketplaces increases, participants in these marketplaces may experience slower response times or other problems. In addition, participants in Commerce One's MarketSite marketplaces will depend upon Internet service providers, telecommunications companies and their computer networks to access these marketplaces. Each of these has experienced performance problems in the past and could experience similar problems in the future. Any delays in the response time of Commerce One's MarketSite marketplaces or other performance problems could adversely affect customer usage and adoption of its solutions.

COMMERCE ONE MAY NOT HAVE ADEQUATE BACK-UP SYSTEMS, AND A DISASTER COULD DAMAGE COMMERCE ONE'S OPERATIONS.

    Commerce One currently does not have a disaster recovery plan in effect and does not have fully redundant systems for service at an alternate site. A disaster could severely harm Commerce One's business because its service could be interrupted for an indeterminate length of time. Commerce One's operations depend upon Commerce One's ability to maintain and protect its computer systems in its principal facilities in Pleasanton, Santa Clara, Mountain View and Cupertino, California, which exist on or near known earthquake fault zones. Commerce One also depends upon third parties to host most of its MarketSite marketplaces and some of these third parties are also located in the same earthquake fault zones. Although these systems are designed to be fault tolerant, they are vulnerable to damage from fire, floods, earthquakes, power loss, telecommunications failures and similar events.

    In the event AppNet's hardware malfunctions and its back-up systems fail, it may not be able to maintain its standard of service to its customers. If AppNet was unable to provide e-business outsourcing services at either of its e-business outsourcing centers, it would materially adversely impact its ability to continue to provide the type of e-business outsourcing services processed through that center.

THE COMBINED COMPANY MAY HAVE POTENTIAL LIABILITY TO CLIENTS WHO ARE DISSATISFIED WITH ITS PROFESSIONAL SERVICES.

    Commerce One and AppNet design, develop, implement and manage end-to-end electronic commerce solutions that are crucial to the operation of their clients' businesses. Defects in the solutions they develop could result in delayed or lost revenues, adverse customer reaction and negative publicity or require expensive corrections, any of which could have a material adverse effect on the combined company's business, financial condition or results of operations. Clients who are not satisfied with these services could bring claims against Commerce One and AppNet for substantial damages. Any claims asserted could exceed the level of the combined company's insurance. There can be no assurance that the insurance that the combined company carries will continue to be available on economically reasonable terms, or at all. The successful assertion of one or more large claims that are uninsured, exceed insurance coverage or result in changes to insurance policies, including premium increases, could have a material adverse effect on the combined company's business, financial condition or results of operations.

ADDITIONAL GOVERNMENT REGULATIONS MAY INCREASE COMMERCE ONE'S COSTS OF DOING BUSINESS.

    The laws governing Internet transactions remain largely unsettled. The adoption or modification of laws or regulations relating to the Internet could harm Commerce One's business, operating results and financial condition by increasing its costs and administrative burdens. It may take years to determine whether and how existing laws such as those governing antitrust, intellectual property, privacy, libel, consumer protection and taxation apply to the Internet.

    Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. Commerce One must comply with new regulations in both Europe and the United States, as well as any other regulations adopted by other countries where it may do business. The growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, as well as new laws governing the taxation of Internet commerce. Compliance with any newly adopted laws may prove difficult and may harm Commerce One's business, operating results and financial condition.

COMMERCE ONE'S OPERATIONS MAY CONTINUE TO PRODUCE A NEGATIVE CASH FLOW; CONSEQUENTLY, IF IT CANNOT RAISE ADDITIONAL CAPITAL, COMMERCE ONE MAY NOT BE ABLE TO FUND ITS CONTINUED OPERATIONS.

    Since Commerce One's inception, cash used in its operations has substantially exceeded cash received from its operations, and Commerce One expects this trend to continue in the future. Commerce One currently anticipates that its available cash resources will be sufficient to meet its anticipated working capital and capital expenditure requirements for at least the next twelve months. However, these resources may not be sufficient for anticipated or unanticipated working capital and capital expenditure requirements for this period. Factors that may vary significantly affect whether Commerce One's cash resources are sufficient to meet its needs for the period indicated. These factors include Commerce One's expectation that it will continue to incur net losses and its continuing incurrence of substantial negative cash flow. If adequate funds are not available or are not available on acceptable terms, Commerce One may not be able to take advantage of its opportunities, develop new products or services, fund its continued operations, or otherwise respond to competitive pressures. Any additional financing that Commerce One may need may not be available on favorable terms, if at all.

INTERNET RELATED STOCK PRICES ARE ESPECIALLY VOLATILE AND THIS VOLATILITY MAY DEPRESS COMMERCE ONE'S STOCK PRICE.

    The stock market and specifically the stock prices of Internet related companies have been very volatile. This volatility is often not related to the operating performance of the companies. This broad market volatility and industry volatility may reduce the price of Commerce One's common stock, without regard to its operating performance. Due to this volatility, the market price of Commerce One's common stock could significantly decrease at any time.

FUTURE SALES OF COMMERCE ONE COMMON STOCK, INCLUDING THOSE ISSUED IN THE MERGER, MAY DEPRESS COMMERCE ONE'S STOCK PRICE.

    If Commerce One's stockholders or optionees sell substantial amounts of its common stock in the public market, the market price of the common stock could fall. On June 30, 2000, Commerce One had 161.0 million shares of common stock outstanding. Of these shares, approximately 157.2 million shares are currently available for sale in the public market. Commerce One will also issue up to approximately 27.2 million freely tradable shares to AppNet's stockholders in the merger. In addition, shares of common stock issued upon the exercise of options and warrants, including those assumed in the merger, may generally be sold in the public market without restriction.

    A total of 3.8 million shares of Commerce One's common stock will first become eligible under the federal securities laws in the public market on June 14, 2001. In addition, up to an additional 28.8 million shares of common stock may be issued to General Motors or General Motors and Ford in connection with the creation of an exchange for the automotive industry, which shares will eligible for sale under the federal securities laws beginning one year after the date they are issued.

                   THE SPECIAL MEETING OF APPNET STOCKHOLDERS

PROXY STATEMENT-PROSPECTUS

    This proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by AppNet's board of directors in connection with our proposed merger. This proxy statement-prospectus is first being furnished to
stockholders of AppNet on or about             , 2000.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting of stockholders of AppNet is scheduled to be held as follows:

                       , 2000
           10:00 a.m., local time
           Mayer, Brown & Platt
           1909 K Street, N.W., 12th Floor
           Washington, D.C. 20006-1101

PURPOSE OF THE SPECIAL MEETING

    The special meeting is being held so that stockholders of AppNet may consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of June 20, 2000, as amended, by and among Commerce One, Constitution Acquisition Corporation, a wholly owned subsidiary of Commerce One, and AppNet, and to transact any other business that properly comes before the special meeting or any adjournment. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

    If the stockholders of AppNet adopt the merger agreement and the other conditions to the completion of the merger are met or waived, Constitution Acquisition Corporation will merge with and into AppNet, and AppNet will survive the merger as a wholly owned subsidiary of Commerce One. AppNet's stockholders will be entitled to receive 0.8 of a share of Commerce One common stock in exchange for each share of AppNet common stock they hold at the time of the merger.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING

    AppNet's board of directors has fixed the close of business on             ,
2000 as the record date for determination of AppNet stockholders entitled to notice of and to vote at the special meeting. On the record date, there were shares of AppNet common stock outstanding, held by approximately holders of record.

MAJORITY VOTE OF APPNET STOCKHOLDERS REQUIRED FOR ADOPTION OF THE MERGER
  AGREEMENT

    A majority of the outstanding voting power of the shares of AppNet common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a majority of the outstanding AppNet common stock entitled to vote at the special meeting is required to adopt the merger agreement. You are entitled to one vote for each share of AppNet common stock held by you on the record date on each proposal to be presented to stockholders at the special meeting.

    The AppNet stockholders who are parties to the voting agreement, which includes all of AppNet's executive officers and directors, in their capacity as stockholders, with Commerce One have agreed, subject to the terms and conditions of the voting agreement, to vote their shares of AppNet common stock in favor of the adoption of the merger agreement. As of June 30, 2000 these stockholders held approximately 11.7 million shares of AppNet common stock. These share numbers represented approximately 34.3% of the outstanding shares of AppNet common stock.

PROXIES

    All shares of AppNet common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

    If a properly executed proxy is returned and the stockholder has abstained from voting on adoption of the merger agreement, the AppNet common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. If your shares are held in an account at a brokerage firm or bank, you must instruct it on how to vote your shares. If an executed proxy card is returned by a broker holding shares in the name of a brokerage firm or bank, which indicates that the broker or bank does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for the purpose of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker or bank.

    Because adoption of the merger agreement requires the affirmative vote of at least a majority of the voting power of AppNet's common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

    AppNet does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

    You may revoke your proxy at any time before it is voted by:

    - notifying in writing the Secretary of AppNet at 6707 Democracy Boulevard, Suite 1000, Bethesda, MD 20817,

    - properly submitting a subsequent proxy,

    - appearing in person and voting at the special meeting, or

    - if you voted electronically through the Internet or by telephone, changing your vote by voting again at a later date, using the same procedures.

    Attendance at the special meeting will not in and of itself constitute the revocation of a proxy.

    You should not send in any stock certificates with your proxies. A transmittal form with instructions for surrender of stock certificates for AppNet common stock will be mailed to you as soon as practicable after completion of the merger.

VOTING ELECTRONICALLY OR BY TELEPHONE

    Because Delaware, the state in which AppNet is incorporated, permits electronic submission of proxies through the Internet or by telephone, instead of submitting their proxies by mail on the enclosed proxy card or voting instructions, stockholders may vote electronically by submitting their proxies or voting instructions through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in AppNet's stock records in your name or in the name of a brokerage firm or bank. You should check your proxy card or voting instructions forwarded by your broker, bank or other holder of record to see which options are available.

    The Internet and telephone procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. AppNet has been advised by counsel that the procedures that have been put in place are consistent with the requirements of Delaware law. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

    AppNet holders of record may submit their proxies:

    - through the Internet by visiting a website established for that purpose at www.eproxyvote.com/ apnt and following the instructions; or

    - by telephone by calling the toll-free number 1-877-PRX-VOTE
      (1-877-779-8683) and following the recorded instructions.

SOLICITATION OF PROXIES

    Commerce One and AppNet will equally share the expenses incurred in connection with the printing and mailing of this proxy statement-prospectus. AppNet will also request banks, brokers and other intermediaries holding shares of AppNet common stock beneficially owned by others to send this proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of AppNet. No additional compensation will be paid to directors, officers or employees for such solicitation.

    YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. A TRANSMITTAL LETTER WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT-PROSPECTUS DESCRIBES MATERIAL ASPECTS OF THE PROPOSED MERGER, INCLUDING THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT. WHILE COMMERCE ONE AND APPNET BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGER, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT-PROSPECTUS AND THE OTHER DOCUMENTS WE REFER TO CAREFULLY FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER. IN ADDITION, IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT COMMERCE ONE AND APPNET IS INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE TO THE COMPANIES' RESPECTIVE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU MAY OBTAIN THE INFORMATION INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT-PROSPECTUS WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 82 OF THIS PROXY STATEMENT-PROSPECTUS.

BACKGROUND OF THE MERGER

    During the first quarter of 2000, Commerce One continued to increase its sales of new licenses for its BuySite and MarketSite technology. Commerce One's growing customer list resulted in strong demand for consulting and implementation services, not all of which could be staffed internally. In an effort to meet the increasing customer requirements for electronic commerce strategy and interactive media consulting, as well as implementation services, Commerce One approached AppNet to explore the possibility of forming a strategic alliance. In early 2000, personnel from Commerce One met with Ken Bajaj, Chairman, Chief Executive Officer and President of AppNet, and John Cross, Executive Vice President of AppNet, to discuss the potential for cooperative activities around implementing Commerce One's technology solutions. In March 2000, AppNet qualified to be a tier two strategic partner of Commerce One, committing to develop a comprehensive training program for Commerce One's consultants and partners and committing to train up to 125 AppNet consultants on Commerce One's solutions. These initiatives began in late March and early
April 2000 as Commerce One and AppNet began to formally collaborate on these projects. Discussions and other interactions between Commerce One and AppNet representatives continued as a further commercial relationship began to take shape.

    On April 26, 2000, AppNet engaged Lazard Freres as their investment banker for the purposes of evaluating potential business combinations.

    On May 10, 2000, Mr. Bajaj and Jack Pearlstein, Senior Vice President and Chief Financial Officer of AppNet, met with Robert Tarkoff, Senior Vice President, Corporate Development and General Counsel of Commerce One, and Jason Apple, Manager, Corporate Development of Commerce One, to discuss the possible merits of a strategic alliance beyond that called for in the Alliance Agreement, including the possibility of a combination of the two companies. The parties discussed the companies' histories, relevant operational issues, stockholder bases and key employees.

    On May 12, 2000, Robert M. Kimmitt, President and Vice Chairman of the Board of Commerce One, met with Mr. Bajaj at AppNet's headquarters in Bethesda, Maryland to conduct further discussions of the merits of a combination of the two companies. Later that day, Mr. Apple and Mr. Pearlstein discussed the need for a confidentiality agreement between the companies. Mr. Pearlstein delivered a draft confidentiality agreement to Mr. Apple.

    On May 13, 2000, Mr. Apple and Mr. Pearlstein discussed by telephone open issues on the confidentiality agreement.

    On May 15, 2000, there was a conference call among Mr. Tarkoff, Mr. Apple and Mr. Pearlstein to discuss issues arising under the confidentiality agreement, including Commerce One's request for a "no shop" provision. Also discussed were general process issues and timing. Mr. Apple sent a copy of a due diligence request list, at which time Mr. Pearlstein requested a term sheet. Commerce One hired J.P. Morgan Securities Inc. as an outside financial advisor on May 15, 2000.

    On May 16, 2000, Mr. Tarkoff discussed an outline of preliminary pricing and terms of the proposed acquisition of AppNet with Mr. Pearlstein. Mr. Pearlstein reviewed the proposed terms with his board and representatives of Lazard Freres.

    On May 17, 2000, there was another conference call between Mr. Pearlstein and Messrs. Tarkoff and Apple regarding the confidentiality agreement and related issues. Based on discussions with Mr. Bajaj and representatives of Lazard Freres, Mr. Pearlstein expressed an unwillingness by AppNet to proceed further due to a large pricing gap. The parties' respective investment bankers then conducted a conference call to discuss pricing.

    On May 18, 2000, another conference call took place between Messrs. Tarkoff and Apple and Mr. Pearlstein to discuss price. After this call, based upon discussions between Messrs. Bajaj and Pearlstein and representatives of Lazard Freres, AppNet decided to suspend discussions with Commerce One because the parties could not agree on pricing.

    On May 22, 2000, Mr. Bajaj and Mark Hoffman, Chief Executive Officer of Commerce One, discussed by telephone the breakdown in negotiations and set up a conference call between Mr. Tarkoff and Mr. Pearlstein for the next day.

    On May 23 and 24, 2000, Mr. Pearlstein continued negotiations with Messrs. Tarkoff and Apple; however, little progress was made.

    On May 26, 2000, Mr. Hoffman and Mr. Tarkoff met to discuss progress on pricing negotiations as well as alternative structures.

    On May 31, 2000, Commerce One's management discussed the status and the terms of the proposed deal with Commerce One's board of directors and Messrs. Hoffman and Tarkoff met with Messrs. Bajaj and Pearlstein to discuss various aspects of the proposed acquisition including pricing.

    On June 2, 2000, Mr. Pearlstein verbally agreed to an exchange ratio with Mr. Tarkoff and it was determined that a mutual non-disclosure agreement and no-shop would be signed and that due diligence would commence the following week.

    On June 3, 2000, AppNet and Commerce One entered into mutual confidentiality agreements in which the parties agreed to keep confidential any information received in the course of conducting their respective due diligence investigations and negotiating the proposed transaction.

    On June 5, 2000, the AppNet board of directors held a conference call to obtain a status report with respect to the negotiation process with Commerce One. This meeting was also attended by representatives of Mayer, Brown & Platt, AppNet's legal counsel, and Lazard Freres. AppNet's board instructed management to continue discussions with Commerce One, and approved the confidentiality agreement and the no-shop agreement. Lazard Freres also discussed the status of possible alternative transactions investigated by them. It was decided by AppNet's board that it would be in the stockholders' best interests to pursue a transaction exclusively with Commerce One for a two-week period ending June 20, 2000.

    From June 6, 2000 through June 16, 2000, members of management of Commerce One and AppNet, along with their respective legal and financial advisors, met in Washington, D.C., and Pleasanton, California to conduct due diligence and negotiate the terms of the proposed merger between AppNet and Commerce One and related agreements. During that time, the parties negotiated the principal terms of the agreement and other related documents, including the exchange ratio, restrictions on AppNet's ability to pursue alternative transactions, representations, warranties, consents, termination provisions and conditions to the closing of the merger. On June 7, 2000, the parties entered into the no-shop agreements.

    On June 19, 2000, an announcement of a definitive merger between the companies was inadvertently released. At this point, the parties intensified negotiation of the transaction.

    On June 19, 2000, the Commerce One board met to review the proposed terms of the acquisition of AppNet. At the meeting, J.P. Morgan, as financial advisor to Commerce One, orally delivered its opinion to the Commerce One board that the consideration offered to AppNet by Commerce One was fair, from a financial point of view, to Commerce One. J.P. Morgan confirmed such opinion in writing on June 20, 2000. The Commerce One board then approved the proposed terms of the merger and the merger agreement in substantially the form presented and authorized Commerce One's officers to finish negotiating and execute the merger agreement.

    On the evening of June 19 and on the morning of June 20, 2000, the AppNet board met by telephone to review the terms of the deal. At these meetings, the members of management of AppNet discussed the results of the negotiations and the terms of the proposed merger, including status and timing of the transaction, pricing and valuation of the proposed merger, strategies and business opportunities with Commerce One, pros and cons of the merger, market changes since AppNet's initial public offering in June 1999, and a review of AppNet's financial performance and prospects. Representatives of Lazard Freres reviewed and discussed the status of possible alternative transactions investigated by them since their engagement on April 26, 2000, presented its analysis of the financial terms of the proposed merger with Commerce One and delivered its oral opinion, subsequently confirmed in writing as of June 20, 2000, as to the fairness of the exchange ratio, from a financial point of view, to the holders of AppNet stock. Representatives of Mayer, Brown & Platt outlined the terms of the proposed merger agreement, including restrictions on AppNet's ability to pursue alternative transactions, closing conditions and termination provisions, the stock option agreement, the voting agreement, affiliate agreements and other relevant documents. Following these presentations and the related discussions by the AppNet board, the entire AppNet board unanimously concluded that the merger was in the best interests of AppNet stockholders, declared the merger advisable, unanimously approved the proposed terms of the merger and the merger agreement in substantially the form presented, authorized AppNet's officers to complete the negotiations and execution of the merger agreement and resolved to recommend that AppNet stockholders vote to adopt the merger agreement.

    On the morning of June 20, 2000, AppNet and Commerce One entered into the merger agreement and stock option agreement, certain affiliates entered into the affiliate agreements and certain stockholders entered into voting agreements. Immediately following the signing of the merger agreement, Commerce One and AppNet issued a joint press release announcing the merger.

                             REASONS FOR THE MERGER

JOINT REASONS FOR THE MERGER

    The boards of directors of Commerce One and AppNet have determined that the combined company would be in a unique position to combine Commerce One's market leading software and technology with AppNet's full suite of internet consulting services. In particular, the merger will allow Commerce One and AppNet the opportunity to:

    - accelerate global implementation and liquidity of marketplace exchanges

    - increase the breadth and depth of e-commerce services provided to global exchanges and portals

    - increase professional services expertise and integration experience to enhance product development

    - benefit from combining established customer relationships and cross-selling into the customer base of each company

COMMERCE ONE'S REASONS FOR THE MERGER

    The board of directors of Commerce One has unanimously approved the merger agreement and has identified several potential benefits of the merger that it believes will contribute to the success of the combined companies, including the following:

    - the merger offers the opportunity to expand Commerce One's professional services capability to meet the demand for exchange and portal implementation

    - the merger will increase the size of the professional services talent pool that provides integration experience and, as a result, enhance the product development process

    - the combined company would increase revenues and operating profits

    After taking into account these and other factors, the Commerce One board of directors unanimously determined that the merger agreement was in the best interests of Commerce One and its stockholders and that Commerce One should enter into the merger agreement and complete the merger.

APPNET'S REASONS FOR THE MERGER

    AppNet's board of directors considered potential benefits of the merger that they believe may result from merging with Commerce One, including the following:

    - clients' e-business needs will be addressed more effectively with increased quality of delivery, implementation and management of applications

    - opportunity to increase AppNet's gross bill rates

    - AppNet's stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger

    - the Commerce One common stock to be received by AppNet stockholders has historically enjoyed a great deal of liquidity and has been the subject of a large volume of published investment research and analysis

    In the course of deliberations, the AppNet board reviewed with AppNet management and outside advisors a number of additional factors relevant to the merger, including:

    - historical information concerning Commerce One's and AppNet's respective businesses, financial performance and conditions, operations, technologies, managements and competitive positions, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company filed with the Securities and Exchange Commission

    - AppNet management's view as to the financial condition, results of operations and businesses of Commerce One and AppNet, before and after giving effect to the merger, based on management's due diligence, including a review of publicly available earnings estimates for both companies

    - current financial market conditions and historical market prices, volatility and trading information with respect to Commerce One common stock and AppNet common stock

    - the consideration to be received by AppNet stockholders in the merger and an analysis of the market value of the Commerce One common stock to be issued in exchange for each share of AppNet common stock in light of comparable merger transactions

    - the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions of their respective obligations, are reasonable

    - AppNet management's review of AppNet's financial performance and prospects as an independent company

    - AppNet management's view as to the potential for other third parties to enter into strategic relationships with or to acquire AppNet

    - Lazard Freres' reports on its inquiries of potential third-party acquirors

    - detailed financial analysis and other information with respect to the companies presented by Lazard Freres to the AppNet board and Lazard Freres' opinion that, as of the date of its opinion and subject to the considerations described in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to AppNet stockholders; a copy of this opinion is attached as Annex D to the proxy statement-prospectus

    - reports from management and AppNet's advisors as to the results of their due diligence investigation of Commerce One

    AppNet's board of directors also considered the terms of the merger agreement regarding AppNet's rights and limits on its ability to consider and negotiate other strategic transaction proposals, as well as the possible effects of the provisions regarding termination fees and the stock option agreement. In addition, AppNet's board of directors noted that the merger is expected to be a tax-free transaction, and accounted for as a purchase transaction. Furthermore, AppNet's board of directors also considered various alternatives to the merger, including combining with companies other than Commerce One or remaining as an independent company.

    AppNet's board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

    - the risk that the potential benefits sought in the merger might not be fully realized

    - the possibility that the merger might not be consummated and the effect of public announcement of the merger on:

       - AppNet's sales and operating results

       - AppNet's ability to attract and retain key management, marketing and technical personnel

       - the progress of AppNet's current development and marketing projects

    - the risk that some of AppNet's customers may view Commerce One as their competitor

    - the limitations placed on AppNet and its directors and certain stockholders relating to their ability to pursue alternative transactions

    - the substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses and transaction expenses arising from the merger

    - the risk that the combined company may not be able to retain key technical and management personnel

    - the terms and ramifications of the stock option agreement

    - the other risks described under "Risk Factors" beginning on page 14

    After due consideration and discussion, AppNet's board of directors decided that these risks were outweighed by the potential benefits of the merger.

    The foregoing discussion is not exhaustive of all the factors considered by AppNet's board of directors. Each member of AppNet's board of directors may have considered different factors, and AppNet's board of directors did not quantify or otherwise assign relative weights to factors considered.

RECOMMENDATION OF APPNET'S BOARD OF DIRECTORS

    After careful consideration, AppNet's board of directors unanimously determined the merger to be fair to you and in your best interest, and declared the merger advisable. AppNet's board of directors unanimously approved the merger agreement and unanimously recommends your adoption of the merger agreement.

    After considering the recommendation of the AppNet board of directors with respect to the merger agreement, you should be aware that certain directors and officers of AppNet have certain interests in the merger that are different from, or are in addition to, the interests of AppNet stockholders generally. Please see the section entitled "Interests of Certain AppNet Directors and Officers in the Merger" beginning on page 44 of this proxy statement-prospectus.

OPINION OF APPNET'S FINANCIAL ADVISOR

    On June 19, 2000, Lazard Freres delivered its oral opinion to the board of directors of AppNet that, as of the date of such opinion, the exchange ratio pursuant to a draft of the merger agreement was fair, from a financial point of view, to the holders of AppNet common stock. Lazard Freres confirmed its oral opinion by delivery of its written opinion dated June 20, 2000.

    THE FULL TEXT OF THE WRITTEN OPINION OF LAZARD FRERES DATED JUNE 20, 2000, WHICH IDENTIFIES ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX D. LAZARD FRERES PROVIDED ITS ADVISORY SERVICES AND ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE APPNET BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE EXCHANGE RATIO AND THE MERGER. THE LAZARD FRERES OPINION IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF APPNET COMMON STOCK SHOULD VOTE SUCH HOLDER'S SHARES OF APPNET COMMON STOCK IN CONNECTION WITH THE MERGER. STOCKHOLDERS OF APPNET ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY.

    In connection with its opinion, Lazard Freres, among other things:

    - reviewed the financial terms and conditions of the merger agreement

    - analyzed selected historical business and financial information relating to AppNet and Commerce One

    - reviewed a number of financial forecasts and other data provided to Lazard Freres by AppNet and Commerce One relating to their respective businesses

    - held discussions with members of the senior management of AppNet and Commerce One with respect to the businesses and prospects of AppNet and Commerce One and the strategic objectives of each and the future prospects of the combined company and the strategic rationale regarding the merger

    - reviewed public information with respect to a number of companies in lines of business believed to be generally comparable to those of AppNet and Commerce One

    - reviewed the financial terms of a number of business combinations involving companies in lines of business believed to be generally comparable to those of AppNet

    - reviewed the historical stock prices and trading volumes of the AppNet shares and the Commerce One shares

    - conducted such other financial studies, analyses and investigations as it deemed appropriate

    In conducting its analyses and in arriving at its opinion, Lazard Freres relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by it. Lazard Freres did not assume any responsibility for (a) any independent verification of such information,
(b) any independent valuation or appraisal of any of the properties, assets or liabilities of AppNet or Commerce One, or (c) any opinion concerning the solvency or fair value (within the context of a solvency analysis) of either AppNet or Commerce One. Lazard Freres assumed that the financial forecasts had been reasonably prepared based on the best currently available estimates and judgments of AppNet's and Commerce One's management as to the future financial performance of AppNet and Commerce One, respectively. Lazard Freres has assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. In addition, Lazard Freres did not express any opinion as to the prices at which the Commerce One shares may trade following the date of its opinion.

    Further, the opinion of Lazard Freres was necessarily based on accounting standards and economic, monetary, market and other conditions as in effect on, and information made available to, Lazard Freres as of the date of its opinion.

    In rendering its opinion, Lazard Freres assumed, with the consent of AppNet's board of directors, that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by AppNet, and that obtaining the necessary regulatory approvals for the merger would not have an adverse effect on AppNet or Commerce One. Its opinion does not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative business transaction that might be available to AppNet.

    The following is a summary of the material financial and comparative analyses used by Lazard Freres in connection with providing its June 19, 2000 oral opinion to the AppNet board of directors. Lazard Freres utilized substantially the same financial analyses in connection with providing its written opinion attached as Annex D to this proxy statement-prospectus.

    The following summaries of financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Lazard Freres, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Lazard Freres' financial analyses.

    APPNET ANALYSES

    (1) TRANSACTION PREMIUM ANALYSIS. Lazard Freres analyzed the $41.15 per share consideration, based on the exchange ratio of 0.800x and Commerce One's stock price of $51.44 on June 19, 2000, to be received by holders of AppNet common stock pursuant to the merger agreement in relation to the current share price, the average and the spot share price for the five trading days, ten trading days, twenty trading days, and sixty trading days prior to the announcement of the merger, and in relation to the price at which AppNet common stock was offered in its initial public offering on June 18, 1999 and the average share price since AppNet's initial public offering. The results of such analysis are set forth in the following table:

                                                 APPNET SPOT SHARE PRICE     APPNET AVERAGE SHARE PRICE
                                                --------------------------   ---------------------------
TRADING PERIOD                                   PRICE     IMPLIED PREMIUM     PRICE     IMPLIED PREMIUM
--------------                                  --------   ---------------   ---------   ---------------
Current Share Price...........................   $34.50          19.3 %
Five Trading Days Prior.......................   $30.00          37.2 %       $35.21          16.9%
Ten Trading Days Prior........................   $24.94          65.0 %       $31.74          29.6%
Twenty Trading Days Prior.....................   $19.69         109.0 %       $26.62          54.6%
Sixty Trading Days Prior......................   $51.75         (20.5)%       $28.69          43.4%
IPO...........................................   $12.00         242.9 %       $34.84          18.1%

    (2) COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. Lazard Freres compared certain actual and estimated financial, operating and stock market information for AppNet, based on AppNet management's projections to corresponding information for two groups of publicly traded companies, grouped based on selective qualitative and quantitative parameters chosen by Lazard Freres, in lines of business that Lazard Freres believed to be reasonably comparable to those of AppNet in the Internet Information Technology, or IT, services industry. The selected public companies in the AppNet comparable company analysis in the first group, or Group I, included:

    - AnswerThink Consulting Group, Inc.

    - AGENCY.COM Ltd.

    - Digitas, Inc.

    - iXL Enterprises, Inc.

    - Organic, Inc.

    - Razorfish, Inc. and

    - Xpedior, Inc.

    The selected public companies in the AppNet comparable company analysis in the second group, or Group II, included:

    - Diamond Technology Partners, Inc.

    - Proxicom, Inc.

    - Sapient Corporation

    - Scient Corporation and

    - Viant Corporation.

    Lazard Freres compared the enterprise value of each of the selected comparable companies as a multiple of its estimated 2000 and 2001 revenue. This analysis indicated that the selected companies enterprise value as a multiple of estimated 2000 and 2001 revenue was as follows:

                                                                        GROUP I SELECTED                GROUP II SELECTED
                                                                           COMPANIES                        COMPANIES
                                                                 ------------------------------   ------------------------------
ENTERPRISE VALUE AS A MULTIPLE OF                      APPNET      LOW       MEDIAN      HIGH       LOW       MEDIAN      HIGH
---------------------------------                     --------   --------   --------   --------   --------   --------   --------
Estimated 2000 Revenue..............................    5.5x       2.0x       4.0x       6.4x      11.2x      12.3x      16.4x
Estimated 2001 Revenue..............................    3.8x       1.5x       3.0x       4.3x       6.3x       7.8x      11.4x

    Based on the selected comparable companies enterprise value as a multiple of estimated 2000 revenue, Lazard Freres developed a valuation multiple range to apply to the AppNet estimated 2000 revenue. This analysis resulted in an implied equity value range per share of AppNet common stock of $26.17 to $37.32 and an implied exchange ratio range, calculated against Commerce One's stock price as of June 19, 2000, of 0.509x to 0.726x.

    (3) SELECTED PRECEDENT TRANSACTIONS ANALYSIS. Lazard Freres reviewed selected financial, operating and stock market information relating to selected transactions in the Internet IT services industry. The selected Internet IT services precedent transactions included:

    - Whittman-Hart, Inc./USWeb Corporation (December 1999)

    - Razorfish, Inc./International Integration, Inc. (August 1999)

    - AnswerThink Consulting Group, Inc./THINK New Ideas, Inc. (June 1999)

    - Sapient Corporation/Adjacency, Inc. (March 1999)

    Lazard Freres compared the enterprise value of each of the selected precedent transactions listed above as a multiple of latest twelve months', or LTM, revenue. The enterprise values of the selected precedent transactions as a multiple of LTM revenue ranged from a low of 4.2x to a high of 12.9x with a median of 10.6x. Based on the selected precedent transactions' enterprise values as a multiple of LTM revenue, Lazard Freres developed a valuation multiple range to apply to AppNet's LTM revenue. This analysis resulted in an implied equity value range per share of AppNet common stock of $30.45 to $40.42 and an implied exchange ratio range, calculated against Commerce One's stock price as of June 19, 2000, of 0.592x to 0.786x.

    In addition to the selected precedent transactions listed above, Lazard Freres also compared the following Internet IT services precedent transactions:

    - Compuware Corporation/Data Processing Resources Corporation (June 1999)

    - Computer Associates International, Inc./Computer Management
      Sciences, Inc. (February 1999)

    - Affiliated Computer Services, Inc./BRC Holdings, Inc. (October 1998)

    - First Consulting Group, Inc./Integrated Systems Consulting Group, Inc. (September 1998)

    - Complete Business Solutions, Inc./Claremont Technology Group, Inc. (April 1998)

    - The Registry, Inc./Renaissance Solutions, Inc. (May 1997)

    Lazard Freres calculated and compared for each of the selected precedent transactions, except for the Sapient Corporation/Adjacency transaction which is excluded because Adjacency was not a publicly traded company, the premium to the target measured:

    - twenty trading days prior to the announcement of the transaction

    - ten trading days prior to the announcement of the transaction

    - five trading days prior to the announcement of the transaction

    - one trading day prior to the announcement of the transaction

    The following tables present the results of this analysis, each as compared to the corresponding values indicated for Commerce One's transaction with AppNet as of June 19, 2000:

                                                        SELECTED       SELECTED       SELECTED       SELECTED
                                          COMMERCE    TRANSACTIONS   TRANSACTIONS   TRANSACTIONS   TRANSACTIONS
PREMIUM TO:                              ONE/APPNET      MEDIAN          MEAN           HIGH           LOW
-----------                              ----------   ------------   ------------   ------------   ------------
20 Trading Days Prior to
  Announcement.........................    109.0%         42.2%          55.8%         118.2%          11.9%
10 Trading Days Prior to
  Announcement.........................     65.0%         52.3%          43.0%          76.1%           3.3%
5 Trading Days Prior to Announcement...     37.2%         42.3%          43.6%          77.0%          13.0%
1 Trading Day Prior to Announcement....      5.3%         21.3%          31.5%          95.9%          16.3%

    COMMERCE ONE ANALYSIS

    COMPARABLE PUBLICLY TRADED COMPANIES ANALYSIS. Lazard Freres compared certain actual and estimated financial, operating and stock market information for Commerce One to corresponding information for a group of publicly traded companies in lines of business which Lazard Freres believed to be reasonably comparable to those of Commerce One in the Business to Business, or B2B, enabling software industry. The selected public companies in the Commerce One comparable companies analysis included:

    - Ariba, Inc.

    - FreeMarkets, Inc.

    - i2 Technologies, Inc.

    - PurchasePro.com, Inc.

    - VerticalNet, Inc.

    Lazard Freres compared the enterprise value of each of the selected comparable companies as a multiple of its estimated 2000 and 2001 revenue based on publicly available information as of June 19, 2000 for the selected companies and using financial data for Commerce One based on management's projections. This analysis indicated that the selected companies enterprise value as a multiple of estimated 2000 and 2001 revenue was as follows:

                                                               SELECTED COMPANIES
                                                         ------------------------------
ENTERPRISE VALUE AS A MULTIPLE OF         COMMERCE ONE     LOW       MEDIAN      HIGH
---------------------------------         ------------   --------   --------   --------
Estimated 2000 Revenue..................     49.9x        30.7x      32.1x      146.0x
Estimated 2001 Revenue..................     27.2x        12.6x      16.2x       90.6x

    PRO FORMA ANALYSIS

    (1) PRO FORMA EXCHANGE RATIO ANALYSIS. Lazard Freres analyzed the exchange ratio by comparing the exchange ratio to the historical exchange ratios of Commerce One common stock and AppNet common stock. Lazard Freres reviewed historical daily trading prices for Commerce One and AppNet for a period from Commerce One's initial public offering on July 1, 1999 through June 19, 2000. Lazard Freres' analysis is summarized in the following table:

                                                              EXCHANGE RATIO
                                                              --------------
Commerce One/AppNet Transaction.............................      0.800x
June 19, 2000...............................................      0.671x
Average of Twenty Trading Days Prior........................      0.584x
Average of Sixty Trading Days Prior.........................      0.522x
Average Since July 1, 1999..................................      1.024x

    (2) PRO FORMA CONTRIBUTION ANALYSIS. Lazard Freres analyzed the relative contribution by AppNet and Commerce One with respect to certain financial data for the pro forma combined company. This analysis indicated that AppNet's pro forma ownership percentage of the pro forma combined company based on the number of basic shares of Commerce One common stock outstanding was 15.0% and that the relative contribution by AppNet with respect to certain financial data for the pro forma combined company was as follows:

                                                   APPNET'S PERCENTAGE CONTRIBUTION
                                                   --------------------------------
1999 Actual Revenue..............................                77.0%
2000 Estimated Revenue...........................                50.9%
2001 Estimated Revenue...........................                44.7%

    The summary set forth above does not purport to be a complete description of the analysis performed by Lazard Freres, although it is a summary of the material financial and comparative analyses performed by Lazard Freres in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Lazard Freres' opinion. In arriving at its fairness determination, Lazard Freres considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to AppNet or the merger.

    The analyses were prepared solely for purposes of Lazard Freres providing its opinion to AppNet's board of directors as to the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, none of AppNet, Commerce One, Lazard Freres or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses. As described above, Lazard Freres' opinion to AppNet's board of directors was one of many factors taken into consideration by AppNet's board of directors in making its determination to approve the merger agreement. This summary is not a complete description of the analysis performed by Lazard Freres and is qualified by reference to the written opinion of Lazard Freres attached as Annex D.

    Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Lazard Freres was selected to act as investment banker to the AppNet board of directors because of its expertise and its reputation in investment banking and its familiarity with AppNet.

    Lazard Freres provides a full range of financial advisory and security services, and in the course of its trading and market making activities, may from time to time effect transactions and hold securities, including derivative securities, of AppNet or Commerce One for its own account and for the accounts of its customers.

    In connection with Lazard Freres' services as investment banker to AppNet, AppNet has agreed to pay Lazard Freres a customary fee for its services, which fee is contingent upon the consummation of the merger. AppNet has also agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Lazard Freres and certain related parties against certain liabilities, including liabilities arising under the federal securities laws, relating to, or arising out of, its engagement.

INTERESTS OF CERTAIN APPNET DIRECTORS AND OFFICERS IN THE MERGER

    When considering the recommendation of AppNet's board of directors, you should be aware that the AppNet directors and executive officers identified below have interests in the merger that are different from, or are in addition to, yours. The AppNet board of directors was aware of these potential conflicts and considered them in making their recommendation.

    EMPLOYMENT AGREEMENTS AND NONCOMPETITION AGREEMENTS

    Concurrent with the execution of the merger agreement and effective upon completion of the merger, Ken Bajaj, Chairman of the Board of Directors, President and Chief Executive Officer of AppNet, Jack Pearlstein, Senior Vice-President and Chief Financial Officer of AppNet, and Sherry Rhodes, Vice President and General Counsel of AppNet, entered into agreements with Commerce One.

    KEN BAJAJ

    Ken Bajaj entered into an agreement with Commerce One in exchange for a grant of options to purchase an additional 25,000 shares of AppNet common stock. Such new options will be at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. Such new options will be subject to AppNet's standard four-year vesting schedule and term and will not contain any acceleration provisions. Mr. Bajaj's agreement with Commerce One provides for accelerated vesting of the unvested portion of his restricted AppNet common stock as of the effective time of the merger:

    - 50% immediately upon completion of the merger, and

    - 50% upon the earlier to occur of one year following the date of the merger agreement or termination of the executive officer without cause or for good reason due to forced relocation.

All vesting acceleration will be subject to Mr. Bajaj's continued service to Commerce One on the relevant acceleration date, except in the event that acceleration vesting occurs because he is terminated without cause or for good reason due to forced relocation.

    Mr. Bajaj's existing senior management agreement with AppNet provides for his employment as President and Chief Executive Officer of AppNet until he resigns, is disabled, as determined by AppNet's board of directors in its good faith judgment, dies or is terminated by AppNet's board of directors for any reason. His senior management agreement sets forth the annual base salary that he is entitled to receive, subject to increases as determined by AppNet's board of directors based upon AppNet's achievement of budgetary and other objectives set by AppNet's board of directors. He is also eligible to receive a bonus of up to 50% of his salary based upon AppNet's achievement of budgetary and other objectives set by AppNet's board of directors.

    Mr. Bajaj's agreement contains provisions requiring Mr. Bajaj to protect the confidentiality of Commerce One's proprietary and confidential information. In addition, the agreement reduces Mr. Bajaj's noncompetition and nonsolicitation obligations from a period of eighteen (18) months to a period of twelve
(12) months.

    JACK PEARLSTEIN

    Jack Pearlstein entered into an agreement with AppNet in exchange for a grant of options to purchase an additional 25,000 shares of AppNet common stock. Such new options will be at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. Such new options will be subject to AppNet's standard four-year vesting schedule and term and will not contain any acceleration provisions. Mr. Pearlstein's agreement provides for accelerated vesting of the unvested portion of his restricted AppNet common stock and options to purchase AppNet common stock as of the effective time of the merger:

    - 50% immediately upon completion of the merger, and

    - 50% upon the earlier to occur of one year following the date of the merger agreement or termination of the executive officer without cause or for good reason due to forced relocation,

and waive for the one-year period following the date of the merger agreement the right to terminate his employment for "good reason," other than for relocation. All vesting acceleration will be subject to Mr. Pearlstein's continued service to AppNet on the relevant acceleration date, except in the event that acceleration vesting occurs because he is terminated without cause or for good reason due to forced relocation.

    Mr. Pearlstein's existing senior management agreement with AppNet provides for his employment as a Senior Vice President of AppNet until resignation, disability, as determined by AppNet's board of directors in its good faith judgment, death or termination by AppNet's board of directors for any reason. His senior management agreement sets forth the annual base salary that he is entitled to receive, subject to increases as determined by AppNet's board of directors based upon AppNet's achievement of budgetary and other objectives set by AppNet's board of directors. Mr. Pearlstein is eligible to receive a bonus of up to 50% of his salary based upon AppNet's achievement of budgetary and other objectives set by AppNet's board of directors.

    Mr. Pearlstein's agreement with Commerce One contains confidentiality and noncompetition provisions similar to Mr. Bajaj's agreement with Commerce One.

    SHERRY RHODES

    Sherry Rhodes entered into an agreement with AppNet in exchange for a grant of options to purchase an additional 25,000 shares of AppNet common stock. Such new options will be at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. Such new options will be subject to AppNet's standard four-year vesting schedule and term and will not contain any acceleration provisions. Ms. Rhodes' agreement provides for accelerated vesting of the unvested portion of her options to purchase AppNet common stock as of the effective time of the merger:

    - 50% immediately upon completion of the merger, and

    - 50% upon the earlier to occur of one year following the date of the merger agreement or termination of the executive officer without cause or for good reason due to forced relocation,

and waive for the one-year period following the date of the merger agreement the right to terminate her employment for "good reason," other than for relocation. All vesting acceleration will be subject to Ms. Rhodes' continued service to AppNet on the relevant acceleration date, except in the event that acceleration vesting occurs because she is terminated without cause or for good reason due to forced relocation.

    Ms. Rhodes' existing senior management agreement with AppNet provides for her employment as Vice President, General Counsel and Secretary of AppNet until resignation, disability, as determined by AppNet's board of directors in its good faith judgment, death or termination by AppNet's board of directors for any reason. Her senior management agreement sets forth the annual base salary that she is entitled to receive, subject to increases as determined by AppNet's board of directors based upon AppNet's achievement of budgetary and other objectives set by AppNet's board of directors.

Ms. Rhodes is eligible to receive a bonus of up to 50% of her salary based upon AppNet's achievement of budgetary and other objectives set by AppNet's board of directors.

    Ms. Rhodes' agreement with Commerce One contains confidentiality and noncompetition provisions similar to Mr. Bajaj's senior management agreement with Commerce One.

STOCK OPTIONS AND COMMON STOCK SUBJECT TO REPURCHASE

    As of the completion of the merger, the following executive officers of AppNet will hold AppNet common stock or options to purchase AppNet common stock that are subject to certain accelerated vesting provisions that provide for accelerated vesting of the unvested portion of such stock or options:

    - 50% immediately upon completion of the merger, and

    - 50% upon the earlier to occur of one year following the date of the merger agreement or termination of the executive officer without cause,

pursuant to the terms set forth in their respective senior management agreements, stock purchase agreements or stock option agreements, as applicable. All vesting acceleration will be subject to such executive officer's continued service to Commerce One on the relevant acceleration date, except in the event that acceleration vesting occurs because the executive officer is terminated without cause or, if applicable, for good reason due to relocation. The option acceleration and release of repurchase rights as of June 20, 2000 for such executive officers are set forth below:

OPTION ACCELERATION
-----------------------------------------------------------------------------------------------------------------------
                                                                                 SHARES SUBJECT TO
                                                                                UNVESTED OPTIONS TO   SHARES SUBJECT TO
                                                                                 VEST IMMEDIATELY        ACCELERATED
                       SHARES SUBJECT TO                    SHARES SUBJECT TO   UPON COMPLETION OF    VESTING AFTER THE
EXECUTIVE OFFICER         OPTIONS(1)       EXERCISE PRICE   VESTED OPTIONS(1)       THE MERGER             MERGER
-----------------      -----------------   --------------   -----------------   -------------------   -----------------
Jack Pearlstein......        13,158            $14.25             3,289                  4,935               4,934
                             17,544             17.10            17,544                     --                  --
                             23,070             19.69                --                 11,535              11,535
                            100,000             15.50                --                 50,000              50,000
                            100,000             43.75                --                 50,000              50,000
                            100,000             21.75                --                 50,000              50,000

Sherry Rhodes........       100,000             24.00                --                 50,000              50,000
                             10,000             19.69                --                  5,000               5,000

RELEASE OF REPURCHASE RIGHTS
--------------------------------------------------------------------------------------------------------------
                                                        SHARES FOR WHICH REPURCHASE      SHARES SUBJECT TO
                                                           RIGHTS WILL TERMINATE             REPURCHASE
                         SHARES SUBJECT TO   PURCHASE        IMMEDIATELY UPON            RIGHTS SUBJECT TO
                            REPURCHASE       PRICE OF           COMPLETION                  ACCELERATED
EXECUTIVE OFFICER            RIGHTS(1)        SHARES           OF THE MERGER          RELEASE AFTER THE MERGER
-----------------        -----------------   --------   ---------------------------   ------------------------
Ken Bajaj..............      1,052,529       $0.0029               526,265                     526,264

Jack Pearlstein........         47,368        0.3007                23,684                      23,684

------------------------

(1) As of June 20, 2000.

    The option acceleration and release of repurchase rights as of August 30, 2000 for such executive officers are set forth below:

OPTION ACCELERATION
-----------------------------------------------------------------------------------------------------------------------
                                                                                 SHARES SUBJECT TO
                                                                                UNVESTED OPTIONS TO   SHARES SUBJECT TO
                                                                                 VEST IMMEDIATELY        ACCELERATED
                       SHARES SUBJECT TO                    SHARES SUBJECT TO   UPON COMPLETION OF    VESTING AFTER THE
EXECUTIVE OFFICER         OPTIONS(1)       EXERCISE PRICE   VESTED OPTIONS(1)       THE MERGER             MERGER
-----------------      -----------------   --------------   -----------------   -------------------   -----------------
Jack Pearlstein......        13,158            $14.25             3,289                  4,935               4,934
                             17,544             17.10            17,544                     --                  --
                             23,070             19.69                --                 11,535              11,535
                            100,000             15.50            25,000                 37,500              37,500
                            100,000             43.75                --                 50,000              50,000
                            100,000             21.75                --                 50,000              50,000

Sherry Rhodes........       100,000             24.00                --                 50,000              50,000
                             10,000             19.69                --                  5,000               5,000

RELEASE OF REPURCHASE RIGHTS
--------------------------------------------------------------------------------------------------------------
                                                        SHARES FOR WHICH REPURCHASE      SHARES SUBJECT TO
                                                           RIGHTS WILL TERMINATE             REPURCHASE
                         SHARES SUBJECT TO   PURCHASE        IMMEDIATELY UPON            RIGHTS SUBJECT TO
                            REPURCHASE       PRICE OF           COMPLETION                  ACCELERATED
EXECUTIVE OFFICER            RIGHTS(1)        SHARES           OF THE MERGER          RELEASE AFTER THE MERGER
-----------------        -----------------   --------   ---------------------------   ------------------------
Ken Bajaj..............        526,419       $0.0029               263,210                     263,209

Jack Pearlstein........         31,579        0.3007                15,790                      15,789

------------------------

(1) As of August 30, 2000.

    SECTION 280G OF THE INTERNAL REVENUE CODE

    Commerce One is not required to make any "gross-up" payments to AppNet's executive officers who become subject to the excise tax provisions of
Section 280G of the Internal Revenue Code.

INDEMNIFICATION

    After completion of the merger, Commerce One will fulfill the obligations of AppNet pursuant to any indemnification provisions under AppNet's certificate of incorporation and bylaws and any indemnification agreements between AppNet and its directors and officers in effect immediately prior to the completion of the merger.

    In addition, AppNet's directors and officers will receive, for a period of three years after the completion of the merger, directors and officers insurance coverage for events occurring prior to the completion of the merger through one of the following mechanisms:

    - Commerce One will maintain AppNet's existing directors and officers insurance policy

    - upon request by Commerce One, AppNet will obtain three-year "tail" coverage under its existing directors and officers insurance policy

    - Commerce One's directors and officers insurance policy provides substantially similar coverage

OPERATIONS AFTER THE MERGER

    Following the merger, AppNet will continue its operations as a wholly-owned subsidiary of Commerce One. AppNet's board of directors will consist of directors selected by Commerce One. The stockholders of AppNet will become stockholders of Commerce One, and their rights as stockholders will be governed by the Commerce One Amended and Restated Certificate of Incorporation, as currently in effect, the Commerce One Bylaws and the laws of the State of Delaware. See "Comparison of Rights of Holders of
AppNet Common Stock and Commerce One Common Stock" on page   of this proxy
statement-prospectus.

STRUCTURE OF THE MERGER AND CONVERSION OF APPNET COMMON STOCK

    At the effective time of the merger, by virtue of the merger and without any action on the part of Commerce One, Constitution, AppNet or any of their securityholders, each share of AppNet common stock issued and outstanding immediately prior to the effective time will be cancelled and extinguished and automatically converted into the right to receive 0.8 shares of Commerce One common stock upon surrender of the certificate representing such share of AppNet common stock in the manner provided in the merger agreement, or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit, and bond, if required. No fractional shares of Commerce One common stock will be issued in connection with the merger. Instead you will receive cash, without interest, in lieu of the issuance of any fractional shares of Commerce One common stock which would have been otherwise issuable to you as a result of the merger.

    All shares of AppNet common stock to be converted as provided for above will, by virtue of the merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of AppNet common stock will thereafter cease to have any rights with respect to such shares, except the right to exchange their AppNet stock certificates for the appropriate number of Commerce One stock certificates, as set forth below.

    The exchange ratio (i.e., 0.8 shares of Commerce One common stock for each share of AppNet common stock) in the merger will also be adjusted to reflect the effect of any stock split, reverse stock split, stock dividend, extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Commerce One common stock or AppNet common stock occurring prior to the effective time of the merger.

    Each share of AppNet common stock held by AppNet or owned by Commerce One or Constitution or any direct or indirect wholly-owned subsidiary of Commerce One immediately prior to the effective time of the merger will be cancelled and extinguished.

EXCHANGE OF APPNET STOCK CERTIFICATES FOR COMMERCE ONE STOCK CERTIFICATES

    When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for surrendering your AppNet stock certificates in exchange for Commerce One stock certificates. When you deliver your AppNet stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, your AppNet stock certificates will be canceled and you will receive Commerce One stock certificates representing the number of full shares of Commerce One common stock to which you are entitled under the merger agreement. You will also receive payment in cash, without interest, in lieu of any fractional shares of Commerce One common stock which would have been otherwise issuable to you as a result of the merger.

    You are not entitled to receive any dividends or other distributions on Commerce One common stock until the merger is completed and you have surrendered your AppNet stock certificates in exchange for Commerce One stock certificates. Subject to the effect of applicable laws, you will receive payment for any dividend or other distribution on Commerce One common stock with a record date after the merger and a payment date prior to the date you surrender your AppNet stock certificates promptly after your Commerce One stock certificates are issued. You will receive payment for any dividend or other distribution on Commerce One common stock with a record date after the merger and a payment date after the date you surrender your AppNet stock certificates promptly after the payment date.

    Commerce One will only issue you a Commerce One stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered AppNet stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes. If your AppNet stock certificate has been lost, stolen or destroyed, you may need to deliver an affidavit and/or bond prior to receiving your Commerce One stock certificate.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

    In the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation and Mayer, Brown & Platt, the following are the material U.S. federal income tax considerations of the merger assuming that the merger is effected as described in the merger agreement and in this proxy statement-prospectus. This discussion is based on existing provisions of the Internal Revenue Code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion is also based on and subject to certain assumptions, limitations, representations and covenants, including those contained in certificates of officers of Commerce One, AppNet and Constitution to be delivered to Wilson Sonsini Goodrich & Rosati, Professional Corporation and Mayer, Brown & Platt.

    The following does not discuss all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances. Factors that could alter the tax consequences of the merger to you include:

    - if you are a dealer in securities

    - if you are subject to the alternative minimum tax provisions of the Internal Revenue Code

    - if you are not a U.S. citizen or resident

    - if you are a tax-exempt organization, financial institution or insurance company

    - if you acquired your shares in connection with stock option or stock purchase plans or in other compensatory transactions

    - if you hold AppNet common stock as part of an hedge, straddle, or other integrated, risk reduction, constructive sale, or conversion transaction

    This discussion assumes you hold your shares of AppNet common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

    Commerce One's and AppNet's obligations to complete the merger are conditioned upon Commerce One's receipt of an opinion dated as of the closing from Wilson Sonsini Goodrich & Rosati, Professional Corporation, and AppNet's receipt of an opinion dated as of the closing from Mayer, Brown & Platt, that the merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. Alternatively, this condition will also be satisfied upon delivery of such tax opinion to Commerce One and AppNet from either Wilson Sonsini Goodrich & Rosati, Professional Corporation or Mayer, Brown & Platt. These opinions will be based upon then-existing law and will rely on certain facts, assumptions, limitations, representations and covenants including those contained in certificates executed by officers of Commerce One, AppNet and Constitution that, if incorrect in certain material respects, would jeopardize the conclusions reached by Wilson Sonsini Goodrich & Rosati, Professional Corporation and Mayer, Brown & Platt in their opinions. The tax opinions will not bind the Internal Revenue Service or prevent the Internal Revenue

Service from successfully asserting a contrary opinion. Neither Commerce One nor AppNet will request a ruling from the Internal Revenue Service in connection with the merger.

    If the Internal Revenue Service were to successfully challenge the status of the merger as a tax-free reorganization, the tax consequences to you described below would not, in general, apply and you would be required to recognize gain or loss as a result of the merger in an amount equal to the difference between your basis in your AppNet common stock and the fair market value, as of the effective time of the merger, of the shares of Commerce One common stock and any other consideration that you receive.

    The following material federal income tax consequences will result from the merger's qualification as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code:

    - you will not recognize any gain or loss upon your receipt of Commerce One common stock in the merger, except with respect to cash received instead of a fractional share of Commerce One common stock

    - the aggregate tax basis of the Commerce One common stock received by you as a result of the merger (treating fractional share interests in Commerce One common stock as having been issued in the merger and then redeemed for cash) will be the same as the aggregate tax basis of the AppNet common stock you surrender in the merger

    - the holding period of the Commerce One common stock received by you in the merger will include the period during which you held the AppNet common stock exchanged therefor

    - none of Commerce One, Constitution or AppNet will recognize gain or loss solely as a result of the merger

    If you receive cash in the merger instead of a fractional share interest in Commerce One common stock, you will be treated as having received the cash in redemption of the fractional share interest. Assuming that, immediately after the merger, you hold a minimal interest in Commerce One, you exercise no control over Commerce One and, as a result of the deemed redemption and after giving effect to certain constructive ownership rules, you experience an actual reduction in your interest in Commerce One, you will recognize capital gain or loss on the deemed redemption in an amount equal to the difference between the amount of cash received and your adjusted tax basis allocable to such fractional share. Otherwise, the cash payment may be taxable to you as a dividend.

    Even if the merger qualifies as a reorganization, you could recognize gain to the extent that shares of Commerce One common stock are considered to be received in exchange for services or property, other than solely for AppNet common stock. All or a portion of such gain may be taxable as ordinary income. You may also recognize gain to the extent that you are treated as receiving, directly or indirectly, consideration other than Commerce One common stock in exchange for your AppNet common stock.

    THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN PARTICULAR, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT OF THE MERGER

    Commerce One intends to account for the merger as a purchase transaction.

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REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

    The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, under which a transaction cannot be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the United States Federal Trade Commission and the waiting periods end or expire. Commerce One and AppNet will make the required filings with the Department of Justice and the United States Federal Trade Commission, and will need to wait for the applicable waiting periods to end or expire.

    However, the Antitrust Division of the Department of Justice or the United States Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the United States Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest. Other persons could also take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, whether or not the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, Commerce One and AppNet will prevail.

    Neither Commerce One nor AppNet is aware of any other material governmental or regulatory approval required for completion of the merger, other than the effectiveness of this registration statement of which this proxy statement-prospectus forms a part and compliance with applicable corporate laws of Delaware.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF APPNET AND COMMERCE ONE

    The shares of Commerce One common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Commerce One common stock issued to any person who is deemed to be an "affiliate" of either Commerce One or AppNet. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either company and may include some of the executive officers and directors, as well as their respective principal stockholders. Affiliates may not sell their shares of Commerce One common stock acquired in connection with the merger except pursuant to:

    - an effective registration statement under the Securities Act covering the resale of those shares

    - an exemption under paragraph (d) of Rule 145 under the Securities Act

    - any other applicable exemption from the registration requirements of the Securities Act

    Commerce One's registration statement on Form S-4, of which this proxy statement-prospectus forms a part, does not cover the resale of shares of Commerce One common stock to be received by affiliates in the merger.

LISTING ON THE NASDAQ STOCK MARKET OF COMMERCE ONE COMMON STOCK TO BE ISSUED IN
  THE MERGER

    The shares of Commerce One common stock to be issued in the merger will be approved for listing on the Nasdaq Stock Market before the completion of the merger.

DELISTING AND DEREGISTRATION OF APPNET COMMON STOCK AFTER THE MERGER

    When the merger is completed, AppNet common stock will be delisted from the Nasdaq Stock Market and will be deregistered under the Securities Exchange Act.

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DISSENTERS' AND APPRAISAL RIGHTS

    You are not entitled to exercise dissenters' or appraisal rights as a result of the merger or to demand payment for your shares under Section 262 of the Delaware General Corporation Law.

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                              THE MERGER AGREEMENT

    A description of certain terms of the merger agreement between Commerce One, Constitution and AppNet follows. Please read the entire merger agreement, which is attached as Annex A to this proxy statement-prospectus. This summary is qualified in its entirety by reference to the full text of the merger agreement.

THE MERGER

    At the closing of the merger, Constitution Acquisition Corporation, a wholly owned subsidiary of Commerce One, will merge with and into AppNet. As a result of the merger, AppNet will become a wholly owned subsidiary of Commerce One.

    ARTICLES OF INCORPORATION AND BYLAWS OF APPNET AFTER THE MERGER

    At the closing of the merger, the certificate of incorporation and the bylaws of Constitution will become the certificate of incorporation and the bylaws of the surviving corporation.

    DIRECTORS AND OFFICERS OF APPNET AFTER THE MERGER

    At the closing of the merger, Robert Kimmitt, Peter Pervere and Robert Tarkoff of Commerce One will be the directors of the surviving corporation, and the officers of AppNet will be the officers of the surviving corporation.

    EFFECT OF MERGER ON CAPITAL STOCK OF APPNET

    As specified in the merger agreement, at the closing of the merger, each share of common stock of AppNet issued and outstanding immediately prior to the merger will be cancelled and extinguished and automatically converted into the right to receive 0.8 of a share of Commerce One common stock, subject to adjustments for stock splits and similar matters. No fractional shares of Commerce One common stock will be issued in the merger. Instead, each holder of fractional shares will receive an amount of cash equal to the product of the fraction multiplied by the average closing price of a share of Commerce One common stock for the five days immediately preceding the closing of the merger. All outstanding options and warrants to purchase shares of AppNet common stock will be assumed by Commerce One and become options and warrants to purchase common stock of Commerce One, subject to adjustment according to the exchange ratio. For a more detailed explanation of the conversion of AppNet common stock, see "Reasons for the Merger--Structure of the Merger and Conversion of AppNet Common Stock" on page 48 of this proxy statement-prospectus.

    PROCEDURE FOR EXCHANGING APPNET COMMON STOCK FOR COMMERCE ONE COMMON STOCK

    The merger agreement requires Commerce One, promptly after the closing of the merger, to deposit with EquiServe L.P., Commerce One's exchange agent, for the benefit of holders of shares of AppNet common stock, certificates representing the shares of Commerce One common stock to be issued in the merger. When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for surrendering your AppNet stock certificates in exchange for Commerce One stock certificates, cash in lieu of fractional shares and any dividends or distributions that may be issuable. For a more detailed explanation of the procedure for exchanging your AppNet stock certificates, see "Reasons for the Merger--Exchange of AppNet Stock Certificates for Commerce One Stock Certificates" on page 48.

                                       53
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REPRESENTATIONS AND WARRANTIES

    Commerce One and AppNet each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

    APPNET REPRESENTATIONS AND WARRANTIES

    AppNet's representations and warranties include representations and warranties as to:

    - AppNet's corporate organization, qualification to do business and subsidiaries

    - AppNet's certificate of incorporation and bylaws

    - AppNet's capitalization

    - AppNet's authorization of the merger agreement and stock option agreement

    - the effect of the merger on obligations of AppNet and under applicable laws

    - regulatory approvals required to complete the merger

    - AppNet's compliance with applicable laws

    - permits required to conduct AppNet's business and compliance with those permits

    - AppNet's filings and reports with the Securities and Exchange Commission

    - AppNet's financial statements

    - AppNet's liabilities

    - changes in AppNet's business since March 31, 2000

    - litigation involving AppNet

    - AppNet's employee benefit plans

    - AppNet's labor relations

    - information supplied by AppNet in this proxy statement-prospectus and the related registration statement filed by Commerce One

    - restrictions on the conduct of AppNet's business

    - AppNet's title to the properties it owns and leases

    - AppNet's payment of taxes and tax liabilities

    - environmental laws that apply to AppNet

    - payments required to be made by AppNet to brokers and agents on account of the merger

    - AppNet's intellectual property

    - AppNet's material contracts

    - the fairness opinion received by AppNet from its financial advisor

    - approval by the AppNet board of directors

    - the inapplicability of state takeover statutes

    The representations and warranties of AppNet expire on the completion of the merger.

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
    COMMERCE ONE REPRESENTATIONS AND WARRANTIES

    Commerce One's representations and warranties include representations and warranties as to:

    - Commerce One's corporate organization, qualification to do business and subsidiaries

    - Commerce One's certificate of incorporation and bylaws

    - Commerce One's capitalization

    - authorization of the merger agreement and stock option agreement by Commerce One and Constitution

    - the effect of the merger on obligations of Commerce One under applicable laws

    - regulatory approvals required to complete the merger

    - Commerce One's filings and reports with the Securities and Exchange Commission

    - information supplied by Commerce One in this proxy statement-prospectus and the related registration statement filed by Commerce One

    - Commerce One's liabilities

    - litigation involving Commerce One

    - no vote of Commerce One stockholders required to approve the merger

    - payments required to be made by Commerce One to brokers and agents on account of the merger

    - Commerce One's intellectual property

    The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of Company" and "Representations and Warranties of Parent and Merger Sub."

APPNET'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    AppNet agreed that, until the earlier of the completion of the merger or termination of the merger agreement or unless Commerce One consents in writing, AppNet will carry on its business in the ordinary course, and use commercially reasonably efforts consistent with past practices to:

    - preserve intact its present business organization;

    - keep available the services of its present officers and employees; and

    - preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has had business dealings.

    AppNet also agreed that until the earlier of the completion of the merger or the termination of the merger agreement or unless Commerce One consents in writing, AppNet will conduct its business in compliance with specified restrictions relating to, among other things, the following:

    - restricted stock and stock options

    - employees and employee benefits, including severance and termination payments

    - AppNet's intellectual property

    - issuance of dividends or other distributions

    - issuance and redemption of securities

    - modification of AppNet's certificate of incorporation and bylaws

    - acquisition of assets or other entities

    - sale, lease, license and disposition of assets

    - incurrence of indebtedness

    - employee benefit plans

    - payment or settlement of liabilities

    - waiver or modification of confidentiality agreements

    - capital expenditures

    - entrance into or modification of contracts

    - accounting policies and procedures

    - incurrence of obligations to make certain expenditures

    - treatment of the merger as a "reorganization" under the Internal Revenue Code

    - hiring of employees

    - making of tax elections

COMMERCE ONE'S CONDUCT OF BUSINESS BEFORE COMPLETION OF THE MERGER

    Commerce One agreed that until the earlier of the completion of the merger or termination of the merger agreement or unless AppNet consents in writing, Commerce One will:

    - not engage in any action that could reasonably be expected to cause the merger to fail to qualify as a "reorganization" under the Internal Revenue Code

    - conduct its business in compliance with specified restrictions relating to the issuance of dividends or other distributions and the redemption of capital stock

REGULATORY FILINGS

    The merger agreement contains various covenants and agreements regarding preparation of regulatory filings that are customary in transactions of this nature, including:

    - Commerce One and AppNet have agreed to prepare and cause to be filed with the Securities and Exchange Commission a registration statement on Form S-4, including this proxy statement-prospectus, and to cooperate and promptly provide information to each other as required or appropriate for inclusion in the registration statement

    - Commerce One and AppNet have agreed to respond to any comments of the staff of the Securities and Exchange Commission and to use commercially reasonable efforts to have the registration statement on Form S-4 declared effective under the Securities Act as promptly as practicable after it is filed; AppNet has agreed to cause this proxy statement-prospectus to be mailed out to its stockholders at the earliest practicable time after the S-4 is declared effective

    - Commerce One and AppNet have agreed to prepare and file any other filings relating to the merger required to be filed under applicable law

    - Commerce One and AppNet have agreed to notify each other promptly upon receipt of any comments or requests for information regarding the filings from the Securities and Exchange Commission or other regulatory bodies

    - Commerce One and AppNet have agreed to notify each other of any event that is required to be set forth in an amendment or supplement to any regulatory filing, and to cooperate in filing any amendment or supplement with the appropriate regulatory body and, if appropriate, in mailing the amendment or supplement to AppNet stockholders

    - AppNet has agreed to cause this proxy statement-prospectus to include the unanimous recommendation of its board of directors in favor of adoption and approval of the merger agreement and approval of the merger

SPECIAL MEETING OF APPNET STOCKHOLDERS

    AppNet has agreed to convene a special meeting of AppNet stockholders as promptly as practicable after the registration statement on Form S-4 is declared effective, and to use its reasonable best efforts to solicit and secure from its stockholders at the meeting the adoption and approval of the merger agreement and the merger. AppNet has also agreed that its board of directors will unanimously recommend that its stockholders vote in favor of and adopt and approve the merger agreement and the merger, and that this unanimous recommendation will not be modified in a manner adverse to Commerce One, subject to specified exceptions.

NON-SOLICITATION BY APPNET

    AppNet has agreed to cease, as of the date of the merger agreement, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any "Acquisition Proposal," that is, an offer or proposal relating to any "Acquisition Transaction," other than an offer or proposal from Commerce One.

    An Acquisition Transaction is any transaction or series of related transactions, other than the merger, involving any of the following:

    - the acquisition or purchase from AppNet by any person or group of more than a 20% interest in the total outstanding voting securities of AppNet or any of its subsidiaries

    - any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the total outstanding voting securities of AppNet or any of its subsidiaries

    - any merger, consolidation, business combination or similar transaction involving AppNet pursuant to which the stockholders of AppNet immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity

    - any sale, lease outside the ordinary course of business, exchange, transfer, license outside the ordinary course of business, acquisition or disposition of more than 20% of the assets of AppNet

    - any liquidation or dissolution of AppNet

    Until the merger is completed or the merger agreement is terminated, AppNet has agreed that neither it nor any of its subsidiaries will, directly or indirectly:

    - solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal

    - participate in any discussions or negotiations regarding any Acquisition Proposal

    - furnish to any person any information with respect to any Acquisition Proposal

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
    - take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to any Acquisition Proposal

    - engage in discussions with any person with respect to any Acquisition Proposal

    - subject to certain limited exceptions in the event of a "Superior Offer," as discussed below, approve, endorse or recommend any Acquisition Proposal

    - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction

    For purposes of the foregoing, any violation of any of the restrictions in the immediately preceding paragraph by any officer, director, affiliate or employee of AppNet or any investment banker, attorney or other advisor or representative of AppNet is deemed to be a breach of the relevant restriction by AppNet.

    A Superior Offer is an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions on terms that the board of directors of AppNet determines, in its reasonable judgment, after subsequent consultation regarding the offer with a financial advisor of nationally recognized reputation, to be more favorable to AppNet stockholders from a financial point of view than the terms of the merger involving Commerce One:

    - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving AppNet pursuant to which the stockholders of AppNet immediately preceding the transaction hold less than 35% of the equity interest in the surviving or resulting entity of the transaction

    - a sale or other disposition by AppNet of assets, excluding inventory and used equipment sold in the ordinary course of business, representing in excess of 85% of the fair market value of AppNet's business immediately prior to such sale

    - the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by AppNet, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 85% of the voting power of the then outstanding shares of capital stock of AppNet

    However, an offer will not be considered a Superior Offer if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of AppNet's board of directors to be obtained by such third party on a timely basis.

    The merger agreement further allows AppNet to participate in discussions or negotiations with, or furnish information regarding AppNet pursuant to a confidentiality agreement with terms no less favorable to AppNet than those in effect between AppNet and Commerce One to, any person if all of the following conditions are met:

    - the person has submitted an unsolicited bona fide written Acquisition Proposal to AppNet's board of directors

    - neither AppNet nor any of its representatives or subsidiaries has breached the non-solicitation provisions contained in the merger agreement

    - the board of directors of AppNet determines by a majority vote in its good faith judgment, after consultation with its outside legal counsel, that such action Acquisition Proposal is a Superior Offer and taking such action is necessary to satisfy its fiduciary duties under applicable law

    - the board of directors of AppNet provides prior written notice to Commerce One of its decision to participate in negotiations and provide information

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
    AppNet has agreed to promptly inform Commerce One of any request for non-public information that AppNet reasonably believes would lead to an Acquisition Proposal, or of any Acquisition Proposal, or any inquiry with respect to or which AppNet reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry.

    Under the merger agreement, the AppNet directors are allowed to withhold, withdraw, amend or modify their unanimous recommendation in favor of the merger if a Superior Offer is made and not withdrawn, neither AppNet nor any of its representatives has breached the non-solicitation provisions of the merger agreement, and the board of directors of AppNet concludes in good faith, after consultation with its outside counsel that, in light of the Superior Offer, the withholding, withdrawal, amendment or modification of its recommendation is required in order for the AppNet directors to comply with their fiduciary obligations to AppNet stockholders under applicable law.

    Regardless of whether there has been a Superior Offer, AppNet is obligated under the merger agreement to hold and convene the AppNet special meeting of stockholders.

TREATMENT OF APPNET STOCK OPTIONS AND WARRANTS

    Upon completion of the merger, each outstanding option to purchase AppNet common stock will be converted into an option to purchase the number of shares of Commerce One common stock, with the number of shares subject to such option adjusted based on the exchange ratio, rounded down to the nearest whole number of shares. The exercise price will be adjusted to equal the exercise price per share of AppNet common stock divided by the exchange ratio, rounded up to the nearest whole cent. Upon completion of the merger, all outstanding warrants to purchase AppNet common stock will be assumed by Commerce One, except that each warrant will be exercisable for the number of shares of Commerce One common stock adjusted based on the exchange ratio, rounded to the nearest whole number of shares. The exercise price of the warrants will be equal to the exercise price per share for AppNet common stock divided by the exchange ratio, rounded to the nearest whole cent.

    Commerce One will file a registration statement on Form S-8 for the shares of Commerce One common stock issuable with respect to options under the AppNet stock option plans.

APPNET'S EMPLOYEE BENEFIT PLANS

    Individuals who are employed by AppNet or any of its subsidiaries when the merger is completed will become "at-will" employees of Commerce One or one of its subsidiaries. AppNet employees will become eligible to participate in Commerce One's employee benefit plans to the same extent as similarly situated employees of Commerce One. Once these AppNet employees are transitioned to the Commerce One employee benefit plans, they will get credit for their service with AppNet prior to the merger for employee benefits eligibility and vesting purposes and for vacation accrual. Immediately prior to the merger, AppNet will issue up to 900,000 options to purchase AppNet common stock to selected employees as determined by AppNet and Commerce One.

INDEMNIFICATION

    After completion of the merger, Commerce One will fulfill the obligations of AppNet pursuant to any indemnification provisions under AppNet's certificate of incorporation and bylaws and any indemnification agreements between AppNet and its directors and officers in effect immediately prior to the completion of the merger.

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    In addition, AppNet's directors and officers will receive, for a period of three years after the completion of the merger, directors and officers insurance coverage for events occurring prior to the completion of the merger through one of the following mechanisms:

    - Commerce One will maintain AppNet's existing directors and officers insurance policy

    - upon request by Commerce One, AppNet will obtain three-year "tail" coverage under its existing directors and officers insurance policy

    - Commerce One's directors and officers insurance policy provides substantially similar coverage

CONDITIONS TO COMPLETION OF THE MERGER

    The obligations of Commerce One and AppNet to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

    - the merger agreement must be approved and adopted and the merger must be approved by the requisite holders of AppNet stock

    - Commerce One's registration statement must be effective, no stop order suspending its effectiveness will be in effect and no proceedings for suspension of its effectiveness will be pending before or threatened by the Securities and Exchange Commission

    - no law, regulation or order must be enacted or issued which has the effect of making the merger illegal or otherwise prohibiting completion of the merger substantially on the terms contemplated by the merger agreement

    - all applicable waiting periods under applicable antitrust laws must have expired or been terminated

    - Commerce One and AppNet must each receive from their respective tax counsel an opinion to the effect that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code; however, if counsel to either Commerce One or AppNet does not render this opinion, this condition will be satisfied if counsel to the other party renders the opinion to such party

    - the shares of Commerce One common stock to be issued in the merger must be authorized for listing on Nasdaq, subject to notice of issuance

    AppNet's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

    - Commerce One's representations and warranties must be true and correct as of June 20, 2000 and as of the date the merger is to be completed as if made at and as of such time except:

       - to the extent Commerce One's representations and warranties address matters only as of a particular date, they must be true and correct as of that date

       - if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties, is not and does not have a material adverse effect on Commerce One, then this condition will be deemed satisfied

       - for changes contemplated by the merger agreement

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
    - Commerce One must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by Commerce One at or before completion of the merger

    Commerce One's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

    - AppNet's representations and warranties must be true and correct as of June 20, 2000 and at and as of the date the merger is to be completed as if made at and as of such time except:

       - to the extent AppNet's representations and warranties address matters only as of a particular date, they must be true and correct as of that date

       - if any of these representations and warranties are not true and correct but the effect in each case, or in the aggregate, of the inaccuracies of these representations and breaches of these warranties is not and does not have a material adverse effect on AppNet, then this condition will be deemed satisfied

       - for changes contemplated by the merger agreement

    - AppNet must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by AppNet at or before completion of the merger

    - Each of AppNet's affiliates have entered into an affiliate agreement and each of the agreements is in full force and effect as of the date of the merger

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement may be terminated at any time prior to completion of the merger, whether before or after approval and adoption of the merger agreement and approval of the merger by AppNet stockholders:

    - by mutual consent of Commerce One and AppNet

    - by Commerce One or AppNet, if the merger is not completed before January 31, 2001 except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before January 31, 2001 and that action or failure to act constitutes a breach of the merger agreement

    - by Commerce One or AppNet, if there is any order of a court or governmental authority having jurisdiction over either Commerce One or AppNet permanently restraining, enjoining or prohibiting the completion of the merger which is final and nonappealable

    - by Commerce One or AppNet, if the merger agreement fails to receive the requisite vote for approval and adoption and the merger fails to receive the requisite vote for approval by the stockholders of AppNet at the AppNet special meeting or at any adjournment of that meeting, except that this right to terminate the merger agreement is not available to AppNet where the failure to obtain AppNet stockholder approval was caused by AppNet's action or failure to act and this action or failure to act constitutes a breach by AppNet of the merger agreement

    - by AppNet, upon a breach of any representation, warranty, covenant or agreement on the part of Commerce One and Constitution in the merger agreement, or if any representation or warranty of Commerce One or Constitution is or becomes untrue so that the corresponding condition to completion of the merger would not be met; however, if the breach or inaccuracy is

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
      curable by Commerce One through the exercise of its commercially reasonable efforts, and Commerce One continues to exercise such commercially reasonable efforts, AppNet may not terminate the merger agreement for 30 days after delivery of written notice from AppNet to Commerce One of the breach

    - by Commerce One, upon a breach of any representation, warranty, covenant or agreement on the part of AppNet set forth in the merger agreement, or if any of AppNet's representations or warranties are or become untrue so that the corresponding condition to completion of the merger would not be met; however, if the breach or inaccuracy is curable by AppNet through the exercise of its commercially reasonable efforts and AppNet continues to exercise such commercially reasonable efforts, Commerce One may not terminate the merger agreement for 30 days after delivery of written notice from Commerce One to AppNet of the breach

    - by Commerce One upon AppNet's material breach of the non-solicitation provisions of the merger agreement

    - by Commerce One if a "Triggering Event" occurs; a Triggering Event is deemed to occur if:

       - AppNet's board of directors withdraws or amends or modifies in a manner adverse to Commerce One its unanimous recommendation in favor of the adoption and approval of the merger agreement or the approval of the merger

       - AppNet fails to include in this proxy statement-prospectus the unanimous recommendation of AppNet's board of directors in favor of the adoption and approval of the merger agreement and the approval of the merger

       - AppNet's board of directors fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the merger agreement and approval of the merger within five business days after Commerce One requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal

       - AppNet's board of directors approves or recommends any Acquisition Proposal

       - AppNet enters into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal

       - a tender or exchange offer relating to the securities of AppNet is commenced by a person unaffiliated with Commerce One, and AppNet does not send to its securityholders within ten business days after such tender or exchange offer is first commenced a statement disclosing that AppNet recommends rejection of such tender or exchange offer

PAYMENT OF TERMINATION FEE

    If the merger agreement is terminated by Commerce One because of the occurrence of a Triggering Event, AppNet will pay Commerce One a termination fee of $38.5 million plus merger-related expenses incurred by Commerce One, upon demand by Commerce One.

    Further, AppNet will pay to Commerce One upon demand by Commerce One a termination fee of $38.5 million plus merger-related expenses incurred by Commerce One, if the merger agreement is terminated by Commerce One or AppNet because the merger is not consummated by January 31, 2001 or because AppNet's stockholders do not approve the merger agreement, and either of the following occur:

    - after June 20, 2000 and prior to the meeting of AppNet stockholders, a third party has announced an Acquisition Proposal and within 12 months following the termination of the merger agreement a Company Acquisition is consummated

    - after June 20, 2000 and prior to the meeting of AppNet stockholders, a third party has announced an Acquisition Proposal and within 12 months following the termination of the merger agreement AppNet enters into an agreement or letter of intent providing for a "Company Acquisition"; a Company Acquisition is any of the following:

       - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving AppNet pursuant to which the stockholders of AppNet immediately preceding such transaction hold less than 40% of the aggregate equity interests in the surviving or resulting entity of such transaction

       - a sale or other disposition by AppNet of assets representing in excess of 40% of the aggregate fair market value of AppNet's business immediately prior to such sale

       - the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by AppNet, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of AppNet

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    Commerce One and AppNet may amend the merger agreement before completion of the merger by mutual written consent. Either Commerce One or AppNet may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                           THE STOCK OPTION AGREEMENT

    A description of certain terms of the stock option agreement between Commerce One and AppNet follows. Please read the entire stock option agreement, which is attached as Appendix B to this proxy statement-prospectus. This summary is qualified in its entirety by reference to the full text of the stock option agreement.

    The stock option agreement grants Commerce One the option to acquire up to a number of shares of AppNet common stock that represent 19.9% of the issued and outstanding AppNet common stock, as of the first date, if any, upon which the option is exercisable. The exercise price of the option is $41.15 per share of AppNet common stock. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment to prevent dilution. Based on the number of shares of AppNet common stock outstanding on June 30, 2000, the option would be exercisable for approximately 8.0 million shares of AppNet common stock. Commerce One required AppNet to grant this option as a prerequisite to entering into the merger agreement.

    The option is intended to increase the likelihood that the merger will be completed. Certain aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in AppNet or its assets before completion of the merger.

EXERCISE EVENTS

    Commerce One may exercise the option, in whole or part, at any time or from time to time, upon the occurrence of any of the following events:

    - the termination of the merger agreement by Commerce One because of the occurrence of a Triggering Event

    - a material breach by AppNet of the non-solicitation provisions of the merger agreement

    - if either Commerce One or AppNet terminates the merger agreement because
      (1) the merger is not consummated by January 31, 2001 or (2) the stockholders of AppNet fail to approve and adopt the merger agreement and approve the merger, and either of the following events occurs:

       - the consummation of a Company Acquisition that occurs within 12 months after the termination of the merger agreement if a third party announced an Acquisition Proposal after June 20, 2000 and prior to the termination of the merger agreement

       - AppNet enters into an agreement or letter of intent for a Company Acquisition within 12 months after the termination of the merger agreement if a third party announced an Acquisition Proposal after June 20, 2000 and prior to the termination of the merger agreement

TERMINATION

    The option will terminate and not become exercisable upon the earliest of any of the following:

    - completion of the merger

    - 12 months after termination of the merger agreement based on a failure of the merger to be consummated by January 31, 2001 or the failure to obtain the required approval of AppNet stockholders or a material breach by AppNet of the non-solicitation provisions of the merger agreement, if no event causing the termination fee to become payable has occurred

    - 12 months after termination of the merger agreement based on the occurrence of a Triggering Event

    - if the merger agreement is terminated based on a failure of the merger to be completed by January 31, 2001 or the failure to obtain the required approval of AppNet stockholders or a material breach by AppNet of the non-solicitation provisions of the merger agreement, and an event causing the termination fee to become payable has occurred, 12 months after payment of the termination fee

    - the date on which the merger agreement is terminated for any reason if neither a Triggering Event nor the announcement of an Acquisition Proposal by a third party has occurred on or prior to the date of such termination

REPURCHASE AT THE OPTION OF COMMERCE ONE

    During the period when the option is exercisable, Commerce One may require AppNet to repurchase from Commerce One the unexercised portion of the option and all the shares of AppNet stock purchased by Commerce One pursuant to the option that Commerce One then owns.

ECONOMIC BENEFIT TO COMMERCE ONE IS LIMITED

    The stock option agreement limits the cash payment which may be received by Commerce One pursuant to the exercise of its put right, including the amount, if any, paid to Commerce One as a termination fee under the merger agreement, to $52.5 million plus the amount paid by Commerce One to exercise the option minus any amount paid by AppNet to Commerce One as a termination fee.

REGISTRATION RIGHTS

    The stock option agreement grants certain registration rights to Commerce One with respect to the shares of AppNet stock represented by the option.

                                OTHER AGREEMENTS

VOTING AGREEMENTS

    As an inducement to Commerce One to enter into the merger agreement, AppNet's Chief Executive Officer and President, Executive Vice President, Senior Vice President and Chief Financial Officer and Vice President and Counsel, AppNet's directors and GTCR VI L.P. and its affiliates entered into voting agreements with Commerce One. By entering into the voting agreements these AppNet stockholders have irrevocably appointed Commerce One as their lawful attorney and proxy. These proxies give Commerce One the limited right to vote the shares of AppNet common stock beneficially owned by these AppNet stockholders, including shares of AppNet common stock acquired after the date of the voting agreements, in favor of the approval and adoption of the merger agreement, in favor of the merger, in favor of each of the other transactions contemplated by the merger agreement, in favor of each other matter that could reasonably be expected to facilitate the merger, and against any matter that is inconsistent with the prompt consummation of the merger. These AppNet stockholders may vote their shares of AppNet common stock on all other matters.

    As of June 30, 2000, the AppNet stockholders who entered into voting agreements collectively beneficially owned approximately 11.7 million shares of AppNet common stock which represented approximately 34.3% of the outstanding AppNet common stock. None of the AppNet stockholders who are parties to the voting agreements were paid additional consideration in connection with them.

    Each AppNet stockholder who is a party to a voting agreement agreed not to sell the AppNet stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the completion of the merger or 20 days after the termination of the merger agreement, unless the transfer is in accordance with any affiliate agreement between the stockholder and Commerce One and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement, subject to specified exceptions. Each AppNet stockholder who is a party to a voting agreement also agreed to tender, within five business days after a request by Commerce One, its shares of AppNet stock.

    The AppNet stockholders' voting agreements will terminate upon the earlier to occur of the completion of the merger or 20 days after termination of the merger agreement. The form of voting agreement entered into by certain AppNet stockholders is attached to this proxy statement-prospectus as Annex C, and you are urged to read it in its entirety.

AFFILIATE AGREEMENTS

    As an inducement to Commerce One to enter into the merger agreement, each member of the AppNet board of directors and the certain officers of AppNet and certain stockholders of AppNet has executed an affiliate agreement. Under the affiliate agreements, Commerce One will be entitled to place appropriate legends on the certificates evidencing any Commerce One common stock to be received by these persons and to issue stop transfer instructions to the transfer agent for the Commerce One common stock. Further, these persons have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Commerce One common stock to be received by them in the merger. The form of affiliate agreement entered into by each member of the AppNet board and certain officers and stockholders of AppNet is attached to this proxy statement-prospectus as Annex E, and you are urged to read it in its entirety.

EMPLOYMENT AGREEMENTS

    Concurrent with the execution of the merger agreement and effective upon completion of the merger, Ken Bajaj, Chairman of the Board of Directors, President and Chief Executive Officer of AppNet, Jack Pearlstein, Senior Vice-President and Chief Financial Officer of AppNet, and Sherry

Rhodes, Vice President and General Counsel of AppNet, entered into agreements with Commerce One:

    KEN BAJAJ

    Ken Bajaj entered into an agreement with Commerce One in exchange for a grant of options to purchase an additional 25,000 shares of AppNet common stock. Such new options will be at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. Such new options will be subject to AppNet's standard four-year vesting schedule and term and will not contain any acceleration provisions. Mr. Bajaj's agreement with Commerce One provides for accelerated vesting of the unvested portion of his restricted AppNet common stock as of the effective time of the merger:

    - 50% immediately upon completion of the merger, and

    - 50% upon the earlier to occur of one year following the date of the merger agreement or termination of the executive officer without cause or for good reason due to forced relocation.

    All vesting acceleration will be subject to Mr. Bajaj's continued service to Commerce One on the relevant acceleration date, except in the event that acceleration vesting occurs because he is terminated without cause or for good reason or due to forced relocation.

    Mr. Bajaj's agreement contains provisions requiring Mr. Bajaj to protect the confidentiality of Commerce One's proprietary and confidential information. In addition, the agreement reduces Mr. Bajaj's noncompetition and nonsolicitation obligations from a period of eighteen (18) months to a period of twelve
(12) months.

    JACK PEARLSTEIN

    Jack Pearlstein entered into an agreement with AppNet in exchange for a grant of options to purchase an additional 25,000 shares of AppNet common stock. Such new options will be at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. Such new options will be subject to AppNet's standard four-year vesting schedule and term and will not contain any acceleration provisions. Mr. Pearlstein's agreement with AppNet provides for accelerated vesting of the unvested portion of his restricted AppNet common stock and options to purchase AppNet common stock as of the effective time of the merger:

    - 50% immediately upon completion of the merger, and

    - 50% upon the earlier to occur of one year following the date of the merger agreement or termination of the executive officer without cause or for good reason due to forced relocation,

and waive for the one-year period following the date of the merger agreement the right to terminate his employment for "good reason," other than for relocation. All vesting acceleration will be subject to Mr. Pearlstein's continued service to AppNet on the relevant acceleration date, except in the event that acceleration vesting occurs because he is terminated without cause or for good reason due to forced relocation.

    Mr. Pearlstein's agreement contains confidentiality and noncompetition provisions similar to Mr. Bajaj's agreement with Commerce One.

    SHERRY RHODES

    Sherry Rhodes entered into an agreement with AppNet in exchange for a grant of options to purchase an additional 25,000 shares of AppNet common stock. Such new options will be at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. Such new options will be subject to AppNet's standard four-year vesting schedule and term and will not contain any acceleration provisions. Ms. Rhodes' agreement provides for accelerated vesting of the unvested portion of her options to purchase AppNet common stock as of the effective time of the merger:

    - 50% immediately upon completion of the merger, and

    - 50% upon the earlier to occur of one year following the date of the merger agreement or termination of the executive officer without cause or for good reason due to forced relocation,

and waive for the one-year period following the date of the merger agreement the right to terminate her employment for "good reason," other than for relocation. All vesting acceleration will be subject to Ms. Rhodes continued service to AppNet on the relevant acceleration date, except in the event that acceleration vesting occurs because she is terminated without cause or for good reason due to forced relocation.

    Ms. Rhodes' agreement contains confidentiality and noncompetition provisions similar to Mr. Bajaj's agreement with Commerce One.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The unaudited pro forma condensed combined financial information for Commerce One set forth below gives effect to the merger with AppNet. The historical consolidated financial information has been derived from, and is qualified by reference to, the consolidated financial statements of Commerce One and AppNet, and should be read in conjunction with those financial statements and the notes thereto incorporated by reference herein. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 1999 and the three months ended March 31, 2000 set forth below gives effect to the merger with AppNet as if it occurred at the beginning of each period presented. The unaudited pro forma condensed combined balance sheet as of March 31, 2000 set forth below gives effect to the acquisition of AppNet as if it occurred on March 31, 2000.

    The unaudited pro forma condensed combined financial information set forth below reflects certain adjustments, including among others, adjustments to reflect the amortization of the excess purchase price over the fair value of the individual tangible assets acquired and liabilities assumed, including goodwill and various identified intangible assets. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes to the consolidated financial statements of Commerce One and AppNet which are incorporated by reference herein from Commerce One's and AppNet's respective Annual Reports on Form 10-K for the year ended December 31, 1999 and their respective Quarterly Reports on Form 10-Q from the quarterly period ended March 31, 2000.

    The unaudited pro forma condensed combined financial information set forth below does not purport to represent what the consolidated results of operations or financial condition of Commerce One would actually have been if the AppNet merger and related transactions had in fact occurred on such dates or to project the future consolidated results of operations or financial condition of Commerce One.

                               COMMERCE ONE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                                PRO FORMA
                                       HISTORICAL                     ------------------------------
                                  ---------------------                BUSINESS
                                  COMMERCE                            COMBINATION
                                     ONE       APPNET     COMBINED    ADJUSTMENTS          COMBINED
                                  ---------   ---------   ---------   -----------         ----------
                                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....  $  23,991   $  55,105   $  79,096   $       --          $   79,096
  Short-term investments........     73,048          --      73,048           --              73,048
  Accounts receivable, net......     26,520      36,010      62,530           --              62,530
  Prepaid expenses and other
    current assets..............      7,003       3,255      10,258           --              10,258
                                  ---------   ---------   ---------   ----------          ----------
Total current assets............    130,562      94,370     224,932           --             224,932
Property and equipment, net.....     20,261      10,585      30,846           --              30,846
Other assets....................      2,750       2,636       5,386           --               5,386
Goodwill and other intangible
  assets, net...................    347,613      83,517     431,130    1,407,495(2)        1,838,625
                                  ---------   ---------   ---------   ----------          ----------
Total assets....................  $ 501,186   $ 191,108   $ 692,294   $1,407,495          $2,099,789
                                  =========   =========   =========   ==========          ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............  $   8,205   $   4,331   $  12,536   $       --          $   12,536
  Accrued compensation and
    related expenses............      7,950       5,600      13,550           --              13,550
  Current portion of capital
    lease obligation............         86          21         107           --                 107
  Current portion of notes
    payable.....................        446         817       1,263           --               1,263
  Deferred revenue..............     46,050       1,674      47,724           --              47,724
  Other current liabilities.....     19,390      23,666      43,056       15,000(1)           58,056
                                  ---------   ---------   ---------   ----------          ----------
Total current liabilities.......     82,127      36,109     118,236       15,000             133,236

Notes payable...................        129       3,516       3,645           --               3,645
Long-term liabilities...........         --       1,406       1,406           --               1,406

STOCKHOLDERS' EQUITY:
  Common stock..................    584,918     262,100     847,018    1,371,414 (1)(3)    2,218,432
  Deferred stock compensation...    (19,231)       (351)    (19,582)     (90,591)(1)(3)     (110,173)
  Note receivable from
    stockholders................         --        (503)       (503)         503(3)               --
  Accumulated deficit...........   (146,201)   (111,169)   (257,370)     111,169(3)         (146,201)
  Accumulated other
    comprehensive loss..........       (556)         --        (556)          --                (556)
                                  ---------   ---------   ---------   ----------          ----------
Total stockholders' equity......    418,930     150,077     569,007    1,392,495           1,961,502
                                  ---------   ---------   ---------   ----------          ----------
Total liabilities and
  stockholders' equity..........  $ 501,186   $ 191,108   $ 692,294   $1,407,495          $2,099,789
                                  =========   =========   =========   ==========          ==========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                               COMMERCE ONE, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                 PRO FORMA
                                                                       -----------------------------
                                        HISTORICAL                      BUSINESS
                                  -----------------------              COMBINATION
                                  COMMERCE ONE    APPNET    COMBINED   ADJUSTMENTS         COMBINED
                                  ------------   --------   --------   -----------         ---------
REVENUES:
  License fees..................    $ 27,121     $     --   $ 27,121    $      --          $  27,121
  Services......................       7,888       44,731     52,619           --             52,619
                                    --------     --------   --------    ---------          ---------
  Total revenues................      35,009       44,731     79,740           --             79,740
COSTS AND OPERATING EXPENSES:
  Cost of license fees..........       1,099           --      1,099           --              1,099
  Cost of services..............      10,816       24,762     35,578          714(6)          36,292
  Sales and marketing...........      19,204        3,536     22,740           68(6)          22,808
  Product development...........      14,154           --     14,154           --             14,154
  General and administrative....       3,686       16,297     19,983          318(6)          20,301
  Purchased in-process research
    and development.............       5,142           --      5,142           --              5,142
  Amortization of deferred stock
    compensation................       4,199        5,115      9,314        9,496(4)          18,810
  Amortization of goodwill and
    other intangible assets.....      21,895       14,847     36,742      128,189 (4)(6)     164,931
                                    --------     --------   --------    ---------          ---------
  Total costs and operating
    expenses....................      80,195       64,557    144,752      138,785            283,537
                                    --------     --------   --------    ---------          ---------
Loss from operations............     (45,186)     (19,826)   (65,012)    (138,785)          (203,797)
Interest and other income
  (expense), net................       1,541          706      2,247           --              2,247
Provision for income taxes......          --          270        270           --                270
                                    --------     --------   --------    ---------          ---------
Net loss........................    $(43,645)    $(19,390)  $(63,035)   $(138,785)         $(201,820)
                                    ========     ========   ========    =========          =========
Basic and diluted net loss per
  share.........................    $  (0.29)    $  (0.57)                                 $   (1.13)
                                    ========     ========                                  =========
Number of shares used in
  calculation of basis and
  diluted net loss per
  share(5)......................     151,420       33,842                                    178,618
                                    ========     ========                                  =========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                               COMMERCE ONE, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  PRO FORMA
                                          HISTORICAL                    -----------------------------
                                      -------------------                BUSINESS
                                      COMMERCE                          COMBINATION
                                        ONE       APPNET    COMBINED    ADJUSTMENTS         COMBINED
                                      --------   --------   ---------   -----------         ---------
REVENUES:
  License fees......................  $24,571    $     --   $  24,571    $      --          $  24,571
  Services..........................    8,986     109,707     118,693           --            118,693
                                      --------   --------   ---------    ---------          ---------
  Total revenues....................   33,557     109,707     143,264           --            143,264
COSTS AND OPERATING EXPENSES:
  Cost of license fees..............      484          --         484           --                484
  Cost of services..................   15,586      61,604      77,190        1,700(6)          78,890
  Sales and marketing...............   31,546       8,797      40,343          214(6)          40,557
  Product development...............   20,496          --      20,496           --             20,496
  General and administrative........    5,050      33,918      38,968          788(6)          39,756
  Purchased in-process research and
    development.....................    9,374          --       9,374           --              9,374
  Amortization of deferred stock
    compensation....................    2,324      19,651      21,975       37,984(4)          59,959
  Amortization of goodwill and other
    intangible assets...............   11,133      58,024      69,157      502,454 (4)(6)     571,611
                                      --------   --------   ---------    ---------          ---------
  Total costs and operating
    expenses........................   95,993     181,994     277,987      543,140            821,127
                                      --------   --------   ---------    ---------          ---------
Loss from operations................  (62,436)    (72,287)   (134,723)    (543,140)          (677,863)
Interest and other income (expense),
  net...............................    3,302      (4,287)       (985)          --               (985)
Provision for income taxes..........    4,188         827       5,015           --              5,015
                                      --------   --------   ---------    ---------          ---------
Net loss............................  (63,322)    (77,401)   (140,723)   $(543,140)         $(683,863)
Dividends on and accretion of
  preferred stock...................       --      (2,139)     (2,139)
                                      --------   --------   ---------
Net loss attributable to common
  stockholders......................  $(63,322)  $(79,540)  $(142,862)
                                      ========   ========   =========
Basic and diluted net loss per share
  attributable to common
  stockholders......................  $ (0.74)   $  (3.03)                                  $   (6.04)
                                      ========   ========                                   =========
Number of shares used in calculation
  of basis and diluted net loss per
  share(5)..........................   86,054      26,234                                     113,252
                                      ========   ========                                   =========

   See accompanying notes to unaudited pro forma condensed combined financial information.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

    The total purchase cost of the merger has been allocated on a preliminary basis to assets and liabilities based on management's determination of their fair values. The excess of the purchase cost over the fair value of the net assets acquired has been allocated to goodwill. This allocation is subject to change pending completion of the final analysis of the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

    The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 2000 and statements of operations for the three months ended March 31, 2000 and for the year ended December 31, 1999 are as follows:

(1) To reflect the acquisition of all of the outstanding capital stock of AppNet for a total estimated purchase cost of approximately $1.648 billion. The purchase consideration consists of the following:

    a) Issuance of approximately 27,198,000 shares of Commerce One common stock with a fair value of approximately $1.266 billion. The fair value per share of common stock issued is based on an average of the closing prices on June 19, June 21 and June 20, 2000 (the date of the merger agreement and announcement). Commerce One may be required to issue an additional 274,000 shares in connection with contingent consideration obligations from previous acquisitions by AppNet, which issuance has not been reflected in the pro forma adjustments.

    b) Assumption of options and warrant to purchase approximately 7,300,000 shares of Commerce One common stock with a fair value of approximately $367.1 million, including approximately 900,000 unvested options to be issued prior to closing at a per share exercise price equal to the fair market value of AppNet common stock on the date of grant. For purposes of this calculation, options subject to accelerated vesting were treated as vested options. The fair value of the options and warrant assumed is based on the Black-Scholes model using the following assumptions: fair market value of the underlying shares is based on a 3-day average of the closing price on June 20, 2000; expected life of 1.5 to 4.5 years; expected volatility of 1.35; risk-free interest rate of 5.75%; and expected dividend rate of 0%. A portion of the intrinsic value of the unvested options amounting to $90.9 million has been allocated to deferred stock compensation and will be amortized over the remaining vesting periods of the related unvested options to amortization of deferred stock compensation.

    c) Merger related costs of approximately $15.0 million consisting primarily of fees for investment bankers, attorneys, accountants, filing and financial printing. No pro forma adjustments have been made to reflect costs associated with combining the operations of the two companies and severance benefits and costs associated with discontinuing some redundant business activities as the nature and amount of these costs have not been determined.

(2) Recognition of the excess purchase costs of $1.491 billion over the fair value of net tangible assets acquired have been recorded as goodwill and other intangible assets as follows (in thousands):

Assembled workforce.........................................  $   28,000
Customer contracts and backlog..............................      11,900
Internal proprietary software...............................       3,500
Covenant not-to-compete.....................................       2,300
Goodwill....................................................   1,445,300
                                                              ----------
                                                              $1,491,000
                                                              ==========

(3) To reflect the elimination of the historical stockholders' equity accounts of AppNet.

(4) To reflect the amortization of goodwill and other intangible assets and the amortization of deferred stock compensation resulting from the merger. The goodwill and other intangible assets are being amortized over the following periods: assembled workforce--3 years; customer contracts and backlog--9 months; internal proprietary software--3 years; covenant not-to-compete--28 months; and goodwill--3 years. The deferred stock compensation is being amortized over the remaining vesting periods of up to four years.

(5) Basic and diluted pro forma net loss per share has been adjusted to reflect the issuance of approximately 27,198,000 shares of Commerce One common stock, as if the shares had been outstanding for the entire period presented. The effect of stock options and warrants assumed in the merger have not been included as their inclusion would be anti-dilutive.

(6) Pro forma reclassifications have been made to conform the AppNet presentation to the Commerce One presentation.

           COMPARISON OF RIGHTS OF HOLDERS OF APPNET COMMON STOCK AND
                           COMMERCE ONE COMMON STOCK

    THIS SECTION OF THE PROXY STATEMENT-PROSPECTUS DESCRIBES MATERIAL DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF APPNET CAPITAL STOCK AND COMMERCE ONE CAPITAL STOCK. WHILE COMMERCE ONE AND APPNET BELIEVE THAT THE DESCRIPTION COVERS THE MATERIAL DIFFERENCES BETWEEN THE TWO COMPANIES, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO IN AND INCORPORATED BY REFERENCE INTO THIS DOCUMENT FOR A MORE COMPLETE UNDERSTANDING OF THE DIFFERENCES BETWEEN BEING A STOCKHOLDER OF APPNET AND BEING A STOCKHOLDER OF COMMERCE ONE. THE FOLLOWING DESCRIPTION OF THE CAPITAL STOCK OF COMMERCE ONE AND APPNET DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY THE CERTIFICATES OF INCORPORATION AND BYLAWS OF THE RESPECTIVE COMPANIES, AND BY THE PROVISIONS OF APPLICABLE DELAWARE LAW.

    AppNet's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, govern your rights as a stockholder of AppNet. After completion of the merger, you will become a stockholder of Commerce One. Commerce One's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will govern your rights as a stockholder of Commerce One. Commerce One and AppNet are each incorporated under the laws of the State of Delaware. Accordingly, the Delaware General Corporation Law will continue to govern your rights as a stockholder after completion of the merger.

CAPITALIZATION

    DESCRIPTION OF CAPITAL STOCK OF APPNET AND COMMERCE ONE

    The total authorized shares of capital stock of Commerce One consists of 950,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of June 30, 2000, there were 161,089,496 shares of Commerce One common stock outstanding; there were no shares of preferred stock issued or outstanding. As of that date, Commerce One had also reserved 74,317,868 shares of common stock for issuance pursuant to its employee and director stock and option and stock purchase plans, 33,461,217 of which were issuable upon exercise of these outstanding stock options under the option plans. In addition, 38,000,000 other shares of Commerce One common stock were issuable pursuant to outstanding stock options other than those described above, warrants, rights, convertible or exchangeable securities or other agreements as of June 30, 2000.

    The total authorized shares of capital stock of AppNet consists of 75,000,000 shares of common stock, $0.0005 par value per share, and 116,621 shares of preferred stock, $0.01 par value per share. As of June 30, 2000, there were 34,037,174 shares of AppNet common stock outstanding; there were no shares of preferred stock issued or outstanding. As of that date, AppNet had also reserved 11,370,581 shares of common stock for issuance pursuant to its employee and director stock and option and stock purchase plans, 7,683,762 of which were issuable upon exercise of these outstanding stock options. In addition, 412,604 other shares of AppNet common stock were issuable pursuant to outstanding stock options other than those described above, warrants, rights, convertible or exchangeable securities or other agreements as of June 30, 2000.

    CLASSES OF COMMON STOCK OF APPNET AND COMMERCE ONE

    Commerce One and AppNet each have one class of common stock issued and outstanding. Holders of Commerce One common stock and holders of AppNet common stock are each entitled to one vote for each share held on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock of Commerce One and AppNet are entitled to receive ratably such dividends, if any, as may be declared from time to time by the respective boards of directors our of funds legally available for that purpose. In the event of liquidation, dissolution or winding up, the holders of common stock of Commerce One and AppNet are entitled to share ratably in all assets of their respective companies remaining after

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
payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock of Commerce One and AppNet have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to common stock of Commerce One and AppNet. Holders of common stock of Commerce One and AppNet do not have cumulative voting rights.

    CLASSES OF PREFERRED STOCK OF APPNET AND COMMERCE ONE

    The certificates of incorporation of each of Commerce One and AppNet provide that the respective boards of directors are authorized to provide for the issuance of shares of preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

    Commerce One has 50,000,000 shares of undesignated preferred stock, none of which are issued or outstanding.

    AppNet has 116,621 shares of preferred stock, of which 96,621 shares are designated as Class A preferred stock and 20,000 of which are designated as Class B preferred stock; none of these shares of preferred stock are issued or outstanding.

BOARD OF DIRECTORS

    Commerce One's board of directors currently consists of eleven directors. The number of directors on Commerce One's board is determined exclusively by Commerce One's board of directors. Commerce One's board of directors is divided into three staggered classes, each serving for a term of three years. Each director, including a director elected or appointed to fill a vacancy, holds office until the expiration of the term for which the director was elected and until a successor has been elected and qualified.

    AppNet's board of directors currently consists of seven directors. Any change in the number of directors on AppNet's board is determined through amendment of the relevant provision of the bylaws. Any change in the number of directors below three or above eleven directors, as authorized by the certificate of incorporation, can only be made by amendment to the certificate of incorporation, and no such amendment will affect the term of any director then in office. AppNet directors serve for a term of one year, and hold office until a successor is duly elected and qualified, or until death, resignation or removal.

REMOVAL OF DIRECTORS

    Under Delaware law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed without cause by a majority stockholder vote. A director of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides.

    Commerce One has a classified board of directors, and its certificate of incorporation provides that any of its directors, or its entire board of directors, may be removed only with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of Commerce One entitled to vote in the election of directors. "Cause" is not defined in Commerce One's amended and restated certificate of incorporation or bylaws.

    AppNet's directors, or the entire AppNet board of directors, may be removed at any time, at a meeting called for that purpose, by the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of AppNet entitled to vote in the election of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

    Any newly created directorships in Commerce One's board of directors, resulting from any increase in the number of authorized directors or any vacancies, other than a vacancy resulting from

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
the removal of a director, may be filled by the vote of a majority of the remaining members of the board of directors, even though less than a quorum, or by a sole remaining director. If the remaining members of the board who fill such vacancy are less than a majority of the board (as constituted immediately prior to such increase), any Commerce One stockholder holding at least ten percent of the outstanding shares of Commerce One entitled to vote may request that the Delaware Court of Chancery order an election to fill any such newly created directorships or to replace the directors chosen by the remaining board members to fill the newly created directorships. A vacancy created by removal of a director by a vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present.

    Any newly created directorships in AppNet's board of directors resulting from any increase in the number of authorized directors or any vacancies may be filled by the board of directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Stockholders of Commerce One cannot take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders. The power of stockholders to consent in writing without a meeting is specifically denied.

    Stockholders of AppNet may take action at annual or special meetings of stockholders, or by written consent.

STOCKHOLDER ABILITY TO CALL SPECIAL MEETINGS

    Only Commerce One's board of directors, chairman of the board or president may call special meetings of Commerce One stockholders. Only AppNet's board of directors may call special meetings of AppNet stockholders. Stockholders may not call special meetings at either company.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

    Commerce One's bylaws allow any stockholder to nominate candidates for election to Commerce One's board of directors at, and to propose business to be brought before, any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of Commerce One before the annual stockholder meeting, and who was a stockholder of record at the time notice was given.

    Under Commerce One's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be delivered to the Secretary of Commerce One at Commerce One's principal offices not less than 120 days before the first anniversary of the date on which Commerce One first mailed its proxy materials for the previous year's annual meeting. However, if Commerce One advances or delays the date of the annual meeting by more than 30 days from the anniversary of the previous year's annual meeting, the notice of stockholder nominations or proposals must be delivered not later than the later of 120 days before the annual meeting or 10 days after the date on which the notice of meeting was mailed.

    A stockholder's notice to Commerce One must set forth all of the following:

    - all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or reelection as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

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
    - a brief description of any other business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed and the beneficial owner, if any, on whose behalf the proposal is made; and

    - the stockholder's and the beneficial owner's, if any, name and address as they appear on Commerce One's books and the class and number of shares of Commerce One which are beneficially owned by the stockholder and beneficial owner.

    Stockholder nominations and proposals will not be brought before any Commerce One annual or special stockholder meeting unless the nomination or proposal was brought before the meeting in accordance with Commerce One's stockholder advance notice procedure.

    AppNet's bylaws allow stockholders to nominate candidates for election to AppNet's board of directors at any annual or special stockholder meeting called for the purpose of electing directors. In addition, AppNet's bylaws allow stockholders to propose business to be brought before an annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of AppNet before the annual or special stockholder meeting, and who was a stockholder of record at the time notice was given.

    Under AppNet's bylaws, to be timely, notice of stockholder nominations or proposals must be delivered to or mailed and received by the Secretary of AppNet at AppNet's principal offices:

    - In the case of an annual meeting, not less than 90 days before the first anniversary of the previous year's annual meeting. If AppNet advances the date of the annual meeting by more than 30 days before or delays the date by more than 60 days after the anniversary of the previous year's annual meeting, the notice of stockholder nominations or proposals must be delivered not later than the later of 90 days before the annual meeting or 10 days after the date on which the notice of meeting was mailed.

    - In the case of a special meeting called for the purpose of electing directors, not later than 10 days after the notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

    A stockholder's notice to AppNet must set forth all of the following:

    - the name, age, address and occupation of the nominee for director and the class and number of shares of AppNet owned by the nominee, in the case of a notice to nominate a person for director at an annual or special meeting, and any other information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to the nominee, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

    - a brief description of any other business the stockholder proposes to bring, in the case of an annual meeting;

    - the stockholder's name and address as they appear on AppNet's books and the class and number of shares of AppNet which are beneficially owned by the stockholder; and

    - a description of any arrangements or understandings between the nominating stockholder and the nominee or any other person in connection with the stockholder's proposal, and a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named on the notice or to bring the business before the meeting.

    Stockholder nominations and business proposals will not be brought before any AppNet annual stockholders meeting, and nominations will not be brought before any AppNet special stockholders meeting called to elect directors, unless the nomination or proposal was brought before the meeting in accordance with AppNet's stockholder advance notice procedure.

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
AMENDMENT OF CERTIFICATE OF INCORPORATION

    Under Delaware law, a certificate of incorporation of a Delaware corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's certificate of incorporation.

    Commerce One's certificate of incorporation specifically requires the affirmative vote of the holders of at least two-thirds ( 2/3) of the combined voting power of all of the outstanding shares entitled to vote to amend specific articles within the certificate of incorporation addressing indemnification of directors and officers, election of directors, authorization of the number of directors, and stockholder action by written consent, unless such amendments are also approved by a majority of the directors.

    AppNet's certificate of incorporation does not contain any provisions requiring a vote greater than that required by Delaware law to amend its certificates of incorporation.

AMENDMENT OF BYLAWS

    Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board of directors may also be delegated such power.

    Each of our boards of directors is expressly authorized to adopt, amend and repeal our respective bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

    Our stockholders may also adopt, amend or repeal our bylaws in accordance with Delaware law. Any amendment of Commerce One's bylaws by its stockholders requires the affirmative vote of the holders of a majority of the shares of Commerce One entitled to vote. Amendments to those provisions of Commerce One's bylaws relating to annual and special meetings, stockholder action by written consent, and election, term of office, removal and indemnification of directors, require the affirmative vote of at least two-thirds of the shares of Commerce One entitled to vote. Any amendment or repeal of AppNet's bylaws requires the affirmative vote of the holders of 66 2/3% of the voting power of all shares of AppNet entitled to vote.

STATE ANTI-TAKEOVER STATUTES

    Commerce One and AppNet are both subject to Section 203 of the Delaware General Corporation Law which, under certain circumstances, may make it more difficult for a person who would be an "Interested Stockholder," as defined in
Section 203, in our respective companies, to effect various business combinations with either of us for a three-year period. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Our respective certificates of incorporation and bylaws do not exclude us from the restrictions imposed under
Section 203.

APPRAISAL RIGHTS

    Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights under which the stockholder may receive cash in the amount of the fair market value of his or her shares instead of the consideration he or she would otherwise receive in the transaction.

    Under Delaware law, appraisal rights are not available to:

    - stockholders with respect to a merger or consolidation by a corporation whose shares are either listed on a national securities exchange designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held

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
      of record by more than 2,000 holders, if such stockholders only receive shares of the surviving corporation or shares of any other corporation having shares that are either listed on a national securities exchange designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders; or

    - stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

    Delaware law also does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock:

    - in exchange for the assets of the business to be acquired;

    - in exchange for the outstanding stock of the corporation to be acquired;
      or

    - in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.

    Because Commerce One and AppNet are listed on the Nasdaq Stock Market, Commerce One's and AppNet's stockholders are not entitled to appraisal rights under Delaware law.

LIMITATION OF LIABILITY OF DIRECTORS

    The Delaware General Corporation Law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our respective certificates of incorporation include such a provision to the maximum extent permitted by law.

    While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Delaware General Corporation Law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

    The respective certificates of incorporation and bylaws of Commerce One and AppNet provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either Commerce One or AppNet as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of Commerce One and AppNet to the fullest extent permitted by the Delaware General Corporation Law. The indemnification rights conferred by each of Commerce One and AppNet are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our respective certificates of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, each of Commerce One and AppNet is authorized to purchase and maintain insurance on behalf of its directors and officers.

    Additionally, each of Commerce One and AppNet may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment

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
will be made only upon an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our respective certificates of incorporation and bylaws.

                                 LEGAL MATTERS

    The validity of the shares of Commerce One common stock offered by this proxy statement-prospectus will be passed upon for Commerce One by Wilson Sonsini Goodrich & Rosati, Professional Corporation. Mayer, Brown & Platt will pass upon certain legal matters for AppNet. As of the date of this prospectus, investment partnerships composed of members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation and members of and persons associated with the firm representing Commerce One in the transaction, beneficially own an aggregate of approximately 49,000 shares of Commerce One common stock.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited Commerce One's consolidated financial statements and financial statement schedule included in Commerce One's Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated in this proxy statement-prospectus by reference. Commerce One's consolidated financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    AppNet's audited consolidated financial statements and schedule incorporated by reference in this proxy statement-prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             STOCKHOLDER PROPOSALS

    Under AppNet's by-laws and Rule 14a-8 of the Securities Exchange Act of 1934, as amended, AppNet stockholders may not present proposals for action at the special meeting unless written notice of the proposal, containing the information required by the AppNet by-laws and Rule 14a-8, was delivered to the
Secretary of AppNet no later than             , 2000.

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
                      WHERE YOU CAN FIND MORE INFORMATION

    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROXY STATEMENT-PROSPECTUS.

    All documents filed by Commerce One and AppNet pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement-prospectus and before the date of the special meeting are incorporated by reference into and to be a part of this proxy statement-prospectus from the date of filing of those documents.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

    The following documents, which were filed by AppNet with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

    - AppNet's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed March 30, 2000)

    - AppNet's Definitive Proxy Statement on Schedule 14A (filed April 19, 2000)

    - AppNet's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed May 5, 2000)

    - AppNet's Current Report on Form 8-K dated March 30, 2000 (filed March 30,
      2000)

    - AppNet's Current Report on Form 8-K dated June 20, 2000 (filed July 3,
      2000)

    - The description of AppNet's common stock contained in AppNet's Registration Statement on Form 8-A (filed June 4, 1999)

    The following documents, which have been filed by Commerce One with the Securities and Exchange Commission, are incorporated by reference into this proxy statement-prospectus:

    - Commerce One's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed March 30, 2000)

    - Commerce One's Definitive Proxy Statement on Schedule 14A (filed May 1,
      2000)

    - Commerce One's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed May 15, 2000)

    - Commerce One's Current Report on Form 8-K dated January 7, 2000 (filed January 20, 2000)

    - Commerce One's Current Report on Form 8-K/A dated January 25, 2000 (filed January 25, 2000)

    - Commerce One's Current Report on Form 8-K dated February 2, 2000 (filed February 2, 2000)

    - Commerce One's Current Report on Form 8-K/A dated January 7, 2000 (filed March 22, 2000)

    - Commerce One's Current Report on Form 8-K/A dated January 7, 2000 (filed March 23, 2000)

    - Commerce One's Current Report on Form 8-K dated June 14, 2000 (filed June 28, 2000)

    - Commerce One's Current Report on Form 8-K dated June 20, 2000 (filed June 29, 2000)

    - The description of Commerce One's common stock contained in Commerce One's Registration Statement on Form 8-A (filed June 21, 1999)

    Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement-prospectus will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained in this proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or

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superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement-prospectus.

    The documents incorporated by reference into this proxy statement-prospectus are available from us upon request. Commerce One or AppNet will provide a copy of any and all of the information that is incorporated by reference in this proxy statement-prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this proxy statement-prospectus) to any person, without charge, upon written or oral
request. Any request for documents should be made by       , 2000 to ensure
timely delivery of the documents.

Requests for documents relating to AppNet      Requests for documents relating to
  should be directed to:                         Commerce One should be directed to:

  AppNet, Inc.                                 Commerce One, Inc.
  6707 Democracy Boulevard, Suite 1000         4440 Rosewood Drive
  Bethesda, Maryland 20817                     Pleasanton, California 94588
  Attention: Investor Relations                Attention: Investor Relations
  WWW.APPNET.COM                               WWW.COMMERCEONE.COM

    Commerce One and AppNet file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza                Citicorp Center                Seven World Trade Center
Room 1024                      500 West Madison Street        13th Floor
450 Fifth Street, N.W.         Suite 1400                     New York, New York 10048
Washington, D.C. 20549         Chicago, Illinois 60661

Reports, proxy statements and other information concerning AppNet and Commerce One may be inspected at:

The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of Commerce One and AppNet. The address of the SEC Website is http://www.sec.gov.

    Commerce One has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Commerce One's common stock to be issued to AppNet stockholders in the merger. This proxy statement-prospectus constitutes the prospectus of Commerce One filed as part of the registration statement. This proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

    AppNet stockholders should call Kevin Taback at AppNet Investor Relations at
(877) 551-2323 with any questions about the merger.

    THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT-PROSPECTUS

SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO APPNET AND ITS SUBSIDIARIES WAS PROVIDED BY APPNET AND THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS WITH RESPECT TO COMMERCE ONE WAS PROVIDED BY COMMERCE ONE.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

    This proxy statement-prospectus and the documents incorporated by reference into this proxy statement-prospectus contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on Commerce One's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

    In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" on page 14 of this proxy statement-prospectus.

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                              COMMERCE ONE, INC.,

                      CONSTITUTION ACQUISITION CORPORATION

                                      AND

                                  APPNET, INC.

                           Dated as of June 20, 2000

                                                                               PAGE
                                                                             --------
ARTICLE I THE MERGER.......................................................     A-1

         1.1   The Merger..................................................     A-1
         1.2   Effective Time; Closing.....................................     A-1
         1.3   Effect of the Merger........................................     A-2
         1.4   Certificate of Incorporation; Bylaws........................     A-2
         1.5   Directors and Officers......................................     A-2
         1.6   Effect on Capital Stock.....................................     A-2
         1.7   Surrender of Certificates...................................     A-3
         1.8   No Further Ownership Rights in Company Common Stock.........     A-5
         1.9   Lost, Stolen or Destroyed Certificates......................     A-5
         1.10  Tax and Accounting Consequences.............................     A-5
         1.11  Taking of Necessary Action; Further Action..................     A-5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY.......................     A-6

         2.1   Organization and Qualification; Subsidiaries................     A-6
         2.2   Certificate of Incorporation and Bylaws.....................     A-6
         2.3   Capitalization..............................................     A-6
         2.4   Authority Relative to this Agreement........................     A-8
         2.5   No Conflict; Required Filings and Consents..................     A-8
         2.6   Compliance; Permits.........................................     A-9
         2.7   SEC Filings; Financial Statements...........................     A-9
         2.8   No Undisclosed Liabilities..................................    A-10
         2.9   Absence of Certain Changes or Events........................    A-10
         2.10  Absence of Litigation.......................................    A-10
         2.11  Employee Matters and Benefit Plans..........................    A-11
         2.12  [Reserved]..................................................    A-14
         2.13  Registration Statement; Proxy Statement.....................    A-14
         2.14  Restrictions on Business Activities.........................    A-14
         2.15  Title to Property...........................................    A-14
         2.16  Taxes.......................................................    A-14
         2.17  Environmental Matters.......................................    A-15
         2.18  Brokers.....................................................    A-16
         2.19  Intellectual Property.......................................    A-16
         2.20  Agreements, Contracts and Commitments.......................    A-19
         2.21  Opinion of Financial Advisor................................    A-19
         2.22  Board Approval..............................................    A-20
         2.23  State Takeover Statutes.....................................    A-20
         2.24  Disclaimer of Other Representation and Warranties...........    A-20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT
            AND MERGER SUB.................................................    A-20

         3.1   Organization and Qualification; Subsidiaries................    A-20
         3.2   Certificate of Incorporation and Bylaws.....................    A-20
         3.3   Capitalization..............................................    A-20
         3.4   Authority Relative to this Agreement........................    A-21
         3.5   No Conflict; Required Filings and Consents..................    A-21
         3.6   SEC Filings; Financial Statements...........................    A-22
         3.7   Registration Statement; Proxy Statement.....................    A-22
         3.8   No Undisclosed Liabilities..................................    A-22
         3.9   Absence of Litigation.......................................    A-23

                                                                               PAGE
                                                                             --------
         3.10  Vote Required...............................................    A-23
         3.11  Brokers.....................................................    A-23
         3.12  Intellectual Property.......................................    A-23
         3.13  Disclaimer of Other Representation and Warranties...........    A-23

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................    A-23

         4.1   Conduct of Business by Company..............................    A-23
         4.2   Conduct of Business by Parent...............................    A-26

ARTICLE V ADDITIONAL AGREEMENTS............................................    A-26

         5.1   Proxy Statement/Prospectus; Registration Statement; Other
               Filings; Board Recommendations..............................    A-26
         5.2   Meeting of Company Stockholders.............................    A-27
         5.3   Confidentiality; Access to Information......................    A-28
         5.4   No Solicitation.............................................    A-28
         5.5   Public Disclosure...........................................    A-30
         5.6   Reasonable Efforts; Notification............................    A-30
         5.7   Third Party Consents........................................    A-31
         5.8   Stock Options, Warrants, Employee Benefit and Retention
               Bonuses and Options.........................................    A-31
         5.9   Form S-8....................................................    A-32
         5.10  Indemnification.............................................    A-32
         5.11  Nasdaq Listing..............................................    A-33
         5.12  Company Affiliate Agreement.................................    A-33
         5.13  [Reserved]..................................................    A-33
         5.14  Noncompetition Agreements...................................    A-33
         5.15  Regulatory Filings; Reasonable Efforts......................    A-33
         5.16  Alternative Transaction Structure...........................    A-34

ARTICLE VI CONDITIONS TO THE MERGER........................................    A-34

         6.1   Conditions to Obligations of Each Party to Effect the
               Merger......................................................    A-34
         6.2   Additional Conditions to Obligations of Company.............    A-35
         6.3   Additional Conditions to the Obligations of Parent and
               Merger Sub..................................................    A-35

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................    A-36

         7.1   Termination.................................................    A-36
         7.2   Notice of Termination; Effect of Termination................    A-37
         7.3   Fees and Expenses...........................................    A-37
         7.4   Amendment...................................................    A-38
         7.5   Extension; Waiver...........................................    A-38

ARTICLE VIII GENERAL PROVISIONS............................................    A-39

         8.1   Non-Survival of Representations and Warranties..............    A-39
         8.2   Notices.....................................................    A-39
         8.3   Interpretation; Knowledge...................................    A-39
         8.4   Counterparts................................................    A-40
         8.5   Entire Agreement; Third Party Beneficiaries.................    A-40
         8.6   Severability................................................    A-40
         8.7   Other Remedies; Specific Performance........................    A-40
         8.8   Governing Law...............................................    A-41
         8.9   Rules of Construction.......................................    A-41
         8.10  Assignment..................................................    A-41
         8.11  Waiver of Jury Trial........................................    A-41

                               INDEX OF EXHIBITS

Exhibit A       Form of Company Voting Agreement

Exhibit B       Form of Stock Option Agreement

Exhibit C       Form of Company Affiliate Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of June 20, 2000, among Commerce One, Inc. a Delaware corporation ("PARENT"), Constitution Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Appnet, Inc., a Delaware corporation ("COMPANY").

                                    RECITALS

    A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent and Company intend to enter into a business combination transaction.

    B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is advisable and fair to, and in the best interests of, Company and its stockholders, (ii) has approved this Agreement, the Merger (as defined in Section 1.1) and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

    C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company are entering into Voting/Exchange Agreements in substantially the form attached hereto as Exhibit A (the "COMPANY VOTING AGREEMENTS").

    D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company shall execute and deliver a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit B (the "STOCK OPTION AGREEMENT"). The Board of Directors of Company has approved the Stock Option Agreement.

    E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company (the "COMPANY AFFILIATES") are entering into Company Affiliate Agreements in substantially the form attached hereto as Exhibit C (the "COMPANY AFFILIATE AGREEMENTS"). The Agreement, the Company Voting Agreements, the Stock Option Agreement and the Company Affiliate Agreements are sometimes referred to herein as, the "TRANSACTION DOCUMENTS."

    F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

    NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

    1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF

MERGER") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law including Section 259 of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    1.4  CERTIFICATE OF INCORPORATION; BYLAWS.

    (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall comply with Section 5.10(a) of the Agreement and shall be amended so that the name of the Surviving Corporation shall be "Appnet, Inc."

    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended; provided, that the Bylaws of the Surviving Corporation will comply with Section 5.10(a) of the Agreement.

    1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Company immediately prior to the Effective Time, until their respective successors are duly appointed.

    1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

    (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Common Stock, $0.01 par value per share, of Company including, with respect to each such share of Company Common Stock, (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.8 shares of Common Stock of Parent (the "PARENT COMMON STOCK") (the "EXCHANGE RATIO") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of

Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

    (b) CANCELLATION OF PARENT-OWNED STOCK. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLANS. At the Effective Time, all options to purchase Company Common Stock then outstanding under Company's Incentive Stock Plan (the "CENTURY PLAN"), Company's 1996 Incentive Stock Option Plan (the "1996 PLAN") Company's 1998 Stock Option and Incentive Plan (the "1998 PLAN"), Company's 1999 Stock Incentive Plan (the "1999 PLAN") and the Company's Stock Purchase Plan (the "STOCK PURCHASE PLAN") and, together with the Century Plan, the 1996 Plan, the 1998 Plan and the Stock Purchase Plan, the "COMPANY OPTION PLANS", including options under the Company Option Plans issued after the date hereof in accordance with Section 4.1 of this Agreement shall be assumed by Parent in accordance with Section 5.8 hereof.

    (d) WARRANTS. At the Effective Time, all warrants to purchase Common Stock then outstanding shall be assumed by Parent in accordance with Section 5.8 hereof.

    (e) CAPITAL STOCK OF MERGER SUB. Each share of Common Stock, $0.01 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

    (f) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time. In addition, the Exchange Ratio will be adjusted proportionately and appropriately in the event of any inaccuracy of the representations and warranties made by the Company in Section 2.3 of the Agreement.

    (g) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

    1.7  SURRENDER OF CERTIFICATES.

    (a) EXCHANGE AGENT. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

    (b) PARENT TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, the shares of Parent

Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to
Section 1.7(d).

    (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to
Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Except as specified in Section 1.7(e), no transfer or other taxes will be assessed against the holders of Company Common Stock in connection with such exchange, except as required by law. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to dividends and other distributions, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

    (e) TRANSFERS OF OWNERSHIP. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (f) REQUIRED WITHHOLDING. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement, including, without limitation, any withholding related to Company Stock Options or "parachute payments" within the meaning of Section 280G(b)(2). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

    (g) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    1.10 TAX AND ACCOUNTING CONSEQUENCES. The parties hereto intend that the Merger constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. The parties hereto intend that the Merger be accounted for as a "purchase" transaction.

    1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

    The Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "COMPANY SCHEDULE"), as follows:

    2.1  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

    (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Company.

    (b) Company has no subsidiaries except for the corporations identified in
Section 2.1(b) of the Company Schedule. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

    (c) Company and each of its subsidiaries is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of their business requires such qualification and where the failure to so qualify would have a Material Adverse Effect (as defined in Section 8.3) on the Company.

    2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Company has previously furnished to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of Company is in violation of its equivalent organizational documents.

    2.3  CAPITALIZATION.

    (a) The authorized capital stock of Company consists of 75,000,000 shares of Company Common Stock and 116,621 shares of Preferred Stock ("COMPANY PREFERRED STOCK"), each having a par value of $0.0005 per share. At the close of business on the date of this Agreement (i) 33,997,491 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 170,644 shares of Company Common Stock were held in treasury by Company or by subsidiaries of Company; (iii) 43,061 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Century Plan; (iv) no shares of Company Common Stock were available for future issuance under the Century Plan;
(v) 3,980 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1996 Plan; (vi) 5,660 shares of Company Common Stock were available for future grant under the 1996 Plan; (vii) 1,083,915 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1998 Plan; (viii) 277,673 shares of Company Common Stock were available for future grant under the 1998 Plan;
(ix) 6,290,036 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1999 Plan; (x) 3,666,256 shares of Company Common Stock were available for future grant under the 1999 Plan; (xi) 250,000 shares of Company Common Stock were reserved for issuance under the Purchase Plan; (xii) 70,175 shares of Company Common Stock were reserved for future issuance upon conversion of warrants of the Company (the "WARRANTS") and 121 shares of Preferred Stock were reserved for future issuance upon conversion of warrants of the Company; (xiii) 342,249 shares of Company Common Stock were reserved for issuance pursuant to contingent acquisition payouts; and (xiv) 6,765,000 shares of Company Common Stock were reserved for future issuance pursuant to the Stock Option Agreement. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. Between June 15, 2000 and June 20, 2000, there were no additional grants of options to purchase securities of the Company or other instruments exercisable for capital stock of the Company and the Company did not issue any shares of capital stock of the Company other than pursuant to the exercise of Company Stock Options outstanding as of June 15, 2000 and set forth in this Section 2.3(a). Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Company Stock Option expires; and (viii) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or by the termination or cessation of the employment of such optionee, and indicates the extent of acceleration. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.3(a) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable material securities laws and other applicable material Legal Requirements (as defined below) and (ii) all material requirements set forth in applicable Contracts. For the purposes of this Agreement, "LEGAL REQUIREMENTS" means (i) any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

    (b) Except as set forth in Section 2.3(b) of the Company Schedule or as set forth in Section 2.3(a) hereof and except for the Stock Option Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as set forth in Section 2.7(b) of the Company Schedule and except as contemplated by this Agreement, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of the Company will not be entitled to dissenters' rights under Delaware Law in connection with the Merger.

    2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of Company of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the Stock Option Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement and the Merger by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms.

    2.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement and the Stock Option Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's subsidiaries, (ii) subject to obtaining the approval of Company's stockholders of this Agreement and the Merger and compliance with the requirements set forth in Section 2.5(c) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material Contract to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected except (A) as set forth in Section 2.5(a) of the Company Schedule or (B) in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that could not individually or in the aggregate, have a Material Adverse Effect on the Company.

    (b) Section 2.5(b) of the Company Schedule lists all material consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to the Company, Parent or the Surviving Corporation as a result of the Merger.

    (c) The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS"), the pre-merger notification requirements (the "HSR APPROVAL") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and of foreign Governmental Entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and
(B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Material Adverse Effect on Company or, after the Effective Time, Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

    2.6  COMPLIANCE; PERMITS.

    (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material Contract to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not have a Material Adverse Effect on the Company. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or have a Material Adverse Effect on the Company.

    (b) Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company and its subsidiaries taken as a whole (collectively, the "COMPANY PERMITS"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits except, in each case, where the failure, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    2.7  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Company has filed all the forms, reports and documents required to be filed by Company with the SEC since June 30, 1999 (the "COMPANY SEC REPORTS"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

    (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring adjustments which were not or are not expected to be material to the Company.

    (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

    2.8 NO UNDISCLOSED LIABILITIES. Neither Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of March 31, 2000, (ii) liabilities disclosed in Section 2.8 of the Company Schedule or (iii) liabilities incurred since March 31, 2000 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company and its subsidiaries, taken as a whole.

    2.9  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in Section
2.9 of the Company Schedule, since March 31, 2000, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice (other than to officers or directors of the Company), or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice (other than to officers or directors of the Company), or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the disposition of any Intellectual Property (as defined in Section 2.19), other than licenses or transactions (including entering into Master Service Agreements) in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

    2.10 ABSENCE OF LITIGATION. Except as described in Section 2.10 of the Company Schedule or in the Company's SEC Reports, there are no claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Company.

    2.11  EMPLOYEE MATTERS AND BENEFIT PLANS

    (a) DEFINITIONS. With the exception of the definition of "Affiliate" set forth in Section 2.11(a)(i) below (which definition shall apply only to this Section 2.11), for purposes of this Agreement, the following terms shall have the meanings set forth below:

        (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b) or (c) of the Code and the regulations issued thereunder;

        (ii) COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

       (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended;

        (iv) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

        (v) "DOL" shall mean the Department of Labor;

        (vi) "Employee" shall mean any current or former or retired employee, consultant, independent contractor or director of the Company or any Affiliate;

       (vii) "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

      (viii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

        (ix) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

        (x) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

        (xi) "IRS" shall mean the Internal Revenue Service;

       (xii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

      (xiii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

    (b) SCHEDULE. Section 2.11(b) of the Company Schedule contains an accurate and complete list of each Company Employee Plan and International Employee Plan as well as each Employment Agreement (i) which provides for severance payments and annual cash compensation in excess of $100,000 or (ii) which does not provide that the employment of a person is "at-will"; provided, that in the case of employment agreements which are not "at will" Section 2.11(b) need only list those agreements which, if terminated by the Company would collectively require the Company to make more than $100,000 in aggregate payments through the term of such Employment Agreements. The Company does not have any plan or commitment to establish any new Company Employee Plan,

International Employee Plan, or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Agreement.

    (c) DOCUMENTS. With respect to each Company Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each Company Plan and any amendments thereto (or if a Company Plan is not a written Company Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code.

    (d) EMPLOYEE PLAN COMPLIANCE. Except as set forth on Schedule 2.11(d) of the Company Schedule and except in each case where the failure individually or in the aggregate would not have a Material Adverse Effect on the Company,
(i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

    (e) PENSION PLAN. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

    (f) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE EMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

    (g) NO POST-EMPLOYMENT OBLIGATIONS.  Except as set forth in Schedule
2.11(g) or as is required by law, no Company Employee Plan provides, or reflects or represents any liability, and the Company has no liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute.

    (h) HEALTH CARE COMPLIANCE. Neither the Company nor any Affiliate has, prior to the Effective Time violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees, except where the violation, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    (i) EFFECT OF TRANSACTION.

        (i) Except as set forth on Schedule 2.11(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

        (ii) Except as set forth on Schedule 2.11(i), no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code or will or may be made in connection with a "gross up" provision related to such "parachute payments".

    (j) EMPLOYMENT MATTERS. Except as set forth in Section 2.11(j) of the Disclosure Schedule and except as would not to have a Material Adverse Effect on the Company, the Company: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees;
(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

    (k) LABOR. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.11(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.11(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

    (l) INTERNATIONAL EMPLOYEE PLAN. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

    2.12  [RESERVED].

    2.13 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement/prospectus to be filed with the SEC by Company pursuant to Section 5.1(a) hereof (the "PROXY STATEMENT/PROSPECTUS") will, at the dates mailed to the stockholders of Company, at the times of the stockholders meeting of Company (the "COMPANY STOCKHOLDERS' MEETING") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied or filings made by Parent or Merger Sub which is contained in any of the foregoing documents.

    2.14  RESTRICTIONS ON BUSINESS ACTIVITIES.  Except as set forth in Section
2.14 of the Company Schedule, there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

    2.15 TITLE TO PROPERTY. Neither Company nor any of its subsidiaries owns any real property. Schedule 2.15 sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease.

    2.16  TAXES.

        (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.

        (b)  TAX RETURNS AND AUDITS.

        (i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not, individually or in the aggregate, material to the Company and such returns are true and correct in all material respects and have been completed in accordance with applicable law. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

        (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees or other third parties all federal and state income Taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not, individually or in the aggregate, material to the Company.

       (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

        (iv) Except as stated in Section 2.16 of the Company Schedule, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

        (v) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed, formally or informally, by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

        (vi) Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated March 31, 2000 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since March 31, 2000 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

       (vii) Neither the Company nor any of its subsidiaries is liable for any material Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) other than a member of the "affiliated group" (as defined in Section 1504(a) of the Code) of which the Company is the common parent (the "Company Group"). Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement, including any partnership agreement or other arrangement that could be treated as a partnership for a Tax purpose other than with a member of the Company Group.

      (viii) Neither the Company nor any of its subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of
    Section 355 of the Code. The stock of neither the Company nor any of its subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

        (ix) The Company is not and has never been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code.

    2.17  ENVIRONMENTAL MATTERS.

    (a) HAZARDOUS MATERIAL. Except as would not reasonably be expected to have a Material Adverse Effect on the Company or any of its subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "HAZARDOUS MATERIAL") are present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) HAZARDOUS MATERIALS ACTIVITIES. Except as would not reasonably be expected to have a Material Adverse Effect on the Company (in any individual case or in the aggregate) (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) PERMITS. The Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted except where the failure to hold such approvals, permits, clearances or consents would not reasonably be expected to have a Material Adverse Effect on the Company.

    (d) ENVIRONMENTAL LIABILITIES. Except as set forth in Section 2.17 of the Company Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against the Company or any of its subsidiaries in a writing delivered to the Company or any of its subsidiaries concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries.

    2.18 BROKERS. Except for the fees payable to Lazard Freres & Co. LLC pursuant to an engagement letter, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    2.19 INTELLECTUAL PROPERTY. For the purposes of this Agreement, the following terms have the following definitions:

    "INTELLECTUAL PROPERTY" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
    (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLS") and other names and locators associated with the Internet ("DOMAIN NAMES"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

    "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company and it subsidiaries.

    "REGISTERED INTELLECTUAL PROPERTY" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

    "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

    (a) Section 2.19(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

    (b) [RESERVED]

    (c) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

    (d) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

    (e) Section 2.19(e) of the Company Schedule is a complete and accurate list of all material actions that are required to be taken by the Company within one hundred eighty (180) days of the date hereof with respect to any of the foregoing Company Registered Intellectual Property, except, in each case, where the failure to take such actions, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    (f) Company owns and has good and exclusive title to each material item of Company Intellectual Property purported to be owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the foregoing: (i) except as specified in Section 2.19(f) of the Company Schedule, Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

    (g) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

    (h) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Company Intellectual Property, to any third party, or knowingly permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

    (i) Section 2.19(i) of the Company Schedule lists all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party:
(i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or
(ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company.

    (j) All material contracts, licenses and agreements relating to either
(i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company or any of its subsidiaries, are in full force and effect. Except as specified in Section 2.19(j) of the Company Schedule, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Except as specified in Section 2.19(j) of the Company Schedule, following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Except as specified in Section 2.19(j) of the Company Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them,
(ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

    (k) The operation of the business of the Company and its subsidiaries as such business currently is conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries and (ii) the Company's use of any product, device or process, has not, does not and, to its knowledge, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

    (l) Except as specified in Section 2.19(l) of the Company Schedule, neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

    (m) Except as specified in Section 2.19(m) of the Company Schedule, to the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

    (n) Company and each of its subsidiaries has taken reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries. Substantially all employees and all employees at the director level and above and all engineers of the Company have entered into a proprietary information/ confidentiality agreement substantially in the form provided to Parent.

    2.20  AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth in
Section 2.20 of the Company Schedule, neither Company nor any of its subsidiaries is a party to or is bound by:

    (a) any employment or consulting agreement, contract or commitment with any officer, director, Company employee currently earning an annual salary in excess of $100,000 or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company;

    (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (c) any agreement of indemnification or any guaranty other than any agreement of indemnification or warranty entered into in the ordinary course of business in connection with the sale of products or the provision of services;

    (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

    (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

    (f) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

    (g) any material settlement agreement entered into within five (5) years prior to the date of this Agreement; or

    (h) any other agreement, contract or commitment that has a value of $500,000 or more individually or which relates to one of Company's customers listed on
Schedule 2.20(h) of the Company Schedule which sets forth a list of the Company's top twenty customers by revenue for fiscal year end 1999.

    Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

    2.21 OPINION OF FINANCIAL ADVISOR. Company has been advised in writing by its financial advisor, Lazard Freres & Co. LLC, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Company from a financial point of view.

    2.22 BOARD APPROVAL. The Board of Directors of Company has, as of the date of this Agreement unanimously (i) approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is fair, advisable and in the best interests of the stockholders of Company and (iii) recommended that the stockholders of Company approve this Agreement and the Merger.

    2.23 STATE TAKEOVER STATUTES. The Board of Directors of the Company has approved the Merger and the Transaction Documents, and such approval is sufficient to render inapplicable to the Merger, the Transaction Documents and the transactions contemplated by the Transactions Documents, the provisions of
Section 203 of the Delaware Law to the extent, if any, such section is applicable to the Merger, the Transaction Documents and the transactions contemplated by the Transaction Documents.

    2.24 DISCLAIMER OF OTHER REPRESENTATION AND WARRANTIES. The Company does not make, and has not made, any representations or warranties relating to the Company or in connection with the transactions contemplated hereby other than those expressly set forth in this Section 2. No person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary, the businesses of the Company or otherwise in connection with the transactions contemplated hereby except as set forth in this Section 2 and in the Option Agreement and, if made, such representation or warranty must not be relied upon as having been authorized by the Company.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULE"), as follows:

    3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

    3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Parent has previously furnished to Company complete and correct copies of its Certificate of Incorporation and Bylaws as amended to date (together, the "PARENT CHARTER DOCUMENTS"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no subsidiary of Company is in violation of any of its equivalent organizational documents.

    3.3  CAPITALIZATION.

    (a) As of May 15, 2000, the authorized capital stock of Parent consisted of 250,000,000 shares of Parent Common Stock, $0.0001 par value, of which 155,657,799 shares were issued and outstanding on such date, and 10,000,000 shares of undesignated Preferred Stock ("PARENT PREFERRED STOCK"), $0.0001 par value, none of which were issued or outstanding on such date. Parent has also reserved 66,060,944 shares of Parent Common Stock for issuance pursuant to its employee and director stock and option and stock purchase plans, 28,289,507 of which were issuable upon exercise of such outstanding stock options ("PARENT OPTIONS") as of May 15, 2000. In addition, 38,000,000 other shares of Parent Common Stock are issuable pursuant to outstanding stock options (other than those described above), warrants, rights, convertible or exchangeable securities or other agreements as of May 15, 2000. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Parent Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever. On May 31, 2000, Parent stockholders approved (i) an increase of 3,500,000 shares in the number of shares authorized under Parent's 1997 Incentive Stock Option Plan, (ii) an increase of 3,700,000 in the number of shares authorized under Parent's 1999 Employee Stock Purchase Plan, (iii) an increase in the number of authorized shares of Parent Common Stock to 950,000,000 and (iv) an increase in the number of authorized shares of Preferred Stock to 50,000,000. On June 14, 2000, Parent issued 3,851,233 shares of Parent Common Stock to SAP AG and agreed to issue up to an additional $75 million worth of Parent Common Stock to SAP AG upon the satisfaction of certain conditions. With the exception of the previous two sentences, no material change in the capitalization of Parent has occurred since May 15, 2000.

    3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Stock Option Agreement, or to consummate the transactions so contemplated. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms.

    3.5  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by Parent and Merger Sub and the Stock Option Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub and the Stock Option Agreement by Parent shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Parent or any of its subsidiaries,
(ii) subject to compliance with the requirements set forth in
Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    (b) The execution and delivery of this Agreement by Parent and Merger Sub and the Stock Option Agreement by Parent do not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not prevent consummation of the Merger or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement or (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

    3.6 SEC FILINGS; FINANCIAL STATEMENTS. Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after July 1, 1999 (the "PARENT SEC REPORTS"), which are all the forms, reports and documents required to be filed by Parent with the SEC since July 1, 1999. The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC. Since March 31, 2000, there has not been a Parent Material Adverse Effect.

    3.7 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/ Prospectus will, at the dates mailed to the stockholders of Company, at the time of the Company Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or, to Parent's knowledge, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

    3.8 NO UNDISCLOSED LIABILITIES. Neither Parent nor any of its subsidiaries has any material liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent's balance sheet as of March 31, 2000 or (ii) liabilities incurred since March 31, 2000 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

    3.9 ABSENCE OF LITIGATION. There are no material claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

    3.10 VOTE REQUIRED. Subject to the accuracy of the Company's representations and warranties in Section 2.3 hereof, no vote of the holders of any class or series of Parent's capital stock is necessary to approve this Agreement and the transactions contemplated hereby.

    3.11 BROKERS. Except for the fees payable to J.P. Morgan & Co., Inc. pursuant to an engagement letter, a copy of which has been provided to Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.12 INTELLECTUAL PROPERTY. (i) The Parent owns, is validly licensed or otherwise has the right to use all Intellectual Property that is material to the conduct of the business of the Parent as it is presently conducted; (ii) as of the date of this Agreement, no suits, actions or proceedings are pending, and no person has threatened in writing to commence any suit, action or proceeding, alleging that the Parent is materially infringing or misappropriating the rights of any person with regard to any Intellectual Property, except for suits, actions or proceedings that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent; and (iii) no person is infringing the Intellectual Property rights of the Parent, except for infringements which, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

    3.13 DISCLAIMER OF OTHER REPRESENTATION AND WARRANTIES. The Parent does not make, and has not made, any representations or warranties relating to the Parent or in connection with the transactions contemplated hereby other than those expressly set forth in this Section 3. No person has been authorized by the Parent to make any representation or warranty relating to the Parent, the businesses of the Parent or otherwise in connection with the transactions contemplated hereby except as set forth in this Section 3 and, if made, such representation or warranty must not be relied upon as having been authorized by the Parent.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

    4.1 CONDUCT OF BUSINESS BY COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, Company will promptly notify in writing Parent of any material adverse event involving its business or operations.

    In addition, except as permitted by the terms of this Agreement, and except as provided in Section 4.1 of the Company Schedule and as contemplated by
Section 5.8(d) of the Parent Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as contained in the Company Schedule, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

    (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights, except in connection with customer contracts consistent with past practice in the ordinary course of business;

    (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

    (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (x) the issuance delivery and/or sale of shares of Company Common Stock pursuant to the exercise of stock options, convertible securities or warrants outstanding as of the date of this Agreement or hereafter issued in accordance with this Agreement and (y) the issuance of shares of capital stock pursuant to the acquisitions described in
Section 4.1(h) of the Company Schedule;

    (g) Cause, permit or propose any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

    (h) Except as set forth in Section 4.1(h) of the Company Schedule, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or alliances;

    (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (i) sales of inventory in the ordinary course of business consistent with past practice, (ii) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries, (iii) the sale of goods or licenses of Intellectual Property in the ordinary course of business and in a manner consistent with past practice (x) involving annual revenues or receipts of less than or equal to $500,000, or involving annual expenditures or liabilities of less than or equal to $250,000 and (y) having a term of less than or equal to twelve months, or (iv) dispositions of other immaterial assets in the ordinary course of business and in a manner consistent with past practice;

    (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice and other than the replacement of the Company's current line of credit for $25 million with a similar line of credit having more favorable terms to the Company and any drawdowns thereunder;

    (k) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

    (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) in excess of $750,000 individually or $1,500,000 in the aggregate other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, or
(ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

    (m) Make any individual or series of related payments outside of the ordinary course of business or make or commit to make capital expenditures beyond those contained in the Company's capital expenditure budget in effect on the date hereof, a copy of which has been provided to Parent;

    (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material Contract or agreement;

    (o) Enter into or renew any contracts, agreements, or obligations containing any non-competition or exclusivity restrictions on the Company;

    (p) Revalue any of its assets or make any change in accounting methods, principles or practices;

    (q) Incur or enter into any agreement, contract or commitment requiring Company or any of its subsidiaries to pay in excess of an aggregate of $500,000 other than in the ordinary course of the Company's business;

    (r) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code;

    (s) Hire employees other than in the ordinary course of business consistent with past practice;

    (t) Make any Tax election or accounting method change that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

    (u) Agree in writing or otherwise to take any of the actions described in
Section 4.1 (a) through (t) above.

    4.2 CONDUCT OF BUSINESS BY PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement and the Stock Option Agreement, without the prior written consent of Company, Parent shall not engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368(a) of the Code.

    In addition, except as permitted by the terms of this Agreement and except as provided in Article 4 of the Parent Schedules, without the prior written consent of the Company (which consent shall not be unreasonably withheld), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following:

    (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or repurchase agreements in effect on the date hereof; or

    (c) Agree in writing or otherwise to take any of the actions described in
Section 4.2(a) or (b) above.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    5.1 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS; BOARD RECOMMENDATIONS.

    (a) As promptly as practicable after the execution of this Agreement, Company and Parent will prepare, and file with the SEC, the Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the S-4 in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. Each of Company and Parent will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Company will cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the S-4 is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company, such amendment or supplement.

    (b) The Company shall cause the Proxy Statement/Prospectus to include the unanimous recommendation of the Board of Directors of Company in favor of adoption and approval of this Agreement and approval of the Merger.

    5.2  MEETING OF COMPANY STOCKHOLDERS.

    (a) Promptly after the date hereof, Company will take all action necessary in accordance with Delaware Law and the Company Charter Documents to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the S-4, for the purpose of voting upon this Agreement and the Merger. Subject to Section 5.2(c), Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting to the extent there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this
Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal.

    (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall unanimously recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting;
(ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

    (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) neither Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law. Nothing contained in this Section 5.2 shall limit Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this

Agreement, "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 35% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 85% of the fair market value of Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 85% of the voting power of the then outstanding shares of capital stock of the Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (after consultation with a financial advisor of nationally recognized reputation as to whether such offer is more favorable to the Company Stockholders from a financial point of view than the terms of the Merger) to be more favorable to the Company stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Company's Board of Directors to be obtained by such third party on a timely basis.

    5.3  CONFIDENTIALITY; ACCESS TO INFORMATION.

    (a) The parties acknowledge that the Company and Parent have each previously executed and delivered confidentiality agreements dated June 3, 2000 (each, a "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreements will continue in full force and effect in accordance with their respective terms; provided, however, that the "standstill" provisions of the Confidentiality Agreement delivered by Parent for the benefit of Company shall terminate on the date of this Agreement.

    (b) Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    (c) Parent will afford Company and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request. No information or knowledge obtained by Company in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    5.4  NO SOLICITATION.

    (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) subject to Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Notwithstanding the foregoing two sentences, the Company may participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement (including a standstill agreement therein) with terms no less favorable to the Company than those in effect between the Company and Parent to any Person if and only if (x) such Person has submitted an unsolicited bona fide written Acquisition Proposal to the Company's Board of Directors, (y) neither the Company nor any of the Company Representatives shall have violated the foregoing two sentences and (z) the Board of Directors of the Company (i) determines by a majority vote in its good faith judgment, after consultation with outside counsel, that such Acquisition proposal is a Superior Offer and taking such action is necessary to satisfy the fiduciary duties of such Board under applicable law and (ii) provides prior written notice to Parent of its decision to so participate or furnish. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company. In addition to the foregoing, the Company shall (i) provide Parent with at least twenty-four (24) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least one (1) business day prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

    For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 20% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

    (b) In addition to the obligations of Company set forth in paragraph (a) of this Section 5.4, Company as promptly as practicable shall advise Parent orally and in writing of any request received by Company for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry received by Company with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry.

    5.5 PUBLIC DISCLOSURE. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules of the Nasdaq Stock Market. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

    5.6  REASONABLE EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following:
(i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (v) lift or rescind the effects of any injunction, judgment or order adversely affecting the ability of the parties to consummate the transaction contemplated hereby and
(vi) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

    (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    5.7 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable best efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    5.8 STOCK OPTIONS, WARRANTS, EMPLOYEE BENEFIT AND RETENTION BONUSES AND OPTIONS.

    (a) STOCK OPTIONS. At the Effective Time, each outstanding option to purchase shares of Company Common Stock and any right to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under the Company Option Plans, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same (but no additional restrictions on vesting or other requirements) terms and conditions of such options immediately prior to the Effective Time (including, without limitation, qualified or nonqualified option status and any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

    (b) WARRANTS. At the Effective Time, the Warrants will be assumed by Parent. Each Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same (but no additional restrictions on vesting or other requirements) terms and conditions set forth in the applicable warrant agreement immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the share of Parent Common Stock issuable upon exercise of such assumed Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent.

    (c) EMPLOYEE BENEFITS.

        (i) Parent agrees that individuals who are employed by the Company or any Subsidiary of the Company immediately prior to the Effective Time shall become employees of the Surviving Corporation or one of its Subsidiaries upon the Effective Time (each such employee, a "COMPANY EMPLOYEE"); provided, however, that this Section 5.8(c) shall not be construed to limit the ability of the Company or any of its Subsidiaries to terminate the employment of any Company Employee at any time.

        (ii) After the Effective Time and on a schedule determined by Parent in connection with its integration of its business with that of the Company, the Company Employees shall be eligible to participate in the employee benefit plans of Parent (including Parent's employee stock purchase plan) to the same extent as any similarly situated and geographically located employee of Parent. The Company Employees will be allowed credit for their service with the Company and its Subsidiaries for purposes of vesting, calculating the number of vacation days to which such employees are entitled, and participation only and for entitlement and benefit accrual purposes, with respect to the employee benefit plans in which such Company Employees participate following the Effective Time.

       (iii) Unless otherwise requested by Parent in writing prior to the Effective Time, the Company shall cause to be adopted prior to the Effective Time resolutions of the Company's Board of Directors to cease all contributions to the any and all 401(k) plans maintained or sponsored by the Company or any of its subsidiaries (collectively, the "401(K) PLANS"), and to terminate the 401(k) Plans, on the day preceding the Effective Time. Such resolutions shall provide (to the extent required under Section 411 of the Code) that all participants shall be fully vested in their account balances under the 401(k) Plans. Such resolutions shall also authorize distributions of 401(k) Plans balances to participants (to the extent permitted under Section 401(k)(10) of the Code) as soon as practicable following the termination of each such 401(k) Plan and, if elected by Parent, the Company's receipt from the Internal Revenue Service of a favorable determination letter regarding the tax-qualified status of the 401(k) Plans following its termination. The Company shall deliver to Parent an executed copy of such resolutions as soon as practicable following their adoption by Company's Board of Directors and shall fully comply with such resolutions.

    (d) RETENTION BONUSES AND OPTIONS. Following the date hereof and prior to the Effective Time, Parent and Company will use best efforts to implement the performance incentives described in Section 5.8(d) of the Parent Schedule.

    5.9 FORM S-8. Parent agrees to file, if available for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time.

    5.10  INDEMNIFICATION.

    (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time (the "INDEMNIFIED PARTIES") and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

    (b) Parent shall cause to be maintained for a period of three years from the Effective Time the Company's current directors and officers insurance policy (the "COMPANY'S D&O INSURANCE") to the extent that it provides coverage for events occurring prior to the Effective Time for all Persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of the lesser of $750,000 or 150% of the last annual premium paid prior to the date of this Agreement (such amount, the "MAXIMUM PREMIUM"). Upon request by Parent, the Company shall use its reasonable best efforts to extend coverage under the Company's D&O Insurance by obtaining a three-year "tail" policy (provided, that the lump sum payment to purchase such coverage does not exceed three times the Maximum Premium) and such "tail" policy shall satisfy Parent's obligations under this Section 5.10(b). Parent's obligations under this Section 5.10(b) shall also be satisfied if Parent's directors and officers insurance provides (or is amended to provide) substantially similar coverage for events occurring prior to the Effective Time for Persons who are directors and officers of the Company on the date of this Agreement. If the Company's existing directors and officers insurance expires, is terminated or canceled during such three-year period or a "tail" policy cannot be purchased on the terms set forth above and Parent cannot or determines not to satisfy its obligations under this Section 5.10(b) pursuant to the preceding sentence, Parent shall use its reasonable best efforts to cause to be obtained as much directors and officers insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the Company's D&O Insurance.

    (c) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

    5.11 NASDAQ LISTING. Parent agrees to cause the listing prior to the Effective Time on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance pursuant to the Company Stock Options and Company Warrants, in connection with the Merger, subject to official notice of issuance.

    5.12  COMPANY AFFILIATE AGREEMENT.  Set forth in Section 5.12 of the Company
Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "COMPANY AFFILIATE"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company has caused each Company Affiliate to enter into a Company Affiliate Agreement concurrently herewith and each Company Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

    5.13  [RESERVED]

    5.14 NONCOMPETITION AGREEMENTS. Following the date hereof and prior to the Effective Time, Parent and Company will use best efforts to enter into or confirm the non-competition arrangements as described in Section 5.8(d) of the Parent Schedule.

    5.15 REGULATORY FILINGS; REASONABLE EFFORTS. As soon as may be reasonably practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

    5.16 ALTERNATIVE TRANSACTION STRUCTURE. At the election of Parent and upon the consent of the Company (which shall not be reasonably withheld), the parties agree to amend the Agreement to provide that the acquisition of Company by Parent be accomplished by means of an exchange offer of Parent Common Stock for all of the issued and outstanding shares of Company Common Stock pursuant to a Solicitation/Recommendation Statement filed with the SEC on Schedule 14D-9; provided, however, that the parties will not adopt such alternative transaction structure if such structure, by itself, would (i) fail to result in a "reorganization" within the meaning of Section 368 of the Code, (ii) change the Exchange Ratio, or (iii) otherwise adversely affect the Company or its stockholders in connection with the transactions contemplated hereby.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

    (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Company.

    (b) REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

    (c) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

    (d) TAX OPINIONS. Parent and the Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Mayer, Brown and Platt, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; PROVIDED, HOWEVER, that if the counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders the opinion to such party that the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Code. The parties to this Agreement agree to make such customary representations as requested by such counsel for the purpose of rendering such opinions.

    (e) NASDAQ LISTING. The shares of Parent Common Stock issuable to the stockholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

    6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

    (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties,
(i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

    (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

    6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

    (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company (B) for changes contemplated by this Agreement; and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause
A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer and Chief Financial Officer of Company.

    (b) AGREEMENTS AND COVENANTS. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

    (c) AFFILIATE AGREEMENTS. Each of the Company Affiliates shall have entered into the Company Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company:

    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

    (b) by either Company or Parent if the Merger shall not have been consummated by January 31, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

    (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

    (d) by either Company or Parent if the required approval of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a breach by Company of this Agreement;

    (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the Closing Date, provided, that if such inaccuracy in Parent's and Merger Sub's representations and warranties or breach by Parent and Merger Sub is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

    (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the Closing Date, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by Company is cured during such thirty (30)-day period);

    (g) by Parent, upon a material breach of the provisions of Section 5.4 of this Agreement; or

    (h) by Parent if a Triggering Event (as defined below) shall have occurred. For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors

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
of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the unanimous recommendation of the Board of Directors of Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) Board of Directors of Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement or receipt of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

    7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(e) or Section 7.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    7.3  FEES AND EXPENSES.

    (a) GENERAL. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto), the S-4 (including financial statements and exhibits) and any amendments or supplements thereto and any filing required under the HSR Act or any other applicable antitrust or competition law.

    (b) COMPANY PAYMENTS. The Company shall pay to Parent in immediately available funds, within one (1) business day after demand by Parent, an amount equal to $38.472 million plus any Parent Stipulated Expenses (as defined below) incurred by Parent in connection with the transaction contemplated hereby (the "TERMINATION FEE") if:

        (i) this Agreement is terminated by Parent pursuant to
    Section 7.1(g) or (h).

        (ii) this Agreement is terminated by Parent or the Company, as applicable, pursuant to Section 7.1(b) or (d) and any of the following shall occur (provided, however, that in the case of termination pursuant to Section 7.1(d), Company shall pay to Parent the Parent Stipulated Expenses immediately after such termination regardless of whether either of the following shall occur):

            a) if following the date hereof and prior to the Company Stockholders Meeting, a third party has announced an Acquisition Proposal and within twelve (12) months following the termination of this Agreement a Company Acquisition (as defined below) is consummated; or

            b) if following the date hereof and prior to the Company Stockholders Meeting, a third party has announced an Acquisition Proposal and within twelve (12) months following the termination of this Agreement the Company enters into an agreement or letter of intent providing for a Company Acquisition. As used in this Agreement, the term "PARENT STIPULATED EXPENSES" shall mean those fees and expenses actually incurred by Parent in connection with this Agreement, and the transactions contemplated hereby and thereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other representatives; provided that such amount shall not exceed $2.0 million.

       (iii) The Company acknowledges that the agreements contained in this
    Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement):
    (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 40% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 40% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of the Company.

    7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

    7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent or Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

    8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:

           Commerce Once, Inc.
           4440 Rosewood Drive
           Pleasanton, CA 94588
           Attention: Robert Tarkoff, Esq.
           Telephone No.: 925-520-6000
           Telecopy No.: 925-520-6066

           with a copy to:

           Wilson Sonsini Goodrich & Rosati
           Professional Corporation
           650 Page Mill Road
           Palo Alto, California 94304-1050
           Attention: Larry W. Sonsini, Esq.
                   N. Anthony Jeffries, Esq.
           Telephone No.: (650) 493-9300
           Telecopy No.: (650) 493-6811

        (b) if to Company, to:

           Appnet, Inc.
           6707 Democracy Boulevard
           Suite 1000
           Bethesda, Maryland 20817
           Attention: Ken Bajaj
           Telephone No.: 301-493-8900
           Telecopy No.: 301-581-2488

           with a copy to:

           Mayer, Brown & Platt
           1675 Broadway
           New York, New York 10019
           Attention: James B. Carlson, Esq.
           Telephone No.: (212) 506-2515
           Telecopy No.: (212) 849-5515

    8.3  INTERPRETATION; KNOWLEDGE.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include,"

"includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    (b) For purposes of this Agreement, the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter.

    (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall a decline in the market price of an entity's publicly traded securities, general economic conditions or industry-wide developments generally affecting substantially all comparable companies constitute a Material Adverse Effect.

    (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

    8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    8.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in
Section 5.10.

    8.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    8.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this

Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

    8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                     *****

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                                       COMMERCE ONE

                                                       By:  /s/ MARK HOFFMAN
                                                            -----------------------------------------
                                                            Name: Mark Hoffman
                                                            Title: President and Chief Executive
                                                            Officer

                                                       CONSTITUTION ACQUISITION CORPORATION

                                                       By:  /s/ MARK HOFFMAN
                                                            -----------------------------------------
                                                            Name: Mark Hoffman
                                                            Title: President and Chief Executive
                                                            Officer

                                                       APPNET, INC.

                                                       By:  /s/ KEN BAJAJ
                                                            -----------------------------------------
                                                            Name: Ken Bajaj
                                                            Title: President and Chief Executive
                                                            Officer

                                                                         ANNEX B

                             STOCK OPTION AGREEMENT

    THIS STOCK OPTION AGREEMENT (this "AGREEMENT") is made and entered into as of June 20, 2000, among Commerce One, Inc., a Delaware corporation ("PARENT"), and Appnet, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

    A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization, dated the date hereof (the "REORGANIZATION AGREEMENT") which provides for the merger (the "MERGER") of a wholly-owned subsidiary of Parent ("MERGER SUB") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive Common Stock of Parent.

    B. As a condition to Parent's willingness to enter into the Reorganization Agreement, Parent has requested that Company agree, and Company has so agreed, to grant to Parent an option to acquire shares of Company's Common Stock, (together, the "COMPANY SHARES"), upon the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1. GRANT OF OPTION. The Company hereby grants to Parent an irrevocable option (the "OPTION") to acquire up to a number of Company Shares equal to 19.9% of the issued and outstanding shares as of the first date, if any, upon which an Exercise Event (as defined in Section 2(a) below) occurs (the "OPTION SHARES"), in the manner set forth below by paying cash at a price of $40.35 per share (the "EXERCISE PRICE").

    2.  EXERCISE OF OPTION; MAXIMUM PROCEEDS.

    (a) The Option may be exercised by Parent, in whole or in part, at any time or from time to time if the Reorganization Agreement is terminated pursuant to
Section 7.1(b), 7.1(d), 7.1(g) or 7.1(h) thereof and an event causing the Termination Fee to become payable pursuant to Section 7.3(b) of the Reorganization Agreement occurs (any of the events being referred to herein as an "EXERCISE EVENT"). In the event Parent wishes to exercise the Option, Parent will deliver to the Company a written notice (each an "EXERCISE NOTICE") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "CLOSING") will occur on a date and at a time prior to the termination of the Option designated by Parent in an Exercise Notice delivered at least two business days prior to the date of such Closing, which Closing will be held at the principal offices of the Company.

    (b) The Option will terminate upon the earliest of (i) the Effective Time,
(ii) twelve (12) months following the date on which the Reorganization Agreement is terminated pursuant to Section 7.1(b), 7.1(d) or 7.1(g) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(b)(ii) of the Reorganization Agreement has occurred, (iii) twelve (12) months following the date on which the Reorganization Agreement is terminated pursuant to Section 7.1(h) thereof, (iv) in the event the Reorganization Agreement has been terminated pursuant to Section 7.1(b), 7.1(d) or 7.1(g) thereof and the Termination Fee became payable pursuant to Section 7.3(b)(ii) thereof, twelve
(12) months after payment of the Termination Fee; and (v) the date on which the Reorganization Agreement is terminated for any other reason if neither a Triggering Event nor the announcement of an Acquisition Proposal by a third party occurred on or prior to the date of such termination; PROVIDED, HOWEVER, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

    3. CONDITIONS TO CLOSING. The obligation of Company to issue Option Shares to Parent hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

    4. CLOSING. At any Closing, (A) the Company will deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 9 hereof, against delivery of (B) payment by Parent to the Company of the aggregate purchase price for the Company Shares so designated and being purchased by delivery of a certified check or bank check.

    5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Company represents and warrants to Parent that (A) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms; (D) except for any filings required under the HSR Act, the Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Parent; (F) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except in the case of clause (ii) or (iii) above, for any such conflicts, breaches, violations, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (G) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except compliance with applicable requirements of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act or where the failure to obtain such approvals, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    6.  CERTAIN RIGHTS.

    (a) PARENT PUT. At the request of and upon notice by Parent (the "PUT NOTICE"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "PURCHASE PERIOD"), the Company (or any successor entity thereof) will purchase from Parent the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by subparagraph (iii) below), and the Option Shares, if any, acquired by Parent pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by subparagraph (iii) below):

        (i) The difference between the "MARKET/TENDER OFFER PRICE" for the Company Shares as of the date Parent gives notice of its intent to exercise its rights under this Section 6(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any Acquisition Proposal which was made prior to such date and (B) the highest closing sale price of Company Shares then on the Nasdaq National Market during the 20 trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the Company.

        (ii) The Exercise Price paid by Parent for Company Shares acquired pursuant to the Option PLUS the difference between the Market/Tender Offer Price and such Exercise Price (but only if the Market/Tender Offer Price is greater than the Exercise Price) multiplied by the number of Company Shares so purchased.

       (iii) Notwithstanding subparagraphs (i) and (ii) above, pursuant to this
    Section 6 Company will not be required to pay Parent in excess of an aggregate of (x) $52,462,000 PLUS (y) the Exercise Price paid by Parent for Company Shares acquired pursuant to the Option MINUS (z) any amounts paid to Parent by the Company pursuant to Section 7.3(b) of the Reorganization Agreement.

    (b) PAYMENT AND REDELIVERY OF OPTION OR SHARES. In the event Parent exercises its rights under Section 6(a), the Company will, within five business days after Parent delivers notice pursuant to Section 6(a), pay the required amount to Parent in immediately available funds and Parent will surrender to the Company the Option and the certificates evidencing the Company Shares purchased by Parent pursuant thereto.

    7.  REGISTRATION RIGHTS.

    (a) Following the termination of the Reorganization Agreement, Parent (sometimes referred to herein as the "HOLDER") may by written notice (a "REGISTRATION NOTICE") to the Company (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "REGISTRABLE SECURITIES") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "OPTION PRICE" equal to the product of (i) the number of Registrable Securities so purchased and
(ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principle executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

    (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; PROVIDED, HOWEVER, that the Holder will not be entitled to more than an aggregate of three effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 120 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 7 will again be applicable to any proposed registration. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; PROVIDED, HOWEVER, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

If Registrant effects a registration under the Securities Act of Company Common Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will allow Holder the right to participate in such registration by selling its Registrable Securities, and such participation will not affect the obligation of Registrant to effect demand registration statements for Holder under this Section 7; PROVIDED that, if the managing underwriters of such offering advise Registrant in writing that in their opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Registrant will include the shares requested to be included therein by Holder pro rata with the shares intended to be included therein by Registrant.

    (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder.

    (d) A registration effected under this Section 7 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

    (e)  INDEMNIFICATION.

        (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of
    Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; PROVIDED, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

        (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; PROVIDED, that in no event will any indemnity under this Section 7(e) exceed the net proceeds of the offering received by the Holder.

       (iii) Each party entitled to indemnification under this Section
    7(e) (the "INDEMNIFIED PARTY") will give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and PROVIDED FURTHER, HOWEVER, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

    8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that Parent will receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

    9. RESTRICTIVE LEGENDS. Each certificate representing Option Shares issued to Parent hereunder will include a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE

    REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JUNE 20, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

    It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

    10. LISTING AND HSR FILING. The Company, upon the request of Parent, will promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Company Shares subject to the Option at the earliest possible date.

    11. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 7 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 7 will not be required to bear the legend set forth in Section 9.

    12. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

    13. ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

    14. FURTHER ASSURANCES. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    15. VALIDITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

    16. NOTICES. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

        (a) if to Parent, to:

           Commerce One, Inc.
           4440 Rosewood Drive
           Pleasanton, California 94588
           Attention: Robert Tarkoff
           Telephone No.: 925-520-6000
           Telecopy No.: 925-520-6066

           with a copy to:

           Wilson, Sonsini, Goodrich & Rosati, P.C.
           650 Page Mill Road
           Palo Alto, California 94304-1050
           Attention: Larry W. Sonsini, Esq.
                    N. Anthony Jeffries, Esq.
           Telephone No.: (650) 493-9300
           Telecopy No.: (650) 493-6811

        (b) if to the Company, to:

           Appnet, Inc.
           6707 Democracy Boulevard
           Suite 1000
           Bethesda, Maryland 20817
           Attention: Ken Bajaj
           Telephone No.: 301-493-8900
           Telecopy No.: 301-581-2488

           with a copy to:

           Mayer, Brown & Platt
           1675 Broadway
           New York, NY 10019
           Attention: James B. Carlson
           Telephone No.: 212-506-2515
           Telecopy No.: 212-849-5515

    17. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

    18. EXPENSES. Except as otherwise expressly provided herein or in the Reorganization Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

    19. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    20. ASSIGNMENT. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

    21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                                       COMMERCE ONE

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       APPNET, INC.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                   [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

                                                                         ANNEX C

                                    FORM OF
                                VOTING AGREEMENT

    THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June 20, 2000, among Commerce One, Inc., a Delaware corporation ("PARENT"), and the undersigned stockholder and/ or option holder (the "STOCKHOLDER") of Appnet, Inc., a Delaware corporation (the "COMPANY").

    WHEREAS, the Company, Sub (as defined below), Parent and certain other parties have entered into an Agreement and Plan of Merger and Reorganization (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Constitution Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB") into the Company. Pursuant to the Merger, all issued and outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement;

    WHEREAS, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

    WHEREAS, in consideration of the execution of the Reorganization Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

    NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

    1. CERTAIN DEFINITIONS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

    (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) twenty (20) days following such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

    (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

    (c) "SHARES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

    (d) TRANSFER. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

    2.  TRANSFER OF SHARES.

    (a) TRANSFEREE OF SHARES TO BE BOUND BY THIS AGREEMENT. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Transfer is in accordance with any affiliate agreement between Stockholder and Parent contemplated by the Reorganization Agreement and each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as EXHIBIT A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement; provided, however, that following the record date for the Company Stockholders' Meeting, GTCR Fund VI, L.P. may distribute Shares to its constituent partners without the consent of Parent, and without the transferees of such Shares being bound by this Agreement (except to the extent an individual has executed this Agreement in his or her individual capacity) if at the time of such distribution there is no Acquisition Proposal for the Company pending, announced or under consideration by the Company.

    (b) TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

    3. AGREEMENT TO VOTE SHARES. At every meeting of the Stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the Stockholders of the Company, Stockholder (in its, his or her capacity as such) shall cause the Shares to be voted in favor of approval of the Reorganization Agreement and the Merger, in favor of each of the other transactions contemplated by the Reorganization Agreement, in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the prompt consummation of the Merger and other transactions contemplated by the Reorganization Agreement.

    4. AGREEMENT TO TENDER SHARES. Stockholder hereby agrees to tender, upon the request of Parent (and agrees that it will not withdraw), pursuant to and in accordance with the terms of the Reorganization Agreement, the Shares. Within five business days after the request of Parent, Stockholder shall (x) deliver to the depositary designated by Parent (i) a letter of transmittal with respect to the Shares complying with the terms of the Reorganization Agreement,
(ii) certificates representing of the Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Reorganization Agreement, and/or (y) instruct its broker or such other person who is the holder of record of any Shares beneficially owned by such Stockholder to tender such shares for exchange pursuant to the terms and conditions of the Reorganization Agreement.

    5. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder hereby revokes any and all previous proxies granted with respect to the Shares and agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

    6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Parent that such Stockholder (a) is the sole beneficial owner of the shares of Company Common Stock of the Company and the options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal (except as may be held by the Company), co-sale rights, charges or other encumbrances; (b) does not beneficially own any securities of the Company other than the shares of Company Common Stock of the Company and options and warrants to purchase shares of Capital Stock of the Company indicated on the final page of this Agreement; (c) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; and (d) the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby, will not (i) require the consent, waiver, approval, or authorization of any governmental authority or any other person or entity or (ii) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Stockholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Stockholder is subject or by which the Stockholder or any of Stockholder's property or assets is bound.

    7. ADDITIONAL DOCUMENTS. Stockholder (in its, his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

    8. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have. Stockholder further agrees to give such additional consents and waivers as may be reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have. As further clarification, but not limitation, of the foregoing, Stockholder further agrees to waive any registration rights it may have with respect to Stockholder's Shares (including piggyback registration rights) prior to the Expiration Date.

    9. LEGENDING OF SHARES. If so requested by Parent, Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Stockholder agrees that Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

    10. TERMINATION. This Agreement and the Proxies delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

    11.  MISCELLANEOUS.

    (a) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    (b) BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

    (c) AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (d) WAIVER. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. No failure or delay by any party in executing any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise hereof preclude any other or future exercise hereof or the exercise of any other right, power or privilege hereof.

    (e) SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

    (f) NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

If to Parent:         Commerce One, Inc.
                      1600 Riviera Avenue, Suite 200
                      Walnut Creek, California 94596
                      Attention: Robert Tarkoff
                      Telephone No.: (925) 941-6022
                      Facsimile No.: (925) 941-6066

With a copy to:       Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention: N. Anthony Jeffries, Esq.
                      Telephone: (650) 493-9300
                      Facsimile: (650) 493-6811

If to Stockholder:    To the address for notice set forth on the signature
                      page hereof.

    (g) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

    (h) ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

    (i) EFFECT OF HEADINGS. The Section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

    (j) FACSIMILE; COUNTERPARTS. This Agreement may be executed by facsimile and in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    (k) NO LIMITATION ON ACTIONS OF STOCKHOLDER AS DIRECTOR. Notwithstanding anything to the contrary in this Agreement, in the event Stockholder is a director of the Company, nothing in this Agreement is intended or shall be construed to require Stockholder, in Stockholder's capacity as a director of the Company, to act or fail to act in accordance with Stockholder's fiduciary duties in such capacity.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

COMMERCE ONE, INC.                             STOCKHOLDER

By:                                            By:
       -------------------------------------          -------------------------------------
         Signature of Authorized Signatory                          Signature

Name:                                          Name:
       -------------------------------------          -------------------------------------

Title:                                         Title:
       -------------------------------------          -------------------------------------

                                               --------------------------------------------

                                               --------------------------------------------
                                               Print Address

                                               --------------------------------------------
                                               Telephone

                                               --------------------------------------------
                                               Facsimile No.

                                               Shares beneficially owned:

                                               ------------------- shares of Company Common
                                               Stock

                                               -------------------shares of Company Common
                                               Stock issuable upon exercise of outstanding
                                               options or warrants

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                   EXHIBIT A

                               IRREVOCABLE PROXY

    The undersigned Stockholder of Appnet, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints Mark Hoffman, Peter Pervere and Rob Tarkoff and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

    This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Commerce One, Inc., a Delaware corporation ("PARENT") and the undersigned Stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "REORGANIZATION AGREEMENT"), among Parent, Constitution Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), and the Company. The Reorganization Agreement provides for the merger of the Sub with and into the Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

    The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of Stockholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Reorganization Agreement and the Merger, in favor of each of the other transactions contemplated by the Reorganization Agreement, in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the prompt consummation of the Merger or other transactions contemplated by the Reorganization Agreement.

    The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

    Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

    This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: ________________________, 2000

                                          Signature of Stockholder: ____________

                                          Print Name of Stockholder: ___________

                                          Shares beneficially owned:

                                          ____________ shares of Company Common
                                          Stock

                                          ____________ shares of Company Common
                                          Stock issuable upon exercise of
                                          outstanding options or warrants

                     [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                         ANNEX D

                                                                   June 20, 2000

The Board of Directors
AppNet, Inc.
6707 Democracy Boulevard
Suite 1000
Bethesda, MD 20817

Dear Members of the Board:

    We understand that Commerce One, Inc. ("Commerce One"), Constitution Acquisition Corp., a wholly owned subsidiary of Commerce One ("Sub"), and AppNet, Inc. ("AppNet") have entered into an Agreement and Plan of Merger and Reorganization, dated as of June 20, 2000 (the "Agreement"), pursuant to which Sub will merge with and into AppNet (the "Merger"), with AppNet as the survivor, and each outstanding share of common stock, par value $.01 per share ("AppNet Shares"), of AppNet (other than AppNet Shares already owned by Commerce One, Sub or any of their respective affiliates and AppNet Shares held in treasury by AppNet) will be converted into the right to receive 0.8 shares (the "Exchange Ratio") of common stock, par value $0.0001 per share ("Commerce One Shares") of Commerce One.

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of AppNet Shares of the Exchange Ratio. In connection with this opinion, we have:

    (i) Reviewed the financial terms and conditions of the Agreement;

    (ii) Analyzed certain historical business and financial information relating to AppNet and Commerce One;

    (iii) Reviewed various financial forecasts and other data provided to us by AppNet and Commerce One relating to their respective businesses;

    (iv) Held discussions with members of the senior management of AppNet and Commerce One with respect to the businesses and prospects of AppNet and Commerce One, respectively, and the strategic objectives of each and also the future prospects of the combined company and the strategic rationale regarding the merger;

    (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the businesses of AppNet and Commerce One;

    (vi) Reviewed the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of business we believe to be generally comparable to those of AppNet;

    (vii) Reviewed the historical stock prices and trading volumes of the AppNet Shares and the Commerce One Shares; and

    (viii)Conducted such other financial studies, analyses and investigations as we deemed appropriate.

    In conducting our analysis and in arriving at our opinion as expressed herein, we have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the properties, assets or liabilities of AppNet or Commerce One, or concerning the solvency or fair value (within the context of a solvency analysis) of either of the foregoing entities. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of AppNet and Commerce One as to the future financial performance of AppNet and Commerce One, respectively. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. In addition, we are not expressing any opinion as to the prices at which the Commerce One Shares may trade following the date of this opinion.

    Further, our opinion is necessarily based on accounting standards, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    In rendering our opinion, we have assumed, with your consent, that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by AppNet, and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on AppNet or Commerce One. Our opinion does not address the relative merits of the transactions contemplated by the Agreement as compared to any alternative business transaction that might be available to AppNet.

    Lazard Freres & Co. LLC is acting as investment banker to AppNet in connection with the Merger and will receive a fee for our services, which fee is contingent upon the consummation of the Merger.

    Our engagement and the opinion expressed herein are for the benefit of AppNet's Board of Directors and our opinion is rendered in connection with its consideration of the Exchange Offer and the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of AppNet Shares as to how any such holder should vote such holder's AppNet Shares in connection with the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

    Based upon and subject to the foregoing, we are of the opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of AppNet Shares.

                                          Very truly yours,
                                          LAZARD FRERES & CO. LLC

                                                       By:
                                                            -----------------------------------------
                                                            Paul J.S. Haigney
                                                            Managing Director

                                                                         ANNEX E

                          FORM OF AFFILIATE AGREEMENT

    This Affiliate Agreement ("AGREEMENT"), dated June 20, 2000, is by and among Commerce One, Inc., a Delaware corporation ("PARENT") and the undersigned shareholder ("AFFILIATE") of Appnet, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

    WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, Constitution Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), and certain other parties have entered into an Agreement and Plan of Merger and Reorganization, as amended (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Sub with and into the Company (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Reorganization Agreement).

    WHEREAS, pursuant to the Merger, at the Effective Time, the issued and outstanding shares of the Company's Common Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Parent Common Stock as set forth in the Reorganization Agreement.

    WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "SEC"), although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of the Company.

    WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent and its respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

    2. AFFILIATE REPRESENTATIONS AS TO OWNERSHIP. Affiliate is the sole record owner and beneficial owner of the number of shares of Company Common Stock set forth next to its, his or her name on the signature page hereto (the "SHARES"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of refusal of any kind except for a right of first refusal in favor of the Company. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Affiliate is a party or by which it is bound obligating Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Company capital stock owned, beneficially or of record, by Affiliate. The Shares are not subject to preemptive rights created by any agreement to which Affiliate is a party. Affiliate has not engaged in any sale or transfer of the Shares in contemplation of the Merger. All shares of Company capital stock acquired by Affiliate subsequent to the date hereof shall be deemed "Shares" for purposes of this Agreement and shall be subject to the provisions of this Agreement as if held by Affiliate on the date hereof.

    3.  COMPLIANCE WITH RULE 145 AND THE SECURITIES ACT.

    (a) Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (x) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (y) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

    (b) Parent will give stop transfer instructions to its transfer agent with respect to the Parent Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(D) OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

    The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the Shares by the holder thereof is no longer subject to Rule 145.

    4. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

    5. NOTICES. Any notice or other communication required or permitted to be delivered to Parent or Affiliate under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice to the other party):

If to Parent:     Commerce One, Inc.
                  1600 Riviera Avenue, Suite 200
                  Walnut Creek, California 94596
                  Attention: Robert Tarkoff
                  Telephone No.: (925) 941-6022
                  Facsimile No.: (925) 941-6066

If to Affiliate:  To the address for notice set forth on the signature page hereto.

    6.  MISCELLANEOUS.

    (a) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    (b) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

    (c) WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    (d) CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    (e) FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

    (f) ENTIRE AGREEMENT. This Agreement, the Reorganization Agreement and the other Related Agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

    (g) AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Affiliate.

    (h) BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.

    (i) SURVIVAL. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

    (j) FACSIMILE; COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Agreement to be duly executed on the date and year first above written:

COMMERCE ONE, INC.

By:
     ----------------------------------------
Name:
Title:

AFFILIATE

By:
     ----------------------------------------
Name of Affiliate:
Name of Signatory (if different from
Affiliate:

Title of Signatory
(if applicable):

Affiliate's Address for Notice:

---------------------------------------------

---------------------------------------------

---------------------------------------------

    Number of shares of the Company's Common Stock beneficially owned by
Affiliate:

    Number of shares of the Company's Common Stock subject to options or warrants beneficially owned by Affiliate:

                    [SIGNATURE PAGE TO AFFILIATE AGREEMENT]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

    Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

    Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

    Article Ninth of the Amended and Restated Certificate of Incorporation of the Registrant provides in effect that, subject to certain limited exceptions, the Registrant may indemnify its directors and officers to the extent authorized or permitted by the Delaware Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS.

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
         2.1            Agreement and Plan of Reorganization, dated as of June 20,
                        2000, by and among Commerce One, Inc., Constitution
                        Acquisition Corp and AppNet, Inc. (included as Annex A to
                        the proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference).
         2.2            Stock Option Agreement, dated as of June 20, 2000, by and
                        between Commerce One, Inc. and AppNet, Inc. (included as
                        Annex B to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by
                        reference.)
         2.3            Form of Voting Agreement (included as Annex C to the proxy statement-prospectus forming a part of this Registration
                        Statement and incorporated herein by reference.)
         2.4            Form of Affiliate Agreement (included as Annex E to the
                        proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference.)
         3.1(1)         Amended and Restated Certificate of Incorporation of the
                        Registrant.
         3.2(2)         Amended and Restated Bylaws of the Registrant.
         4.1(3)         Specimen Common Stock Certificate.
         5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation, regarding validity of securities being
                        registered.
         8.1            Form of opinion of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation regarding certain tax aspects of
                        the merger.
         8.2            Form of opinion of Mayer, Brown & Platt regarding certain
                        tax aspects of the merger.
        23.1            Consent of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation (included as part of its opinion filed as
                        Exhibit 5.1 and incorporated herein by reference.)
        23.2            Consent of Ernst & Young LLP, Independent Auditors.
        23.3            Consent of Arthur Andersen LLP, Independent Public
                        Accountants.
        23.4            Consent of Lazard Freres & Co. LLC.
        24.1            Power of Attorney (included on the signature page of this
                        Form S-4 and incorporated herein by reference).
        99.1            Opinion of Lazard Freres & Co. LLC (included as Annex D to the proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference.)
        99.2            Form of proxy card of AppNet, Inc.

------------------------

(1) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q (File No. 000-26453), filed on November 12, 1999.

(2) Incorporated by reference to the identically numbered exhibit filed as an exhibit to the Registrant's Annual Report on Form 10-K (File No. 000-26453) for the fiscal year ended December 31, 1999 (filed March 30, 2000).

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-76987), which became effective July 1, 1999.

(B) FINANCIAL STATEMENT SCHEDULES.

    The information required to be set forth herein is incorporated by reference.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

    (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on July 20, 2000.

                                                       COMMERCE ONE, INC.

                                                       By:  /s/ ROBERT M. TARKOFF
                                                            -----------------------------------------
                                                            Name: Robert M. Tarkoff
                                                            Title:  Senior Vice President, Corporate
                                                                  Development and General Counsel

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter F. Pervere and Robert M. Tarkoff and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       Chief Executive Officer and
                 /s/ MARK B. HOFFMAN                     Chairman of the Board
     -------------------------------------------         (Principal Executive         July 20, 2000
                   Mark B. Hoffman                       Officer)

                /s/ ROBERT M. KIMMITT
     -------------------------------------------       Vice Chairman and President    July 20, 2000
                  Robert M. Kimmitt

                                                       Senior Vice President and
                /s/ PETER F. PERVERE                     Chief Financial Officer
     -------------------------------------------         (Principal Financial         July 20, 2000
                  Peter F. Pervere                       Officer and Principal
                                                         Accounting Officer)

                  /s/ JOHN V. BALEN
     -------------------------------------------       Director                       July 20, 2000
                    John V. Balen

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                /s/ WILLIAM B. ELMORE
     -------------------------------------------       Director                       July 20, 2000
                  William B. Elmore

               /s/ KENNETH C. GARDNER
     -------------------------------------------       Director                       July 20, 2000
                 Kenneth C. Gardner

                 /s/ THOMAS GONZALES
     -------------------------------------------       Director                       July 20, 2000
                   Thomas Gonzales

               /s/ WILLIAM J. HARDING
     -------------------------------------------       Director                       July 20, 2000
                 William J. Harding

               /s/ DAVID H.J. FURNISS
     -------------------------------------------       Director                       July 20, 2000
                 David H.J. Furniss

                 /s/ NORIYOSHI OSUMI
     -------------------------------------------       Director                       July 20, 2000
                   Noriyoshi Osumi

                /s/ JAY M. TENENBAUM
     -------------------------------------------       Director                       July 20, 2000
                  Jay M. Tenenbaum

                /s/ JEFFREY T. WEBBER
     -------------------------------------------       Director                       July 20, 2000
                  Jeffrey T. Webber

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
         2.1            Agreement and Plan of Reorganization, dated as of June 20,
                        2000, by and among Commerce One, Inc., Constitution
                        Acquisition Corp and AppNet, Inc. (included as Annex A to
                        the proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference).
         2.2            Stock Option Agreement, dated as of June 20, 2000, by and
                        between Commerce One, Inc. and AppNet, Inc. (included as
                        Annex B to the proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by
                        reference.)
         2.3            Form of Voting Agreement (included as Annex C to the proxy statement-prospectus forming a part of this Registration
                        Statement and incorporated herein by reference.)
         2.4            Form of Affiliate Agreement (included as Annex E to the
                        proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference.)
         3.1(1)         Amended and Restated Certificate of Incorporation of the
                        Registrant.
         3.2(2)         Amended and Restated Bylaws of the Registrant.
         4.1(3)         Specimen Common Stock Certificate.
         5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation, regarding validity of securities being
                        registered.
         8.1            Form of opinion of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation regarding certain tax aspects of
                        the merger.
         8.2            Form of opinion of Mayer, Brown & Platt regarding certain
                        tax aspects of the merger.
        23.1            Consent of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation (included as part of its opinion filed as
                        Exhibit 5.1 and incorporated herein by reference.)
        23.2            Consent of Ernst & Young LLP, Independent Auditors.
        23.3            Consent of Arther Andersen LLP, Independent Public
                        Accountants.
        23.4            Consent of Lazard Freres & Co. LLC.
        24.1            Power of Attorney (included on the signature page of this
                        Form S-4 and incorporated herein by reference).
        99.1            Opinion of Lazard Freres & Co. LLC (included as Annex D to the proxy statement-prospectus forming a part of this
                        Registration Statement and incorporated herein by
                        reference.)
        99.2            Form of proxy card of AppNet, Inc.

------------------------

(1) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q (File No. 000-26453), filed on November 12, 1999.

(2) Incorporated by reference to the identically numbered exhibit filed as an exhibit to the Registrant's Annual Report on Form 10-K (File No. 000-26453) for the fiscal year ended December 31, 1999 (filed March 30, 2000).

(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-76987), which became effective July 1, 1999.